                                                                    Exhibit 10.3


                                                                  EXECUTION COPY

================================================================================













                               SERVICING AGREEMENT



                                     between

                      GE CAPITAL AVIATION SERVICES, LIMITED


                                       and

                          LEASE INVESTMENT FLIGHT TRUST










================================================================================





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                               SERVICING AGREEMENT
                                TABLE OF CONTENTS
                             (Not part of Agreement)

                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Definitions ...................................................1
SECTION 1.02.  Construction and Usage.........................................1


                                   ARTICLE II

                              APPOINTMENT; SERVICES

SECTION 2.01.  Appointment ...................................................1
SECTION 2.02.  Aircraft Asset Services........................................4
SECTION 2.03.  Notes Offerings................................................6
SECTION 2.04.  Compliance with Applicable Laws and
               GE Policies...................................................14
SECTION 2.05.  Limitations ..................................................15


                                   ARTICLE III

                    STANDARD OF CARE; CONFLICTS OF INTEREST;
                              STANDARD OF LIABILITY

SECTION 3.01.  Standard of Care..............................................17
SECTION 3.02.  Conflicts of Interest.........................................17
SECTION 3.03.  Standard of Liability.........................................20
SECTION 3.04.  Waiver of Implied Standard....................................21


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Aircraft Assets...............................................21
SECTION 4.02.  Aircraft Assets Related Documents.............................22
SECTION 4.03.  Accounts and Cash Flow........................................22
SECTION 4.04.  Organization and Standing.....................................22
SECTION 4.05.  Authority   ..................................................23
SECTION 4.06.  No Conflicts..................................................23
SECTION 4.07.  Compliance with Applicable Laws...............................24
SECTION 4.08.  Litigation; Decrees...........................................24
SECTION 4.09.  Appointments..................................................25
SECTION 4.10.  Authority   ..................................................25


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SECTION 4.11.  No Conflicts..................................................25
SECTION 4.12.  Compliance with Applicable Laws of
               Ireland.......................................................26


                                    ARTICLE V

                              SERVICER UNDERTAKINGS

SECTION 5.01.  Access .......................................................26
SECTION 5.02.  Compliance with Law...........................................27
SECTION 5.03.  Commingling ..................................................27
SECTION 5.04.  Restrictions on Exercise of Certain
               Rights........................................................27
SECTION 5.05.  Coordination with LIFT Group..................................27


                                   ARTICLE VI

                              UNDERTAKINGS OF LIFT

SECTION 6.01.  Cooperation ..................................................27
SECTION 6.02.  No Representation with Respect to
               Third Parties.................................................28
SECTION 6.03.  Related Document Amendments...................................28
SECTION 6.04.  Other Aircraft................................................28
SECTION 6.05.  Communications................................................28
SECTION 6.06.  Ratification..................................................29
SECTION 6.07.  Additional Aircraft Assets....................................29
SECTION 6.08.  Execution, Amendment, Modification or
               Termination of Aircraft Assets
               Related Documents.............................................29
SECTION 6.09.  Access to LIFT Group Information..............................30
SECTION 6.10.  LIFT Group Accounts and Cash
               Arrangements..................................................31
SECTION 6.11.  Notification of Bankruptcy....................................31
SECTION 6.12.  Further Assurances............................................32
SECTION 6.13.  Guarantees  ..................................................32
SECTION 6.14.  Transfers of Funds............................................32


                                   ARTICLE VII

                            LIFT GROUP RESPONSIBILITY

SECTION 7.01.  LIFT Group Responsibility.....................................32
SECTION 7.02.  Performance with Respect to Aircraft
               Assets........................................................33
SECTION 7.03.  Lease Operating Budget; Aircraft
               Asset Expenses Budget.........................................33


                                       ii
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SECTION 7.04.  Transaction Approval Requirements.............................35
SECTION 7.05.  Approved Budgets and Transaction
               Approval Requirements.........................................38


                                  ARTICLE VIII

                                  EFFECTIVENESS

SECTION 8.01.  Effectiveness.................................................39


                                   ARTICLE IX

                        SERVICING FEES; EXPENSES; TAXES;
                           PRIORITY OF SERVICING FEES

SECTION 9.01.  Servicing Fees................................................39
SECTION 9.02.  Monthly Base Fee..............................................39
SECTION 9.03.  Rent Fees ....................................................39
SECTION 9.04.  Sales Fee ....................................................41
SECTION 9.05.  Additional Servicing Fees.....................................41
SECTION 9.06.  Expenses .....................................................43
SECTION 9.07.  Taxes ........................................................43
SECTION 9.08.  Priority of Payments to Servicer..............................48


                                    ARTICLE X

                     TERM; RIGHT TO TERMINATE; RESIGNATION;
                    CONSEQUENCES OF EXPIRATION, TERMINATION,
              RESIGNATION OR REMOVAL; CERTAIN TAX MATTERS; SURVIVAL

SECTION 10.01.  Term ........................................................48
SECTION 10.02.  Right to Terminate...........................................49
SECTION 10.03.  Resignation or Removal.......................................54
SECTION 10.04.  Consequences of Expiration,
                Termination, Resignation or Removal..........................55
SECTION 10.05.  Survival ....................................................57


                                   ARTICLE XI

                                 INDEMNIFICATION

SECTION 11.01.  Indemnity  ..................................................58
SECTION 11.02.  Procedures for Defense of Claims.............................59
SECTION 11.03.  Reimbursement of Costs.......................................60
SECTION 11.04.  Waiver of Certain Claims; Special
                Indemnity....................................................60
SECTION 11.05.  Waiver of Certain Accounting Claims; Special


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                Indemnity....................................................61
SECTION 11.06.  Continuing Liability under Other
                Agreements...................................................61


                                   ARTICLE XII

                            ASSIGNMENT AND DELEGATION

SECTION 12.01.  Assignment and Delegation....................................62


                                  ARTICLE XIII

                                  MISCELLANEOUS

SECTION 13.01.  Documentary Conventions......................................63
SECTION 13.02.  Power of Attorney............................................63
SECTION 13.03.  Reliance   ..................................................63
SECTION 13.04.  Certain Information..........................................63
SECTION 13.05.  Original Aircraft............................................64
SECTION 13.06.  Amendments Involving Leveraged
                Lease Transactions...........................................64


SCHEDULES

Schedule 2.02(a)        Aircraft Assets Services
Schedule 2.02(a)(i)     Applicable Indenture Covenants
Schedule 2.02(a)(ii)    Form of Officer's Certificate
Schedule 4.01           Aircraft Assets
Schedule 4.02           Aircraft Assets Related Documents
Schedule 4.03           Bank Accounts
Schedule 4.04(a)        List of Persons within the LIFT Group and Jurisdictions
Schedule 7.01           Responsibilities of LIFT Group
Schedule 7.04           Liabilities Incurred in Ordinary Course of Business
Schedule 8.01           Conditions to Execution
Schedule 9.06(a)        Overhead Expenses
Schedule 9.06(b)        Categories of Aircraft Asset Expenses
Schedule 13.02          Power of Attorney


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ANNEXES

Annex 1                 Insurance Guidelines
Annex 2                 Concentration Limits


APPENDICES

Appendix A              Construction and Usage; Definitions
Appendix B              Form of Guarantee
Appendix C              Notices



                                       v
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                                    SERVICING AGREEMENT dated as of June 26,
                           2001, between GE CAPITAL AVIATION SERVICES, LIMITED, a company incorporated under the laws of Ireland (the "Servicer") and LEASE INVESTMENT FLIGHT TRUST, a Delaware statutory business trust ("LIFT").

                  For the consideration set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Servicer and LIFT agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in Appendix A.

                  SECTION 1.02. CONSTRUCTION AND USAGE. The conventions of construction and usage set forth in Appendix A are incorporated by reference herein.


                                   ARTICLE II

                              APPOINTMENT; SERVICES

                  SECTION 2.01. APPOINTMENT. (a) LIFT appoints the Servicer as the exclusive provider of the Services (as defined in Section 2.02(a)) to (1) LIFT, (2) Subsidiaries of LIFT and (3) Affiliates of LIFT in which LIFT or any of its Subsidiaries has a direct or indirect ownership interest (collectively, the "LIFT GROUP") in respect of the Aircraft Assets on the terms and subject to the conditions set forth in this Agreement. In furtherance of the foregoing, the parties hereto acknowledge and agree that, notwithstanding any other provision of this Agreement, without the consent of the Servicer, LIFT shall not, and shall not permit any Person within the LIFT Group and any agent of any thereof, including the Administrative Agent, to, contact directly or otherwise have any direct dealings with any Lessee or any relevant third party with respect to any Aircraft Asset (which, as provided in the definition of "Aircraft Assets", the parties understand shall not include any


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                                                                               2

                               SERVICING AGREEMENT

Aircraft Asset (x) that shall have ceased to be an Aircraft Asset in accordance with the provisions of Sections 2.04(b) or 3.02(d), but shall include any Former Aircraft Asset that shall have become an Aircraft Asset pursuant to Section 6.07 of the Servicing Agreement or (y) in respect of which the obligation of the Servicer to provide Services shall have been terminated in accordance with
Article X) (such contact or other direct dealing, a "LESSEE CONTACT") to the extent that such Lessee Contact constitutes, or involves taking any action that constitutes, the provision or performance of any Services (to such extent, a "RESTRICTED LESSEE CONTACT"). Notwithstanding the foregoing, in the event that LIFT or, in the case of clauses (iv) or (v) below only, any holder of any Beneficial Interest Certificates reasonably believes that it shall be necessary for there to be a Restricted Lessee Contact under circumstances in which one of the following clauses is applicable:

                  (i) during the period (x) commencing upon the occurrence of an Event of Default under Section 4.01 of the Indenture in respect of the payment of interest on any Class A Note (as defined in the Indenture) due to an insufficiency of funds in the Collection Account on the relevant date, which Event of Default (1) shall have occurred on a date on which no amount is available for drawing under any Credit Facility (as defined in the Indenture) in respect thereof and (2) shall have continued unremedied for 60 days and (y) ending upon the remedying of such Event of Default;

                  (ii) following the occurrence of an Event of Default (other than one referred to in clause (i) of this Section 2.01(a)) under the Indenture and, other than in respect of an Event of Default under Sections 4.01(e) or 4.01(f) of the Indenture, the issuance of a Default Notice (pursuant to which the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall become due and payable) in accordance with the terms of the Indenture, and provided that at the time of such Event of Default at least 10 Aircraft Assets shall not be subject to Leases and each such Aircraft Asset shall have been off-lease and reasonably available for re-lease (including in the possession of the Servicer, together with the related Aircraft Documents) during the three-month period ending on the date of such Event of Default;
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                               SERVICING AGREEMENT

                  (iii) in respect of any claim for indemnification made by the Servicer under this Agreement in respect of a Loss incurred by the Servicer related to a Lessee;

                  (iv) to discharge LIFT's, or such holder's, as the case may be, obligations under Applicable Law including any requirement to file any report with any governmental authority or to respond to any court order or to prosecute or defend any suit;

                  (v) to respond to requests from LIFT's or such holder's, as the case may be, auditors;

                  (vi) to enable LIFT to discharge its obligations under Article VII;

                  (vii) to enable the Administrative Agent to monitor the Servicer's performance under this Agreement in accordance with the express terms of the Administrative Agency Agreement;

                  (viii) to enable LIFT to perform its express obligations under the Indenture and Security Trust Agreement including, without limitation, LIFT's obligations under Sections 5.02 and 5.03 of the Indenture and Sections 2.06 and 3.01 of the Security Trust Agreement; or

                  (ix) the Servicer's material failure to perform a Service which involves a Lessee and necessitates a Lessee Contact, which material failure continues unremedied for 30 days after the Servicer's receipt of written notice of such material failure from LIFT and which if left unremedied would have a Material Adverse Effect on the LIFT Group taken as a whole;

then LIFT shall deliver a written notice to the Servicer setting forth in reasonable detail the reasons for such Restricted Lessee Contact (including which of the foregoing clauses (i) through (ix) is applicable thereto) and the specifics of such Restricted Lessee Contact. In the case of clauses (i) and (ii) and (iv) through (viii) above, after receipt of such notice, the Servicer shall promptly notify LIFT whether the Servicer will itself make such Restricted Lessee Contact, or whether a Person within the LIFT Group or agent of any thereof, including the Administrative Agent, should make such Restricted Lessee Contact. In the case of clauses (iii) and (ix) above, after delivering such notice to the Servicer, any

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                                                                               4



                               SERVICING AGREEMENT


Person within the LIFT Group shall be permitted to make such Restricted Lessee Contact directly itself or through any agent, including the Administrative Agent. In making any Restricted Lessee Contact LIFT shall not, and shall not permit any Person within the LIFT Group or any agent of any thereof, including the Administrative Agent, to interfere with the Servicer's performance of any Services.

                  (b) The Servicer hereby accepts its appointment pursuant to the first sentence of Section 2.01(a) and agrees to perform the Services on the terms and subject to the conditions set forth in this Agreement.

                  SECTION 2.02. AIRCRAFT ASSET SERVICES. (a) The Services to be provided by the Servicer in respect of the Aircraft Assets are as set forth in
Schedule 2.02(a) (the "SERVICES"), the provisions of which Schedule 2.02(a) are hereby incorporated herein by reference.

                  (b) LIFT has advised the Servicer that each Person within the LIFT Group has appointed LIFT to act as its representative with respect to any matter in respect of which LIFT has or any other Person within the LIFT Group is required or permitted to take any action pursuant to the terms of this Agreement. Accordingly, in connection with the performance of the Services, the Servicer shall in all cases be entitled to rely on the instructions (or other actions) of LIFT as representative of each Person within the LIFT Group. The Servicer shall not be liable to any Person within the LIFT Group or any other Person for any act taken or omission to act in accordance with such instructions (or other actions), except to the extent otherwise provided in Section 3.03 and
Article XI. The Servicer shall in all cases be entitled to rely upon the instructions (or other actions) of LIFT and upon notices, reports or other communications (whether written or oral) made by any Lessee or any other Person (other than any Affiliate of the Servicer) in or concerning any Aircraft Assets, Aircraft Assets Related Document or any document in connection therewith and shall not be responsible for the accuracy or completeness of any such notices, reports or other communications.

                  (c) LIFT has advised the Servicer that it has appointed the Administrative Agent, on a revocable basis, to, among other things, act on its behalf in connection with any actions required or permitted to be taken by LIFT on its own behalf or on behalf of any other Person

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                               SERVICING AGREEMENT


within the LIFT Group (including as provided in Section 2.02(b)) pursuant to the terms of this Agreement. Accordingly, in connection with the performance of the Services, unless earlier notified in writing by LIFT that the Administrative Agent's appointment to act on behalf of LIFT has been revoked or terminated, the Servicer shall in all cases be entitled to rely on the instructions (or other actions) of the Administrative Agent; PROVIDED, HOWEVER, that the Servicer shall not be obliged to act upon the instructions of, or with respect to, the Administrative Agent unless the Servicer consented to the appointment of such Administrative Agent in writing, which consent shall not be unreasonably withheld (it being understood that the Servicer may consider, among other factors, whether the proposed Administrative Agent is a Competitor). The Servicer hereby consents to the appointment of Phoenix American Financial Services, Inc. as the initial Administrative Agent. The appointment of the Administrative Agent to act on behalf of LIFT shall in no way limit or otherwise derogate from the Servicer's right to rely on the instructions (or other actions) of LIFT as set forth in Section 2.02(b). Without limiting the foregoing, until such time as the Servicer has been notified in writing that the Administrative Agent's appointment has been revoked or terminated, in all circumstances requiring the direction, consent or approval of, or the delivery of any notices or other communications to, LIFT hereunder, the Servicer shall only be required to seek the direction, consent or approval of, or deliver any such notices or other communications to, the Administrative Agent. The Servicer shall not be liable to any Person within the LIFT Group or any other Person for any act taken or omission to act in accordance with the instructions (or other actions) of the Administrative Agent, except to the extent otherwise provided in
Section 3.03 and Article XI. LIFT agrees with the Servicer that the Administrative Agency Agreement shall not be amended by the parties thereto in any manner that may, directly or indirectly, affect the Servicer's rights, obligations or liabilities (or potential liabilities) under this Agreement or with respect to the Administrative Agency Agreement or otherwise without the Servicer's prior written consent.

                  (d) Except as otherwise provided in Sections 2.04(b), 3.02(c), 3.02(d) and 10.04, LIFT agrees not to (and not to permit any other Person within the LIFT Group to) appoint any third party service provider with respect to any Aircraft Asset without the prior written consent of the Servicer; PROVIDED, HOWEVER, that

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                                                                               6

                               SERVICING AGREEMENT


the Servicer's prior written consent is not required with respect to the appointment by any Person within the LIFT Group of any legal, accounting, insurance, valuation or other similar service providers to perform services not included within the Services.

                  (e) The Servicer shall in all cases be entitled to rely on the instructions (or other actions) of any Person that the Servicer reasonably believes to be authorized to act on behalf of LIFT or the Administrative Agent and shall not be liable to any Person within the LIFT Group for any act taken or omission to act in accordance with such instructions (or other actions), except to the extent otherwise provided in Section 3.03 and Article XI.

                  (f) Notwithstanding anything contained in this Agreement to the contrary, the Servicer shall not be required to perform any Service (or any other service) with respect to any Aircraft Asset unless and until a true and complete copy of all Aircraft Assets Related Documents has been delivered to the Servicer or other written notice thereof has been provided to the Servicer. Without limiting the foregoing, the Servicer acknowledges that, in connection with its provision of services with respect to the Original Aircraft, it is in possession of various Aircraft Assets Related Documents that were received by the Servicer prior to the date hereof.

                  (g) LIFT agrees not to (and not to permit any other Person within the LIFT Group to) enter into any agency agreements relating to the procurement of lessees for the Aircraft Assets (or agreements similar thereto) without the prior written consent of the Servicer.

                  SECTION 2.03. NOTES OFFERINGS. (a)(i) In connection with the public or private offering and sale (whether within the United States, outside of the United States or both within and outside of the United States) after the Closing Date of any newly issued or outstanding Notes, as the case may be, by
(x) LIFT or (y) any other Person, pursuant to which any Person within the LIFT Group is required to file, or assist in the filing of, any registration statement with the United States Securities and Exchange Commission or prepare and distribute, or assist in the preparation and distribution of, a private placement memorandum or other securities offering document (any such offering and sale, including, without limitation, the Initial Exchange Offer and any other Exchange Offer, being hereinafter referred to

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                                                                               7


                               SERVICING AGREEMENT


herein as a "NOTES OFFERING"), LIFT will provide (or cause its advisors to provide, as the case may be) the Servicer and its advisors drafts of, and a reasonable time to review, each registration statement (including the form of prospectus therein) or private placement memorandum or other securities offering document, as the case may be, and each amendment or supplement to any thereof relating to any such Notes Offering (the "PROSPECTUS") and will use its best efforts to incorporate the comments, if any, provided by the Servicer with respect to the Servicer or any of its Affiliates or their respective roles in connection with any such Notes Offering (it being understood that the Servicer and its Affiliates have the right, but not the obligation, to comment thereon). LIFT will not, and will not permit any Person within the LIFT Group to, file, or assist in the filing of, any such Prospectus with any governmental agency or otherwise publicly disclose (it being understood that disclosures to Persons having registration rights that were granted by LIFT with respect to any Notes shall not be considered public disclosures) the contents of such Prospectus without the Servicer's prior consent (which consent must be written only with respect to, in the case of any Prospectus that is filed with the United States Securities and Exchange Commission, the last Prospectus filed prior to or concurrently with the filing of a request for acceleration of effectiveness of the related registration statement or post-effective amendment thereto or, in the case of any Prospectus that is not filed with the United States Securities and Exchange Commission, the version of the Prospectus to be delivered in connection with the sale, or confirmation of sale, of any Notes, as the case may
be) as to those portions of any such Prospectus relating to the Servicer or any of its Affiliates (the "SERVICER DISCLOSURE", which term shall include, without limitation, the Servicer Information), which consent shall not be unreasonably withheld or delayed.

                  (ii) LIFT understands and agrees that the Servicer has the right to approve any information in any Prospectus relating to the Servicer or any Affiliate thereof and that LIFT will not permit the inclusion in any such Prospectus of (x) any financial statements or financial data relating to the Servicer or any Affiliate thereof, (y) performance or related data with respect to the Servicer's management of aircraft directly or indirectly owned by any Person within the LIFT Group or any other Person's aircraft or other assets or
(z) information relating to aircraft that do not comprise


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                                                                               8


                               SERVICING AGREEMENT


Aircraft Assets owned or managed by the Servicer or any of its Affiliates (except and to the extent that the quantities and types of aircraft currently owned or managed by the Servicer are disclosed in a form and substance substantially similar to that set forth under the captions "LIFT--Servicer Operations" in the final offering circular dated June 13, 2001, relating to LIFT and the Notes (the "FINAL PROSPECTUS"). Notwithstanding the foregoing, the Servicer agrees (A) that, subject to its prior review and updating, any Prospectus may include Servicer Disclosure substantially identical to that contained in the Final Prospectus and (B) to respond with any comments it may have on any Servicer Disclosure reasonably promptly following LIFT's delivery of drafts of the entire Prospectus, including any Servicer Disclosure, to the Servicer. LIFT will also provide (or cause its Affiliates or advisors to provide, as the case may be) the Servicer with copies of, and an opportunity to review, any marketing and marketing related materials produced in connection with any Notes Offering. LIFT will not distribute any such marketing materials (or disseminate, or permit the dissemination of, the information contained therein) including information relating to the Servicer or any of its Affiliates without the Servicer's prior written consent, which consent shall not be unreasonably withheld, as to those portions of any such marketing materials relating to the Servicer or any of its Affiliates. The Servicer agrees to respond with any comments it may have on any such marketing materials reasonably promptly following LIFT's delivery of copies thereof to the Servicer.

                  (iii) LIFT agrees that it will use its commercially reasonable efforts to cause its legal, accounting and other technical advisors to include the Servicer and such Affiliates of the Servicer as the Servicer designates as addressees of any opinions and/or comfort letters being provided to any Person within the LIFT Group and/or any underwriters in connection with any Notes Offering.

                  (iv) LIFT agrees that each Prospectus will include disclosure, in form and substance satisfactory to the Servicer, of all disclaimers, waivers of liability and indemnification pertaining to the Servicer or any of its Affiliates in connection with this Agreement and any related Notes Offering.

                  (b) LIFT agrees that, in connection with customary marketing activities related to any Notes

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                                                                               9


                               SERVICING AGREEMENT


Offering, the Servicer and its Affiliates shall be present at such marketing activities solely in the Servicer's capacity as Servicer with respect to the Aircraft Assets pursuant to this Agreement. LIFT agrees that on any so-called roadshow the Servicer's only obligation shall be, to the extent necessary, to discuss the factual matters relating to its role as servicer hereunder and the Aircraft Assets which are the subject hereof, including discussing information contained in the Prospectus with respect to such assets relating to types of aircraft, aircraft maintenance and aircraft leases. Notwithstanding the foregoing, the Servicer shall not be required to make any presentations with respect to, or to comment upon, its views of future trends in the aviation industry, including future trends relating to types of aircraft, particular lessees or expected aircraft lease rates or values, or to provide opinions, forecasts, predictions or prospects relating thereto (or to the Aircraft Assets). LIFT agrees that no more than two (2) members of the Servicer's management, the identity of which members and the schedule of any activities in which such members are to participate are to be mutually agreed upon by LIFT and the Servicer from time to time, shall be required to be present at any customary road show activities related to any Notes Offering (it being understood that if reasonably requested by LIFT, the Servicer will provide, subject to availability, up to an aggregate of four (4) members of its management). In no event shall a representative of the Servicer be required to attend any roadshow without representatives of LIFT, the Administrative Agent and the underwriters.

                  (c) LIFT will invite the Servicer to attend, on reasonable prior notice, all meetings (or portions thereof) with rating agencies relating to any Notes Offering, will provide the Servicer a reasonable period of time to review and comment upon any written materials relating to the Servicer or any of its Affiliates prior to submission thereof to any rating agency and will provide the Servicer with copies of all documents received from any such rating agencies relating to the Servicer or any of its Affiliates. LIFT agrees that, in furtherance of the foregoing, it will not submit any materials to any rating agency relating to the Servicer or any of its Affiliates without the Servicer's prior consent, which consent shall be in writing and not unreasonably withheld or delayed.

                  (d) LIFT understands, acknowledges and agrees that the Servicer will not be a party to any underwriting

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                                                                              10


                               SERVICING AGREEMENT


agreement or any letter to, representation to or indemnity or other agreement with, any underwriter, in connection with any Notes Offering, and, except as set forth in Section 2.03(m), shall not assume responsibility for any information set forth in any Prospectus related thereto.

                  (e) (i) Subject to executing confidentiality agreements satisfactory in form and substance to LIFT, LIFT agrees to use its commercially reasonable efforts to provide the Servicer or any of its Affiliates and/or advisors with an opportunity, at the Servicer's election, to conduct customary due diligence with respect to any Notes Offering, including with respect to any matters disclosed in any Prospectus.

                  (ii) Subject to executing confidentiality agreements satisfactory in form and substance to the Servicer, the Servicer agrees to provide LIFT, underwriters, rating agencies and/or advisors with reasonable opportunities to conduct due diligence with respect to information pertaining to the Servicer and the provision of Services pursuant to this Agreement with respect to the Aircraft Assets; PROVIDED, HOWEVER, that, if it is established to the Servicer's reasonable satisfaction that any rating agency does not execute confidentiality agreements as a matter of policy, the Servicer will waive such requirement with respect to such rating agency so long as such rating agency establishes to the Servicer's reasonable satisfaction that any information made available to it will be held confidential.

                  (f) Except to the extent required by law, LIFT agrees not to (and not to permit any other Person within the LIFT Group to) make any, direct or indirect, press release or other public announcement by any means (including by making disclosures to financial analysts or other members of the financial community) relating to the Servicer (or any of its Affiliates) and their respective involvement in any Notes Offering without the Servicer's prior written consent. In the event a press release or other public announcement is recommended by securities counsel or required by law, LIFT shall consult with the Servicer prior to making (or permitting to be made) any such press release or public announcement to the extent that such press release or public announcement relates to the Servicer (or any of its Affiliates) and their respective involvement in any Notes Offering.


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                                                                              11

                               SERVICING AGREEMENT


                  (g) Upon the closing of any Notes Offering (other than the Initial Exchange Offer), LIFT shall pay, or cause another Person to pay, the Servicer financing fees, pro rata in accordance with the Net Proceeds of any such Notes Offering, equal to the greater of (x) 0.0005 multiplied by the Net Proceeds of any such Notes Offering and (y) $250,000. "NET PROCEEDS" means the cash proceeds received by any Person selling Notes (other than underwriters) within the LIFT Group or any other Person in connection with any Notes Offering, less Transaction Costs incurred by any Person within the LIFT Group or any such other Person in connection with any such Notes Offering (other than the fees payable pursuant to this Section 2.03(g)); PROVIDED, HOWEVER, that, in calculating Net Proceeds for purposes of this Section 2.03(g), with respect to any offering of Additional Notes the cash proceeds of which are used in part to acquire Aircraft Assets from GE Capital and its Affiliates, the Net Proceeds resulting from the sale of such Additional Notes only (without giving effect to this proviso) shall be reduced by the product of (a) such Net Proceeds and (b) the quotient obtained by dividing (i) the Appraised Value of the Aircraft Assets being acquired by Persons within the LIFT Group from GE Capital and its Affiliates by (ii) the Appraised Value of all Aircraft Assets being acquired by Persons within the LIFT Group, in the case of (i) and (ii) in connection with such offering. Without agreement between LIFT and the Servicer, which agreement shall include an increase in the fees to be paid to the Servicer in connection with the Servicer's involvement with respect to any Notes Offering, the Servicer shall not be required to assist in the solicitation of, or otherwise take any action to obtain, any lessee consents and/or novations in connection with any Notes Offering. Such increase in the fees to be paid to the Servicer in connection with the Servicer's involvement with respect to any such Notes Offering will be negotiated in good faith by LIFT and the Servicer and will reflect the increased services to be provided by the Servicer (it being understood that an agreement as to such increased fees must be reached prior to the Servicer's involvement with respect to any Notes Offering pursuant to this
Section 2.03 in which the Servicer assists in the solicitation of, or otherwise takes any action to obtain, any lessee consents and/or novations).

                  (h) Notwithstanding the foregoing, (i) neither the Servicer nor any of its Affiliates shall be obligated to underwrite or purchase any securities to be issued by LIFT or any other Person within the LIFT Group or any

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                                                                              12

                               SERVICING AGREEMENT


other Person in any Notes Offering; (ii) neither the Servicer nor any of its Affiliates shall be obligated to issue any Guarantees or otherwise to provide any credit enhancement or support or incur any obligations or liabilities to provide any credit enhancement or support or incur any other obligations or liabilities in connection with any Notes Offering; (iii) neither the Servicer nor any of its Affiliates shall be required to sign any registration statement (or any similar document) in connection with any Notes Offering (as "registrant", "issuer" or in any other capacity) or take any other action that could, in the Servicer's sole determination, result in the Servicer or any of its Affiliates being (or being deemed to be) a "control person" with respect to the applicable issuer of any securities issued in connection with any such financing transaction under applicable securities laws in connection with any such financing or an "underwriter" of any such securities; and (iv) the obligations of the Servicer under this Section 2.03 shall be subject to the reasonable satisfaction of the Servicer with all the terms and conditions of the applicable Notes Offering that relate to the Servicer or any of its Affiliates (including the indemnities in favor of the Servicer and its Affiliates).

                  (i) In the case of any Notes Offering, the Indemnified Parties shall have no liability for, and LIFT shall hold, and shall cause each other Person, if any, for whom a Notes Offering was conducted to hold, each
Indemnified Party harmless from, and indemnify on an After- Tax Basis each Indemnified Party against, any and all Losses that may be imposed on, incurred by or asserted against (including with respect to any such claims, suits, actions or proceedings by third parties, including the applicable underwriters and purchasers of any securities issued in connection with any such Notes Offering) such Indemnified Party, directly or indirectly, arising out of, in connection with or related to the Servicer's performance of the obligations set forth in this Section 2.03 with respect to any Notes Offering; PROVIDED,
HOWEVER, that such indemnity shall not apply to the extent that, if LIFT had suffered such Losses, the Servicer would have been required to indemnify LIFT pursuant to the terms of Section 2.03(m). The obligation of LIFT under this
Section 2.03(i) shall be in addition to any liability that LIFT may otherwise have to the Indemnified Parties and shall not be limited or reduced with respect to the Indemnified Parties by any other rights to indemnification that may be available to such Indemnified Parties.
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                                                                              13

                               SERVICING AGREEMENT


                  (j) LIFT agrees to reimburse the Servicer, on a monthly basis, for all out-of-pocket expenses incurred directly or indirectly by the Servicer or any of its Affiliates in connection with any Notes Offering with respect to which the Servicer shall provide services pursuant to this Section 2.03, including any outside advisor fees and expenses (including travel and lodgings), including legal, accounting, investment banking, consulting and other similar advisors retained by the Servicer or any of its Affiliates in connection with any Notes Offering.

                  (k) For the avoidance of doubt, but without derogating from any of the Servicer's rights hereunder, the Servicer shall continue to act as the primary servicer for each Aircraft Asset, following the financing or refinancing thereof pursuant to a public or private aircraft financing transaction, so long as any Person within the LIFT Group owns or leases-in such Aircraft Asset (or so long as such Aircraft Asset constitutes an Original Aircraft), on the terms provided in this Agreement. In addition, the Servicer shall continue to act as the primary servicer for any Aircraft Assets that are financed or refinanced pursuant to a public or private aircraft financing transaction (including a public or private securitization financing transaction) under circumstances in which, following such financing or refinancing, (i) LIFT, any holder of any Beneficial Interest Certificates and/or any of their respective Affiliates have (individually or in the aggregate) a direct or indirect interest in such Aircraft Assets or in any securities representing the residual or equity interest in such Aircraft Assets, and (ii) such Aircraft Assets are to be managed pursuant to a servicing agreement or other arrangement other than this Agreement, (x) on a basis substantially the same as the basis upon which the Servicer provides the Services pursuant to this Agreement (including for the fees provided for herein to be paid to the Servicer and in accordance with the Standard of Care and the Conflicts Standard and subject to the Standard of Liability and Article XI) and (y) otherwise on such commercially reasonable terms as shall be agreed.

                  (l) Notwithstanding any provision to the contrary in this Agreement, GE Capital or any Affiliate of GE Capital may, in its sole discretion, at any time and from time to time enter into and effectuate public or private financing transactions with respect to Aircraft other than the Aircraft Assets.
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                                                                              14

                               SERVICING AGREEMENT


                  (m) The Servicer shall indemnify and hold harmless LIFT, any holder of a Beneficial Interest Certificate and their respective trustees, officers and employees from and against any and all Losses that may be imposed on, incurred by or asserted against LIFT or such other Persons insofar as any such Loss arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Servicer Information (as defined below) contained in any final or preliminary Prospectus or (ii) the omission or alleged omission to state in the Servicer Information included in any final or preliminary Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Servicer shall not be liable to LIFT under the indemnity set forth in this Section 2.03(m) (x) unless the Servicer shall have consented in writing to the text of the Servicer Information in the relevant final or preliminary Prospectus and (y) if the relevant Loss results from an untrue statement or omission contained in a preliminary Prospectus that was delivered to a person that was sold a security described in such preliminary Prospectus and if the Servicer shall have provided to LIFT prior to the distribution of the related final Prospectus information correcting such untrue statement or omission and LIFT shall have failed to deliver or cause to be delivered such final Prospectus to such person containing such corrected information. "SERVICER INFORMATION" shall mean the information set forth in the sections of the Final Prospectus captioned "LIFT--The Servicing Arrangements," "LIFT--Servicer Operations" and "LIFT--The Lessees--Payment History" (fifth and sixth sentences of the third paragraph thereof only and with respect to the Aircraft Assets only during the period that the Servicer was the "Servicer" thereof) and the comparable sections (or comparable disclosure in comparable portions thereof) contained in any other preliminary or final Prospectus. In connection with any Notes Offering (other than an Exchange Offer), upon the request and at the expense of LIFT, the Servicer shall make a good faith effort to obtain from one of its regular outside legal counsel, selected by the Servicer, a customary securities law disclosure letter related solely to the Servicer Information included in the relevant Prospectus and addressed to the underwriters or initial purchasers in respect of the Notes being offered under such Prospectus (such underwriters and initial purchasers not, however, constituting third party beneficiaries of this Agreement).


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                                                                              15

                               SERVICING AGREEMENT


                  SECTION 2.04. COMPLIANCE WITH APPLICABLE LAWS AND GE POLICIES.
(a) Notwithstanding anything to the contrary in this Agreement, the Servicer shall not be obligated to take or refrain from taking any action at any time that the Servicer believes, in its sole discretion, is reasonably likely to (i) violate any Applicable Law with respect to the Servicer or its Affiliates or any GE Policy or (ii) lead to an investigation by any Governmental Authority, directly or indirectly, of or relating to the Servicer, any of its Affiliates or the Services. "GE POLICY" means each of the established written policies of GE applicable to GE and its controlled affiliates related to business practices with respect to legal, ethical and social matters, which policies are currently embodied in the pamphlet INTEGRITY: THE SPIRIT & LETTER OF OUR COMMITMENT, a copy of which has been provided to LIFT, as the same may be amended and in effect from time to time. The Servicer shall provide LIFT with a copy of all amendments and updates to INTEGRITY: THE SPIRIT & LETTER OF OUR COMMITMENT.

                  (b) If pursuant to paragraph (a) above, the Servicer shall have determined not to take any action with respect to any transaction or potential transaction (whether or not any such transaction or a similar transaction has previously been entered into) relating to any Aircraft Asset and as a consequence thereof any Person within the LIFT Group shall be denied the opportunity to participate in any transaction or potential transaction in which it would otherwise be able to participate in accordance with Applicable Law, then, notwithstanding the provisions of Section 2.01, any such Person within the LIFT Group may enter into, or engage another Person to arrange on its behalf, such transaction or potential transaction with respect to such Aircraft Asset; PROVIDED, HOWEVER, that such Person within the LIFT Group may not enter into any such transaction or potential transaction if at or about the same time a substantially similar transaction (with at least as favorable or the same economic terms) could be arranged by the Servicer with respect to such Aircraft Asset in a manner that is not reasonably likely to violate GE Policy or lead to an investigation by any Governmental Authority, directly or indirectly, of or relating to the Servicer, any of its Affiliates or the Services; PROVIDED FURTHER, HOWEVER, that (i) the Aircraft Asset that is the subject of such transaction or potential transaction (a "FORMER AIRCRAFT ASSET") shall cease to be an Aircraft Asset (including for the purposes of calculating the

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                                                                              16

                               SERVICING AGREEMENT


Servicing Fees) on the date that such transaction or potential transaction is entered into, (ii) from and after such date (unless and until such Former Aircraft Asset becomes an Aircraft Asset pursuant to Section 6.07) no further Services shall be provided with respect to such Former Aircraft Asset and (iii) the Servicer shall not have any obligation or liability with respect to such Former Aircraft Asset or such transaction or potential transaction.

                  (c) Notwithstanding anything to the contrary set forth in paragraph (b) above, no Person within the LIFT Group shall be entitled to enter into, or engage any other Person to arrange on its behalf, any transaction or potential transaction with respect to any Aircraft Asset if the Servicer shall have made a determination regarding that transaction or potential transaction pursuant to paragraph (a) above because it reasonably believed that such transaction or potential transaction was reasonably likely to violate the United States Foreign Corrupt Practices Act (or any similar or successor statute) applicable to corporations organized under the laws of the United States (or any state or political subdivision thereof) or applicable to any Person within the LIFT Group or otherwise applicable to such transaction or potential transaction.

                  SECTION 2.05. LIMITATIONS. (a) Neither the Servicer nor any of its Affiliates shall assume any Indebtedness of any Person within the LIFT Group nor shall any provision of this Agreement or any other Operative Agreement be construed so as to imply that the parties intended any such assumption.

                  (b) In addition to Section 2.04, the Servicer shall not, and shall not be obligated to, act in a manner inconsistent with the rights, obligations or undertakings of the "Lessor" under any Lease or otherwise in any manner that is illegal or prohibited by Applicable Law or any applicable contract.

                  (c) Notwithstanding any other provision of this Agreement, the Servicer shall not be obligated either initially or on a continuing basis to provide any Person within the LIFT Group or any of its Representatives any confidential or proprietary information regarding the Servicer's or any of its Affiliates' business or the business or finances of any Person, other than any Person within the LIFT Group, whose assets it manages from time to time.


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                                                                              17

                               SERVICING AGREEMENT


                  (d) The Servicer shall not be liable or accountable for (i) the failure by a Lessee to perform any of its obligations under any Lease including the payment of amounts payable under any Lease or (ii) the accuracy or completeness of any notices, reports or other communications (whether written or oral) made by any Lessee or any Person other than the Servicer in or concerning any Lease or any document in connection therewith and shall be entitled to rely upon all such notices, reports and communications except to the extent that the Servicer has actual notice of any matter to the contrary.

                  (e) The Servicer may rely on any Adviser, Broker, law firm or other professional adviser appointed by the Servicer or LIFT and shall not be liable for any claim by any Person within the LIFT Group to the extent that it was acting in good faith upon the advice of such Adviser, Broker, law firm or other professional adviser.

                  (f) The relationship between the Servicer and LIFT is an agency relationship and, except in relation to any money erroneously received by the Servicer or any of its Affiliates into any of the Servicer's or any of its Affiliates' bank accounts on behalf of any Person within the LIFT Group, which the Servicer will hold in trust for such Person and deposit into the Collection Account as soon as reasonably practicable, neither the Servicer nor any of its Representatives shall be under any fiduciary duty or other implied obligation or duty to any Person within the LIFT Group or any holder of any equity or debt security issued by any Person within the LIFT Group, any Lessee or any other Person arising out of this Agreement.

                  (g) Without prejudice to the Standard of Care, the Servicer shall not be imputed with the knowledge of any of its employees other than its directors, officers and those employees involved in the performance of the Services relevant to such knowledge responsible for the day-to-day administration of this Agreement. The Servicer shall be deemed to have actual notice of any matter only upon the receipt of written notice describing any such matter in reasonable detail or to the extent that one of the foregoing Persons has actual knowledge of any such matter or which one of such Persons ought to have known if the Servicer had acted in accordance with the Standard of Care.

                  (h) The Servicer shall not be obligated to assume, or engage in activities which could reasonably be

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                                                                              18

                               SERVICING AGREEMENT


expected to subject the Servicer to, any liability as a related company, shadow director or similar legal concept of any Person within the LIFT Group. LIFT understands, acknowledges and agrees that the intent of the parties hereunder is that the Servicer will not be subject to any obligations or liabilities whatsoever other than as and to the extent that any obligations or liabilities arise pursuant to the express terms of this Agreement.

                                   ARTICLE III

                    STANDARD OF CARE; CONFLICTS OF INTEREST;
                              STANDARD OF LIABILITY

                  SECTION 3.01. STANDARD OF CARE. The Servicer shall use reasonable care and diligence at all times in the performance of the Services (the "STANDARD OF CARE").

                  SECTION 3.02. CONFLICTS OF INTEREST. (a) LIFT acknowledges and agrees that (i) in addition to managing the Aircraft Assets under this Agreement, the Servicer may manage, and shall be entitled to manage, from time to time the separate assets and businesses of (v) GE Capital and its Affiliates,
(w) debis and its Affiliates (including pursuant to the Amended and Restated Servicing Agreement), (x) Airplanes U.S. Trust and Airplanes Limited and their respective Affiliates (y) Aircraft Finance Trust and its Affiliates and (z) other third parties (the assets of the parties described in clauses (v), (w), (x), (y) and (z) are collectively hereinafter referred to as the "OTHER ASSETS"); (ii) in the course of conducting such activities, the Servicer may from time to time have conflicts of interest in performing its duties on behalf of the various entities to whom it provides management services and with respect to the various assets in respect of which it provides management services; and
(iii) the Controlling Trustees of LIFT have approved the transactions contemplated by this Agreement and the other Operative Agreements and desire that such transactions be consummated and in giving such approval the Controlling Trustees of LIFT have expressly recognized that such conflicts of interest may arise and that when such conflicts of interest arise the Servicer shall perform the Services hereunder in accordance with the Standard of Care and, to the extent applicable, the Conflicts Standard.


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                                                                              19

                               SERVICING AGREEMENT


                  (b) If conflicts of interest arise regarding the management of
(i) a particular Aircraft Asset, on the one hand, and another Aircraft Asset, on the other hand, or (ii) any Aircraft Asset, on the one hand, and any Other Asset, on the other hand, the Servicer shall perform the Services in good faith and, without prejudice to the generality of the foregoing, to the extent (i) such Aircraft Assets or (ii) such Aircraft Asset and such Other Asset are substantially similar in terms of objectively identifiable characteristics relevant for purposes of the particular Services to be performed, the Servicer shall not discriminate among such Aircraft Assets or between such Aircraft Asset and such Other Asset, respectively, on an unreasonable basis (the standard set forth in this Section 3.02(b) shall be referred to collectively as the "CONFLICTS STANDARD").

                  (c) Notwithstanding any provision herein to the contrary, if, in connection with the provision of Services with respect to an Aircraft Asset or Lease, a conflict of interest shall exist that, in the good faith opinion of the Servicer, requires an arm's-length negotiation between the Servicer or an Affiliate of the Servicer, on the one hand, and any Person within the LIFT Group, on the other hand, and the Servicer believes it would not be appropriate for the Servicer to act on behalf of such Person within the LIFT Group in connection with such negotiation (whether or not the Servicer shall propose to act on behalf of itself or one of its Affiliates in connection with such negotiation), then the Servicer shall withdraw from acting as Servicer with respect to such Aircraft Asset or Lease in connection with the negotiation of the issue giving rise to such conflict of interest. The Servicer shall provide written notice to LIFT not more than ten Business Days after it has made a determination that an arm's-length negotiation is necessary with respect to such conflict of interest and it would not be appropriate for the Servicer to act on behalf of such Person within the LIFT Group in connection with such negotiation. Not more than seven Business Days after receipt of such notice from the Servicer, LIFT shall appoint an independent representative (which may be any Person within the LIFT Group or the Administrative Agent, but otherwise not a Competitor of the Servicer or any of its Affiliates) (the "INDEPENDENT REPRESENTATIVE") to act on behalf of such Person within the LIFT Group to which such Aircraft Asset or Lease and conflict of interest relates. Any such Independent Representative so appointed shall act on behalf of the relevant Person within the LIFT Group for

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                                                                              20

                               SERVICING AGREEMENT


purposes of such negotiation relating to such Aircraft Asset or Lease and the Servicer shall have no responsibility or liability to any Person within the LIFT Group with respect to such negotiation relating to such Aircraft Asset or Lease. In any event, the Servicer shall be entitled to act on behalf of itself or its Affiliate with respect to such negotiation. During the period of such Independent Representative's appointment, the Servicer shall continue to perform its ordinary functions as Servicer with respect to such Aircraft Asset or Lease to the extent that the performance of the Servicer does not directly or indirectly affect the negotiation of the issue giving rise to such conflict of interest. To the extent, if any, the Servicer cannot continue to perform any Services with respect to such Aircraft Asset or Lease during such negotiation, such Services shall be performed by the Independent Representative or any other designee of such Person within the LIFT Group. Any such Aircraft Asset or any Aircraft Assets subject to any such Lease shall continue to be included as an Aircraft Asset for purposes of calculating the Servicing Fees pursuant to
Article IX during the appointment of an Independent Representative and the fees, if any, of any such Independent Representative shall be paid by LIFT.

                  (d) If the Servicer reasonably determines that directions given by any Person to the Servicer in accordance with this Agreement or Services required to be performed under this Agreement (other than any Service involving an arm's-length negotiation between the Servicer or an Affiliate of the Servicer, on the one hand, and any Person within the LIFT Group, on the other hand) would, in either case, if carried out, place the Servicer in a conflict of interest with respect to which, in the Servicer's good faith opinion, the Servicer cannot continue to perform its obligations hereunder within the requirements set forth in Section 3.02 with respect to all Aircraft Assets or any affected Aircraft Assets, as the case may be, the Servicer shall give LIFT prompt written notice thereof and thereafter the Servicer may resign as Servicer with respect to the affected Aircraft Assets or LIFT may elect to remove the Servicer with regard to the affected Aircraft Assets as provided in
Article X.

                  SECTION 3.03. STANDARD OF LIABILITY. The Servicer shall not be liable or accountable to any Person including, without limitation, any Subsidiary or Affiliate of LIFT (other than LIFT to the extent set

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                                                                              21

                               SERVICING AGREEMENT


forth in the next following sentence) under any circumstances for any Losses directly or indirectly arising out of, in connection with or related to, the management by the Servicer of Aircraft Assets or Other Assets. The Servicer shall not be liable or accountable to LIFT under any circumstances for, and LIFT shall indemnify the Servicer on an After-Tax Basis in accordance with the provisions of Article XI for, any Losses, directly or indirectly, arising out of, in connection with or related to, the management by the Servicer of Aircraft Assets or Other Assets, unless such Losses are finally adjudicated to have resulted directly from (x) the Servicer's gross negligence or willful misconduct in respect of its obligation to apply the Standard of Care or the Conflicts Standard in respect of its performance of the Services or (y) any representation or warranty by the Servicer set forth in Sections 4.10 or 4.11 having proven to be false on the date hereof (the liability standards set forth in this Section 3.03, the "STANDARD OF LIABILITY"). For the avoidance of doubt, but without limiting the provisions of Section 9.07, the provisions of this Section 3.03 shall not give rise to any obligation on the part of the Servicer to indemnify LIFT for any Taxes. Without limiting the foregoing, the Servicer shall not be directly or indirectly liable or accountable to LIFT under any circumstances for any Losses directly or indirectly arising out of, in connection with or related to, (i) the direct or indirect transfer of any Aircraft Assets or Leases related thereto or any other assets to any Person within the LIFT Group, (ii) the adequacy of the terms of any Lease relating to any Aircraft Assets to the extent any such Lease was newly executed, amended or modified in connection with the solicitation of Lessee consents, novations and related documentation pursuant to the direct or indirect transfer of the Aircraft Assets to the LIFT Group, (iii) the reliability or creditworthiness of any Lessee with respect to its obligations under any Lease, (iv) the adequacy of the lease payments derived from the Leases related to any Aircraft Assets to support various obligations of the Persons within the LIFT Group, (v) the adequacy of the maintenance reserves or security deposits relating to the Aircraft Assets, (vi) the terms and conditions of the Notes or Beneficial Interest Certificates being offered and sold by LIFT as of the Closing Date or pursuant to any Notes Offering, (vii) the ability of LIFT to comply with the terms and conditions of such Notes or Beneficial Interest Certificates and (viii) the structuring and implementation of any aspect

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                                                                              22

                               SERVICING AGREEMENT


of the various transactions contemplated by the Final Prospectus.

                  SECTION 3.04. WAIVER OF IMPLIED STANDARD. Except as expressly stated above in this Article III, all other warranties, conditions and representations, express or implied, statutory or otherwise, arising under U.S. Federal, Delaware, Irish or other law in relation to the skill, care, diligence or otherwise in respect of any service to be performed hereunder or to the quality or fitness for any particular purpose of any goods are hereby excluded and waived by LIFT, and the Servicer shall not be liable to LIFT or any other Person within the LIFT Group or any other Person in contract, tort or otherwise under U.S. Federal, Delaware, Irish or other law for any loss, damage, expense or injury of any kind whatsoever, consequential or otherwise, arising out of or in connection with either the services to be supplied pursuant to this Agreement or any goods to be provided or sold in conjunction with such services or any defect in either such goods or services or from any other cause, whether or not any such matter amounts to a fundamental breach of a fundamental term of this Agreement. Nothing in this Article III should be taken as in any way limiting or excluding any liability which the Servicer may have to LIFT under Section 2 of the Irish Liability for Defective Products Act, 1991.

                  THE CONTRACTUAL RIGHTS, IF ANY, WHICH THE LIFT GROUP ENJOYS BY VIRTUE OF SECTIONS 12, 13, 14 AND 15 OF THE SALE OF GOODS ACT, 1893 (AS AMENDED) AND SECTION 39 OF THE SALE OF GOODS AND SUPPLY OF SERVICES ACT, 1980 ARE IN NO WAY PREJUDICED BY ANYTHING CONTAINED IN THIS AGREEMENT SAVE TO THE EXTENT PERMITTED BY LAW.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  LIFT represents and warrants to, and agrees with, the Servicer as follows:

                  SECTION 4.01. AIRCRAFT ASSETS. Schedule 4.01 contains a true and complete list of all Aircraft Assets constituting Aircraft Assets as of the Closing Date and each Person within the LIFT Group, if any, that owns such Aircraft Assets as of the Closing Date. Except as otherwise set forth therein, on the Delivery of each Aircraft Asset listed in Schedule 4.01, each Person

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                                                                              23

                               SERVICING AGREEMENT


within the LIFT Group listed as an owner of an Aircraft Asset on such Schedule will have such title to such Aircraft Asset as was conveyed to such Person on its Delivery, free and clear of all Liens created by or through such Person.

                  SECTION 4.02. AIRCRAFT ASSETS RELATED DOCUMENTS. (a) The Servicer shall not be required to perform any service provided for in or in connection with any Aircraft Assets Related Documents not in its possession (all such Aircraft Assets Related Documents listed in Schedule 4.02 being in its possession) or delivered to it, and, to the extent that the failure to provide such service results in any Losses to the Servicer, LIFT shall indemnify the Servicer for such Losses on an After-Tax Basis, in accordance with the provisions of Article XI.

                  (b) Each Aircraft Assets Related Document is a legal, valid and binding agreement of the Person within the LIFT Group that is a party thereto (including by way of assignment or novation) and is enforceable against such Person within the LIFT Group that is a party thereto in accordance with its terms. No Person within the LIFT Group has modified, amended or waived any provision of or terminated any Aircraft Assets Related Document referred to in
Schedule 4.02 except as disclosed therein.

                  SECTION 4.03. ACCOUNTS AND CASH FLOW. Schedule 4.03 sets forth a true and complete list of all bank or other similar accounts and any other accounts relating to the Aircraft Assets, with respect to which any Person within the LIFT Group, the Security Trustee, the Administrative Agent or any other agent of any of the foregoing has authority and sets forth in reasonable detail a written description of all material arrangements and procedures relating to the flow of cash related to the Aircraft Assets, including wire transfer instructions.

                  SECTION 4.04. ORGANIZATION AND STANDING. (a) LIFT is a business trust duly created under the laws of Delaware, and each other Person within the LIFT Group is a corporation duly incorporated, a business trust duly created or a limited liability company duly formed and validly existing and, if relevant, in good standing under the laws of the jurisdiction in which it is legally incorporated, created or formed, respectively, and possesses all franchises, licenses, permits,

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                                                                              24

                               SERVICING AGREEMENT


authorizations and approvals necessary to enable it to use its corporate or trust name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and as proposed to be conducted except for such franchises, licenses, permits, authorizations and approvals the failure of which to obtain could not, individually or in the aggregate, have a Material Adverse Effect on the Persons within the LIFT Group, taken as a whole. Each of LIFT and each other Person within the LIFT Group is in compliance in all material respects with all terms and conditions of such franchises, licenses, permits, authorizations and approvals. Schedule 4.04(a) sets forth a true and complete list of each Person within the LIFT Group and the jurisdiction in which each such Person within the LIFT Group is legally organized.

                  (b) Each of LIFT and each other Person within the LIFT Group is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties or assets requires qualification except for such jurisdictions where the failure to be so qualified could not, individually or in the aggregate, have a Material Adverse Effect on the Persons within the LIFT Group, taken as a whole.

                  SECTION 4.05. AUTHORITY. (a) Each of LIFT and each other Person within the LIFT Group which is a party to an Operative Agreement has all requisite power and authority to execute each Operative Agreement to which it is or will be a party and to consummate the transactions and to perform its obligations contemplated thereby. All corporate acts and other proceedings required to be taken by each Person within the LIFT Group to authorize the execution, delivery and performance of each Operative Agreement to which it is or will be a party and the consummation of the transactions and the performance of its obligations contemplated thereby have been or on or before the date of entering into the relevant Operative Agreements will have been duly and properly taken.

                  (b) Each of the Operative Agreements to which any Person within the LIFT Group is or will be a party has been or will be duly and validly executed and delivered by such Person, as applicable, and each such Operative Agreement is or upon such execution and delivery will be a legal, valid and binding obligation of such Person, as applicable, enforceable against it in accordance with its terms.


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                                                                              25

                               SERVICING AGREEMENT


                  SECTION 4.06. NO CONFLICTS. Neither the execution and delivery of any Operative Agreement to which any Person within the LIFT Group is a party nor the consummation of the transactions contemplated thereby nor performance by any Person within the LIFT Group of any of its obligations thereunder will (i) violate any provision of the constituent documents of any such Person within the LIFT Group, (ii) violate any order, writ, injunction, judgment or decree applicable to any Person within the LIFT Group or any of their respective properties or assets, (iii) violate in any material respect any Applicable Law or (iv) result in any conflict with, breach of or default (or give rise to any right of termination, cancelation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, warrant or other similar instrument or any license, permit, material agreement or other material obligation to which any Person within the LIFT Group is a party or by which any Person within the LIFT Group or any of their respective properties or assets may be bound. No action, consent or approval by, or filing with, any Governmental Authority or any other regulatory or self- regulatory body, or any other Person, is required in connection with the execution, delivery or performance by any Person within the LIFT Group of the Operative Agreements to which it is a party or the consummation by any Person within the LIFT Group of the transactions contemplated thereby.

                  SECTION 4.07. COMPLIANCE WITH APPLICABLE LAWS. Each of LIFT and each other Person within the LIFT Group is in compliance in all material respects with all Applicable Laws and any filing requirements relating thereto.

                  SECTION 4.08. LITIGATION; DECREES. (a) Other than as may exist with respect to the Aircraft Assets, there are no claims, actions, suits, arbitrations or other proceedings or investigations (i) pending or, to the best knowledge of each of LIFT and each other Person within the LIFT Group, threatened, by or against or affecting LIFT or any other Person within the LIFT Group, which in any case involves a potential loss exceeding $1,000,000 and (ii) pending, or to the best knowledge of each of LIFT and each other Person within the LIFT Group, threatened, by or against or affecting LIFT or any other Person within the LIFT Group, related to the transactions contemplated by the Operative Agreements.


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                                                                              26

                               SERVICING AGREEMENT


                  (b) Each of LIFT and each other Person within the LIFT Group is in compliance in all material respects with each outstanding judgment, order or decree (other than as may exist with respect to the Aircraft Assets) of any Governmental Authority or arbitrator applicable to LIFT or any other Person within the LIFT Group, as the case may be, and no such judgment, order or decree has or could have a Material Adverse Effect on LIFT or any other Person within the LIFT Group.

                  SECTION 4.09. APPOINTMENTS. (a) Each Person within the LIFT Group has appointed LIFT, and LIFT has accepted such appointment, to act as representative of each such Person with respect to any matter in respect of which LIFT or any other Person within the LIFT Group is required or permitted to take any action pursuant to the terms of this Agreement.

                  (b) LIFT has appointed the Administrative Agent to act on its behalf and on behalf of each of its Subsidiaries pursuant to the terms of the Administrative Agency Agreement and LIFT has appointed the Administrative Agent, on a revocable basis, to act on its behalf in connection with any action required or permitted to be taken by LIFT on its own behalf or on behalf of any other Person within the LIFT Group pursuant to the terms of this Agreement.

                  The Servicer represents and warrants to LIFT as follows:

                  SECTION 4.10. AUTHORITY. (a) The Servicer has all requisite power and authority to execute each Operative Agreement to which it is or will be a party and to consummate the transactions and to perform its obligations contemplated thereby. All corporate acts and other proceedings required to be taken by the Servicer to authorize the execution, delivery and performance of each Operative Agreement to which it is or will be a party and the consummation of the transactions and the performance of its obligations contemplated thereby have been or on or before the date of entering into the relevant Operative Agreements will have been duly and properly taken.

                  (b) Each of the Operative Agreements to which the Servicer is or will be a party has been or will be duly and validly executed and delivered by the Servicer, as applicable, and each such Operative Agreement is or upon such execution and delivery will be a legal, valid

                               SERVICING AGREEMENT


and binding obligation of the Servicer, enforceable against it in accordance with its terms.

                  SECTION 4.11. NO CONFLICTS. Neither the execution and delivery of any Operative Agreement to which the Servicer is a party nor the consummation of the transactions contemplated thereby nor performance by the Servicer of any of its obligations thereunder will (i) violate any provision of the constituent documents of the Servicer, (ii) violate any order, writ, injunction, judgment or decree applicable to the Servicer or any of its properties or assets, (iii) violate in any material respect any Applicable Law or (iv) result in any conflict with, breach of or default (or give rise to any right of termination, cancelation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, warrant or other similar instrument or any license, permit, material agreement or other material obligation to which the Servicer is a party or by which the Servicer or any of its properties or assets may be bound. No action, consent or approval by, or filing with, any Governmental Authority or any other regulatory or self- regulatory body, or any other Person, is required in connection with the execution, delivery or performance by the Servicer of the Operative Agreements to which it is a party or the consummation by the Servicer of the transactions contemplated thereby.

                  SECTION 4.12. COMPLIANCE WITH APPLICABLE LAWS OF IRELAND. The Servicer is in compliance in all material respects with all Applicable Laws of Ireland and any filing requirements in Ireland relating thereto necessary to perform its obligations under this Agreement.


                                    ARTICLE V

                              SERVICER UNDERTAKINGS

                  SECTION 5.01. ACCESS. The Servicer at such times as LIFT may reasonably request shall grant, and shall cause any Servicer Delegate to grant, to the Persons within the LIFT Group and their agents (including, without limitation, the Administrative Agent and auditors) access to the documents and other records related to the Aircraft Assets (copies of which LIFT shall (at its expense) be entitled to take), to enable the Persons within the LIFT Group to monitor the performance by the Servicer under this Agreement or to

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                                                                              28

                               SERVICING AGREEMENT


otherwise discharge their respective obligations under Applicable Law. Upon reasonable prior written notice and at reasonable times (in any event not more than an aggregate, with respect to the LIFT Group taken as a whole, of four (4) times per Year), the Servicer shall make one or more (such number to be determined by the Servicer in its sole discretion) members of its management available to attend meetings of the Controlling Trustees of LIFT. In addition, the Servicer will make one or more members of its management available to participate in additional meetings of such Controlling Trustees either, in the Servicer's sole discretion, by participating in person or by teleconference. Any out-of-pocket expenses incurred by the Servicer in connection with any such attendance shall be reimbursed by LIFT.

                  SECTION 5.02. COMPLIANCE WITH LAW. The Servicer shall, in connection with the performance of the Services, comply in all material respects with all laws, rules and regulations applicable to the Servicer.

                  SECTION 5.03. COMMINGLING. The Servicer shall not commingle, with its own funds, any funds of any Person within the LIFT Group from time to time in its possession.

                  SECTION 5.04. RESTRICTIONS ON EXERCISE OF CERTAIN RIGHTS. Subject to the enforcement of its rights under the Security Trust Agreement, the Servicer shall not take any steps for the purpose of procuring the appointment of an administrative receiver or the making of any administrative order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition or any similar proceeding under the laws of any jurisdiction with respect to any Person within the LIFT Group.

                  SECTION 5.05. COORDINATION WITH LIFT GROUP. The Servicer shall designate an individual who shall be an employee of the Servicer and who shall be primarily responsible for coordinating with LIFT and any other Person within the LIFT Group regarding the Services, and the Servicer may from time to time change such designation by providing notice to LIFT of such change.
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                                                                              29

                               SERVICING AGREEMENT

                                   ARTICLE VI

                              UNDERTAKINGS OF LIFT

                  SECTION 6.01. COOPERATION. LIFT shall, and shall cause each other Person within the LIFT Group and their respective agents (including the Administrative Agent) to, at all times cooperate with the Servicer to enable the Servicer to provide the Services, including providing the Servicer with all powers of attorney as may be reasonably necessary or appropriate for the Servicer to perform the Services.

                  SECTION 6.02. NO REPRESENTATION WITH RESPECT TO THIRD PARTIES. LIFT agrees that as between the Servicer, on the one hand, and each of LIFT and the other Persons within the LIFT Group, on the other hand, no representation is made as to the financial condition and affairs of any Lessee of, or purchaser of, any Aircraft Asset or any vendor or supplier utilized by the Servicer in connection with its performance of the Services.

                  SECTION 6.03. RELATED DOCUMENT AMENDMENTS. LIFT shall not take, and shall not permit any other Person within the LIFT Group to take, any action that would increase in any respect the scope, nature or level of the Services to be provided under this Agreement without the Servicer's express prior written consent, including by entering into, amending, modifying or supplementing any Aircraft Assets Related Document (it being understood that (i) the Servicer shall have no liability to any Person within the LIFT Group directly or indirectly arising out of, in connection with or related to, the Servicer's failure to perform such increased Service prior to any such amendment, modification or supplement being consented to in writing by the Servicer and (ii) no Person within the LIFT Group shall be permitted to engage another Person to perform the affected Service without the prior written consent of the Servicer).

                  SECTION 6.04. OTHER AIRCRAFT. Except as otherwise expressly provided in Sections 2.04(b), 3.02(c) and 10.04 of this Agreement, LIFT shall not, and shall not permit any other Person within the LIFT Group or any agent of any Person thereof (including the Administrative Agent) to, enter into, or cause or permit any Person (other than the Servicer or any Person acting for or on its behalf) to enter into on its behalf, (a) any transaction for the lease or sale of any Aircraft Asset

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                                                                              30

                               SERVICING AGREEMENT


in respect of which the Servicer is at such time performing Services or (b) any agreement for the performance by any Person other than the Servicer of some or all of the Services, in the case of (a) and (b) without the prior written consent of the Servicer.

                  SECTION 6.05. COMMUNICATIONS. LIFT shall, and shall cause each other Person within the LIFT Group and the Administrative Agent to, forward promptly to the Servicer a copy (or, if such communication is oral, notify the Servicer by prompt oral or written notice and, if oral notice, confirmed in writing upon request) of any communication received from any Person (including any Person under any Aircraft Assets Related Document) in relation to any Aircraft Asset.

                  SECTION 6.06. RATIFICATION. LIFT hereby ratifies and confirms and agrees to ratify and confirm (and shall cause each other Person within the LIFT Group to do the same) (and shall furnish written evidence thereof upon request of the Servicer) whatever the Servicer does in accordance with this Agreement in the exercise of any of the powers or authorities conferred upon the Servicer under the terms of this Agreement.

                  SECTION 6.07. ADDITIONAL AIRCRAFT ASSETS. If any Aircraft Asset shall become a Former Aircraft Asset pursuant to the provisions of Section
2.04 and thereafter the condition which caused such Former Aircraft Asset to cease to be an Aircraft Asset shall no longer exist or the transaction entered into as contemplated by Section 2.04(b) shall terminate, then LIFT shall, and shall require each other Person within the LIFT Group, as appropriate, to, cause such Former Aircraft Asset to become an Aircraft Asset and the Servicer shall accept such Aircraft Asset as an Aircraft Asset, such action to be confirmed by an exchange of correspondence to such effect.

                  SECTION 6.08. EXECUTION, AMENDMENT, MODIFICATION OR TERMINATION OF AIRCRAFT ASSETS RELATED DOCUMENTS. (a) In connection with the acquisition of any Aircraft (other than any Former Aircraft Asset) which becomes an Aircraft Asset after the Closing Date other than pursuant to the Asset Purchase Agreement, no later than ten Business Days prior to such Aircraft becoming an Aircraft Asset, LIFT shall deliver a written notice thereof to the Servicer setting forth the model type and manufacturer's serial number of such Aircraft and the Person within the LIFT Group which will become the owner

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                                                                              31

                               SERVICING AGREEMENT


of such Aircraft upon its acquisition, together with (x) a true and complete list all documents related to such Aircraft which will become Aircraft Assets Related Documents upon the acquisition of such Aircraft and (y) a true and complete copy of each document which will become an Aircraft Assets Related Document upon the acquisition of such Aircraft or, to the extent it has yet to be executed, the most current draft of such document (with a final executed copy to be delivered as promptly as practicable thereafter). LIFT will be deemed to represent and warrant to, and agree with, the Servicer on the date such Aircraft becomes an Aircraft Asset that (i) the Person within the LIFT Group listed as the owner of such Aircraft in the written notice provided by LIFT will have such title to such Aircraft as was conveyed to such Person on its acquisition free and clear of all Liens created by or through such Person, (ii) each Aircraft Assets Related Document related to such Aircraft is a legal, valid and binding agreement of the Person within the LIFT Group that is a party thereto (including by way of assignment or novation) and is enforceable against such Person within the LIFT Group that is a party thereto in accordance with its terms and (iii) no Person within the LIFT Group has modified, amended or waived any provision of or terminated any Aircraft Assets Related Document referred to in such written notice provided by LIFT except as disclosed therein. The Servicer shall not be required to perform any services provided for in or in connection with any Aircraft Assets Related Documents not delivered to it, and, to the extent that the failure to provide such service results in any Losses to the Servicer, LIFT shall indemnify the Servicer for such Losses on an After-Tax Basis, in accordance with the provisions of Article XI.

                  (b) No later than five Business Days after the date that (i) any agreement, instrument or other document becomes an Aircraft Assets Related Document (other than as contemplated in Section 6.08(a)) or (ii) any Aircraft Assets Related Document shall have been amended, modified or terminated, LIFT shall deliver written notice thereof to the Servicer together with (x) in the case of any newly executed Aircraft Assets Related Document, a true and complete copy of such Aircraft Assets Related Document, a list of all Aircraft Assets to which it relates and a description, in reasonable detail, of the relevance of such Aircraft Assets Related Document to such assets or (y) in the case of any amendment, modification or termination, a true and complete copy of any related agreement, instrument or other document;

                               SERVICING AGREEMENT


PROVIDED, HOWEVER, that such notice or such document shall not be required to be delivered, but shall be delivered if the Servicer does not have possession of such notice or document, delivery is so requested by the Servicer and LIFT has possession of such notice or document, if the Servicer was substantially involved in the preparation and execution of such new, amended, modified or terminated agreement, instrument or other document.

                  SECTION 6.09. ACCESS TO LIFT GROUP INFORMATION. At all such times as the Servicer may reasonably request, LIFT shall cause each other Person within the LIFT Group and the Administrative Agent to grant, access to the Servicer and its agents to the books of account, documents and other records of such Person (including "read only" and reporting access to the management information systems used by such Persons), and to officers, directors (or trustees, as applicable) and employees of each Person within the LIFT Group or any such agent for the purposes of the Servicer's performance of its obligations in respect of Aircraft Assets under this Agreement. LIFT will provide the Servicer with copies of the minutes of the board of Controlling Trustees of LIFT and any written materials presented to the board by any Person, including, without limitation, the Administrative Agent.

                  SECTION 6.10. LIFT GROUP ACCOUNTS AND CASH ARRANGEMENTS. (a) LIFT shall not, and shall not permit any other Person within the LIFT Group or any agent thereof to, establish any new bank or similar account relating to the Aircraft Assets or close any bank or similar account relating to the Aircraft Assets other than in accordance with the terms of the Indenture, the Security Trust Agreement or the Administrative Agency Agreement.

                  (b) No Person within the LIFT Group shall modify any arrangement with respect to any bank or similar account or the flow of cash in connection with the Aircraft Assets other than in accordance with the terms of the Indenture, the Security Trust Agreement or the Administrative Agency Agreement.


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                                                                              33

                               SERVICING AGREEMENT


                  SECTION 6.11. NOTIFICATION OF BANKRUPTCY. If LIFT or any other Person within the LIFT Group, shall consider taking any action to:

                  (a) file any petition or application, commence any proceeding, pass any resolution or convene a meeting with respect to (i) itself, any of its Affiliates or any of its assets under any United States Federal, state or local, foreign or other law relating to the appointment of an examiner, liquidator, receiver or similar Person with respect to LIFT or any other Person within the LIFT Group or over the whole or any part of any properties or assets of any of LIFT or any other Person within the LIFT Group or (ii) any bankruptcy, reorganization, compromise arrangements or insolvency of any of LIFT or any other Person within the LIFT Group; or

                  (b) make an assignment for the benefit of its creditors generally;

then LIFT shall notify the Servicer of such consideration a reasonable period of time prior to taking any such action to the extent practicable, but, in any event, prior to taking any such action (it being understood that the foregoing notice requirement shall not be construed to prohibit or restrain the taking of any action described in (a) or (b) above). If any of LIFT or any other Person within the LIFT Group becomes aware of the intention of, or any action by, any Person (whether a creditor or member of any of LIFT or any other Person within the LIFT Group) to appoint an examiner, liquidator, receiver or similar Person, it shall promptly notify the Servicer accordingly.

                  SECTION 6.12. FURTHER ASSURANCES. LIFT agrees and shall cause each other Person within the LIFT Group and their respective agents (including the Administrative Agent) to agree, that, at any time and from time to time, upon the written request of the Servicer, it will execute and deliver such further documents and do such further acts and things as the Servicer may reasonably request in order to effect the purposes of this Agreement.

                  SECTION 6.13. GUARANTEES. LIFT agrees and shall cause each other Person within the LIFT Group, to execute and deliver a LIFT Group Guarantee in favor of the Servicer in the form attached hereto as Appendix B.


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                                                                              34

                               SERVICING AGREEMENT


                  SECTION 6.14. TRANSFERS OF FUNDS. LIFT agrees and shall cause each other Person within the LIFT Group and their respective agents (including the Administrative Agent), to cooperate with the Servicer to the extent necessary to cause funds to be transferred into or out of the various Bank Accounts in order for the various payments from Lessees to be applied on a basis consistent with the instructions of such Lessees, subject in each case to the terms of the Leases and the rights and obligations of the lessors thereunder.


                                   ARTICLE VII

                            LIFT GROUP RESPONSIBILITY

                  SECTION 7.01. LIFT GROUP RESPONSIBILITY. Notwithstanding the appointment of the Servicer to perform the Services and the related delegation of authority and responsibility to the Servicer pursuant to this Agreement, each of LIFT and each other Person within the LIFT Group shall continue to have and exercise through its Controlling Trustees or board of directors, as applicable, real and effective central control and management of all matters related to its ongoing business, operations, assets and liabilities, subject to matters that are expressly the responsibility of the Servicer in accordance with the terms of this Agreement, and each of LIFT and each other Person within the LIFT Group shall at all times conduct its separate ongoing business in such a manner that the same shall at all times be readily identifiable from the separate business of the Servicer. Matters with respect to which responsibility is not being delegated to the Servicer shall include but are not limited to the matters set forth in Schedule 7.01.

                  SECTION 7.02. PERFORMANCE WITH RESPECT TO AIRCRAFT ASSETS. LIFT has directed the Servicer to, and the Servicer will, perform the Services in a manner that is intended to be consistent with maximizing the cash flows derived from the leases relating to the Aircraft Assets over time, subject to the constraints imposed by the Indenture and this Agreement and by seeking to achieve a balanced and diversified portfolio (including with respect to lessees, geography and lease term lengths), in all cases taking into account the then-existing and anticipated market conditions affecting the operating lease of used aircraft and the commercial aviation industry generally. LIFT understands and

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                                                                              35

                               SERVICING AGREEMENT


acknowledges the inherent uncertainty in determining market conditions at any point in time as well as the inherent limitations in anticipating market conditions from time to time. It is expressly understood that this Section 7.02 does not impose any higher or different standard of care or liability than is set forth in Article III.

                  SECTION 7.03. LEASE OPERATING BUDGET; AIRCRAFT ASSET EXPENSES BUDGET. (a) LIFT shall adopt with respect to each year during the term of this Agreement, in accordance with Sections 7.03(b), (c) and (d), (i) a single lease operating budget with respect to all Aircraft Assets (the "LEASE OPERATING BUDGET") and (ii) a single budget with respect to the Aircraft Asset expenses related to all Aircraft Assets (the "AIRCRAFT ASSET EXPENSES BUDGET"); PROVIDED, HOWEVER, that, with respect to the Year commencing January 1, 2001, LIFT shall have adopted the Lease Operating Budget and the Aircraft Asset Expenses Budget for such Year that are attached to a certificate delivered by LIFT to the Servicer on the Closing Date.

                  (b) In respect of each Year during the term of this Agreement, it is understood that the Administrative Agent shall prepare on behalf of the LIFT Group, and not later than the October 31 immediately preceding the commencement of such Year deliver to the Servicer (other than with respect to the fiscal year commencing January 1, 2001), a proposed Lease Operating Budget and a proposed Aircraft Asset Expenses Budget for such Year together with reasonably detailed information regarding the assumptions underlying such proposed budgets.

                  (c) In connection with the preparation of such proposed Lease Operating Budget and Aircraft Asset Expenses Budget, the Servicer shall provide the Administrative Agent, not later than the September 30 immediately preceding the commencement of such Year (other than with respect to the fiscal year commencing January 1, 2001), information in a form to be agreed from time to time relating to (i) Aircraft Assets lease rates, (ii) Aircraft Assets downtime,
(iii) direct technical expenditures (including any costs to be capitalized) relating to the Aircraft Assets, (iv) indirect costs relating to insurance, legal, consulting and other similar expenses and (v) such other Aircraft Assets expense- related information as may be reasonably required to prepare such budgets, in each case including the assumptions relating thereto. The Servicer shall only be

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                                                                              36

                               SERVICING AGREEMENT


obligated to provide expense-related information to the Administrative Agent pursuant to this Section 7.03(c) to the extent that such information relates to the Services performed by the Servicer hereunder. LIFT shall ensure that the Administrative Agent is instructed to prepare each such proposed Lease Operating Budget and proposed Aircraft Asset Expenses Budget on a timely basis.

                  (d) After the delivery of such proposed Lease Operating Budget and Aircraft Asset Expenses Budget as described in Sections 7.03(b) and (c), the Servicer and the Administrative Agent shall review and discuss such proposed Lease Operating Budget and Aircraft Asset Expenses Budget and shall make such adjustments thereto as they shall deem appropriate, and the revised proposed Lease Operating Budget and proposed Aircraft Asset Expenses Budget in respect of any Year shall then be submitted no later than the December 1 preceding such Year to LIFT for its consideration and approval (other than with respect to the fiscal year commencing January 1, 2001). The approved Lease Operating Budget and Aircraft Asset Expenses Budget for any Year, as each may be amended or modified from time to time, shall hereinafter be referred to as the "APPROVED BUDGET". Each Approved Budget shall be consistent with, and not in any manner reduce, limit or circumscribe, the delegation to the Servicer pursuant to this Agreement (including pursuant to Section 7.04) of a practical and workable level of autonomy, authority and responsibility with respect to the performance of the Services.

                  (e) If LIFT does not adopt any Approved Budget for any Year as contemplated by Section 7.03(d) or if, after an Approved Budget is adopted, LIFT shall determine that any Changed Circumstances have occurred and are continuing, then LIFT shall instruct the Servicer and the Administrative Agent, on behalf of the LIFT Group, to review and, to the extent possible, revise the Lease Operating Budget and Aircraft Asset Expenses Budget in such a manner as to adequately address the concerns of LIFT and/or such Changed Circumstances (it being understood that, subject to the last sentence of Section 7.03(d), LIFT may instruct the Servicer to proceed with a Lease Operating Budget and an Aircraft Asset Expenses Budget approved by LIFT if LIFT determines that any proposed revisions do not adequately address the concerns of LIFT and/or such Changed Circumstances).

                               SERVICING AGREEMENT


                  (f) Notwithstanding any other provision hereof, the Servicer shall have no liability for the failure of the Approved Budget for any Year to be achieved.

                  SECTION 7.04. TRANSACTION APPROVAL REQUIREMENTS. (a) The Servicer shall not do any of the following without the express prior written approval of LIFT:

                  (i) Except as otherwise required in accordance with the terms of any Lease or the Asset Purchase Agreement, sell (or enter into any agreement to sell) or otherwise dispose of any Aircraft (excluding any sale or exchange of any Engine, parts or components thereof or aircraft or engine spare parts or ancillary equipment or devices furnished therewith) forming part of the Aircraft Assets; provided, however, that the Servicer may transfer title or another interest in an Aircraft (x) to or in favor of a trust or an entity for the purpose of registering the Aircraft under the laws of an applicable jurisdiction so long as a Person in the LIFT Group retains the beneficial or economic ownership of the Aircraft, (y) from such trust or entity to a Person within the LIFT Group or (z) within or among LIFT and its Subsidiaries without limitation, provided with respect to this clause (z), that written notification shall have been given to each Rating Agency (as defined in the Indenture) of such transfer.

                  (ii) Enter into any new Lease (or any renewal or extension of an existing Lease, unless any such Lease being renewed or extended had previously been approved pursuant to this Section 7.04(a) or if any such Lease contains an extension option and such option is being exercised in accordance with the terms of such Lease) of Aircraft Assets if the Lease shall not comply with all the applicable provisions of Sections 5.02 and 5.03 of the Indenture with respect to the leasing of such Aircraft Assets or if the Lease grants a purchase option in favor of the Lessee.

                  (iii) Terminate any Lease or Leases (without substitution of, or replacement by, another substantially similar Lease or Leases with respect to such Aircraft Assets) to any single Lessee with respect to any Aircraft Assets then having an aggregate depreciated net book value on the books of

                               SERVICING AGREEMENT


         the applicable Person(s) within the LIFT Group in excess of $75,000,000.

                  (iv) Unless provided for in the then current Approved Budget (including the provisions of Section 7.03(e)), enter into any contract for the modification and/or maintenance of Aircraft Assets if the costs to be incurred thereunder by the applicable Person within the LIFT Group (A) exceed the greater of (1) the estimated aggregate cost of a heavy maintenance "D" check for the airframe and a total refurbishment of the engines for Aircraft Assets of the type in question and (2) the amount of the available maintenance reserves or other collateral under the applicable Lease or (B) are outside the ordinary course of the LIFT Group's business.

                  (v) Issue any Guarantee on behalf of, or otherwise pledge the credit of (other than with respect to trade payables in the ordinary course of the LIFT Group's business), any Person within the LIFT Group, except for any lien or indebtedness created in favor of the issuer of a surety bond, letter of credit or similar instrument to be obtained by or for the benefit of any Person within the LIFT Group in connection with the repossession of an Aircraft or other enforcement action under a Lease.

                  (vi) Except as specifically contemplated by Schedule 2.02(a), on behalf of any Person within the LIFT Group, enter into, amend or grant a waiver with respect to, any transaction with GE Capital or any of its Affiliates (including GE and its Affiliates), including for the acquisition, sale or lease of any Aircraft Assets from or to, or the obtaining or provision of services by, any such Person.

                  (vii) Incur on behalf of any Person within the LIFT Group any liability (actual or contingent) or cause any such liability to be incurred, except for a liability (A) contemplated in the then current Approved Budget, (B) arising out of, in connection with or related to a transaction of a type which is otherwise subject to approval under this
         Section 7.04 and is in fact so approved or, due to the existence of an exception, limitation or other carve out contained therein or in any definition therein, is not subject to approval under the relevant
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                                                                              39

                               SERVICING AGREEMENT


         provision of this Section 7.04, (C) incurred in the ordinary course of the LIFT Group's business, including, but not limited to, liabilities related to such matters specified in Schedule 7.04, or (D) incurred pursuant to a Lease in entering into the Lease or performing any obligations of the lessor thereunder; PROVIDED, HOWEVER, that the exception contained in clause (C) above is not intended to override any other restriction contained in this Agreement (other than this clause
         (vii)) relating to the incurrence of any liability referred to in such clause (C).

                  (viii) Enter into on behalf of LIFT or any Person within the LIFT Group, any order or commitment to acquire, or acquire on behalf of the LIFT Group, aircraft or, except as otherwise provided in Section 4(e) of Schedule 2.02(a), aircraft engines, except (A) in accordance with any Lease or (B) to acquire a replacement engine for an Aircraft so long as the same is provided for in the then current Approved Budget;

PROVIDED, HOWEVER, that, before the Servicer shall effect (or cause to be effected) any optional improvement or modification of any Aircraft Asset or effect any optional conversion of any Aircraft Asset from a passenger aircraft to a freighter or mixed-use aircraft or purchase or otherwise acquire any Engines or Parts outside of the ordinary course of business (other than in the ordinary course of business in connection with a new lease of such Aircraft Asset), the Servicer shall request that LIFT deliver to the Servicer a certificate certifying that such action will not violate Section 5.02(i) of the Indenture, such certificate to be delivered to the Servicer within seven Business Days after such request therefor, and the Servicer shall not undertake such action pending receipt of such certificate.

                  (b) Any transaction entered into by the Servicer on behalf of any Person within the LIFT Group (other than with other Persons within the LIFT Group) shall be on an arm's-length basis and on fair market value terms, unless otherwise agreed by LIFT on behalf of any such Person within the LIFT Group.

                  (c) The transaction approval requirements (the "TRANSACTION APPROVAL REQUIREMENTS") set forth in this Section 7.04 may only be amended by mutual agreement of the parties, and shall not in any event be amended to

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                                                                              40

                               SERVICING AGREEMENT


reduce, or circumscribe the delegation to the Servicer of, the level of autonomy, authority and responsibility contemplated by the Transaction Approval Requirements with respect to the performance of the Services. Any rejection by LIFT of any proposed transaction submitted to it by the Servicer pursuant to the Transaction Approval Requirements shall only be applicable to such portions of any such proposed transaction as are specifically required to be approved as set forth in Section 7.04(a).

                  (d) LIFT shall provide the Servicer with a response confirming its approval or rejection of any proposed transaction submitted to it by the Servicer as promptly as practicable following its receipt of a proposal from the Servicer and in any event not more than three Business Days after receipt of such a proposal. In the event that the Controlling Trustees of LIFT a duly authorized committee thereof or the Administrative Agent fails to approve of any transaction with respect to which an approval is required pursuant to the Transaction Approval Requirements and in respect of which the Servicer has submitted a reasonably detailed written proposal, LIFT shall provide a reasonably detailed written explanation for any such rejection to the Servicer simultaneously with notifying the Servicer of such rejection. The Servicer is not required to take any action with respect to any transaction for which approval was sought pending receipt of such explanation.

                  SECTION 7.05. APPROVED BUDGETS AND TRANSACTION APPROVAL REQUIREMENTS. Except as set forth in Section 7.04(a), no transaction entered into by the Servicer on behalf of any Person within the LIFT Group in connection with the performance by the Servicer of the Services shall require the approval of any Person within the LIFT Group or its Controlling Trustees or board of directors, as applicable, or any committees thereof; PROVIDED, HOWEVER, that nothing set forth in this Article VII shall prohibit the Servicer from seeking any approval or direction from LIFT with respect to any matter related to the Services or the Aircraft Assets to the extent that the Servicer believes to be appropriate and, pending the Servicer's receipt of any such approval or direction, the Servicer may refrain from taking any action with respect to the matter for which the Servicer has sought approval or direction.

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                                                                              41

                               SERVICING AGREEMENT

                                  ARTICLE VIII

                                  EFFECTIVENESS

                  SECTION 8.01. EFFECTIVENESS. The effectiveness of this Agreement and all obligations of the parties hereunder shall be conditioned upon satisfaction (or waiver by the appropriate party) of the conditions set forth in
Schedule 8.01.


                                   ARTICLE IX

                        SERVICING FEES; EXPENSES; TAXES;
                           PRIORITY OF SERVICING FEES

                  SECTION 9.01. SERVICING FEES. (a) In consideration of the Servicer's performance of the Services, LIFT agrees to pay to the Servicer servicing fees consisting of (i) the monthly base fee set forth in Section 9.02 ("MONTHLY BASE FEE"), (ii) the rent fees set forth in Section 9.03 ("RENT FEES"), (iii) the sales fee set forth in Section 9.04 ("SALES FEE") and (iv) the additional servicing fees set forth in Section 9.05 ("ADDITIONAL SERVICING FEES").

                  (b) LIFT agrees to provide the Servicer (with a copy to the Administrative Agent) with any information in a timely manner that the Servicer may reasonably request to enable the Servicer to determine the timing and amount of any payment that the Servicer is entitled to receive pursuant to this Agreement.

                  SECTION 9.02. MONTHLY BASE FEE. A Monthly Base Fee equal to $150,000 shall be payable by LIFT to the Servicer in arrears on each Payment Date during the Term of this Agreement; PROVIDED, HOWEVER, that in the event that any Aircraft (other than any Former Aircraft Asset) shall become an Aircraft Asset after the Closing Date other than pursuant to the Asset Purchase Agreement, then the Monthly Base Fee will be increased to reflect the addition of such Aircraft, and the amount of such increase will be negotiated in good faith by LIFT and the Servicer.

                  SECTION 9.03. RENT FEES. (a) Rent Fees shall consist of the Rent Payable Fee and the Rent Collected Fee. The Rent Fees shall be calculated by the Servicer and payable by LIFT as follows:

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                                                                              42


                               SERVICING AGREEMENT


                  (i) A Rent Payable Fee shall be payable by LIFT to the Servicer in arrears for each period commencing on the Closing Date (or, thereafter, the fourth Business Day prior to the most recent Calculation Date) and ending on the fourth Business Day prior to the next succeeding Calculation Date during the term of this Agreement (each such period, a "FEE PERIOD"), such payment to be made no later than the Payment Date immediately following the end of each such Fee Period.

                  The "RENT PAYABLE FEE" in respect of any Fee Period shall equal one percent (1.0%) of the aggregate amount of the Rents due from each Lessee attributable to such Fee Period, or portion of such Fee Period in which the relevant Aircraft constitutes an Aircraft Asset; PROVIDED, HOWEVER, that, in the event of an early termination of a Lease relating to any Aircraft Asset for any reason (other than by reason of the occurrence of an event of loss or exercise of a purchase option), the Rents which would have been payable pursuant to such Lease but for such early termination will be included in this calculation of the Rent Payable Fee until the earlier of (a) the date on which Rents shall become payable in respect of such Aircraft Asset pursuant to another Lease the Rents of which shall be included in this calculation of the Rent Payable Fee and (b) the day that numerically corresponds to the first date by which such Aircraft Asset and related Aircraft Documents shall have been physically repossessed by the Servicer following such early termination in (or, if no such day exists, the last day of) the calendar month that is the third month after the month in which such date occurs.

                  (ii) A Rent Collected Fee shall be payable by LIFT to the Servicer in arrears for each Fee Period, such payment to be made no later than the Payment Date immediately following the end of each such Fee Period.

                  The "RENT COLLECTED FEE" in respect of any Fee Period shall equal one percent (1.0%) of the aggregate amount of the Rents actually paid by each Lessee and, if any Lessee fails to pay any Rent when due, amounts applied towards such payment during such Fee Period or portion of such Fee Period in which the relevant Aircraft constitutes an Aircraft Asset; PROVIDED, HOWEVER, that if any collateral security, including any security deposit, is applied to the payment of Rent, then, for purposes of calculating the Rent Collected Fee, the amounts so applied shall not be included as Rent at the time of such application but shall be so included at such time as any

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                                                                              43

                               SERVICING AGREEMENT


Person within the LIFT Group shall receive substitute collateral security or a payment (whether in the form of Rent or otherwise) which restores, in whole or in part, such collateral security.

                  (b) Not less than four Business Days prior to each Payment Date immediately following the end of each Fee Period, the Servicer shall deliver a written notice to LIFT specifying the amount of the Rent Payable Fee and the amount of the Rent Collected Fee payable in respect of such Fee Period.

                  SECTION 9.04. SALES FEE. (a) A Sales Fee shall be payable with respect to each Fee Period by LIFT to the Servicer, such payment to be made not later than the Payment Date immediately following the end of each such Fee Period.

                  (b) The "SALES FEE" in respect of any Fee Period shall equal one percent (1.0%) of the Aggregate Gross Proceeds in respect of Dispositions of Aircraft Assets during such Fee Period. "AGGREGATE GROSS PROCEEDS" for any Fee Period means the sum of the Gross Proceeds for each Disposition of an Aircraft Asset that is an Aircraft Asset during such Fee Period. "DISPOSITION" means, with respect to any Aircraft Asset, the sale (including pursuant to the exercise of a purchase option), total loss or other event or circumstances under which such Aircraft Asset ceases to be an Aircraft Asset. "GROSS PROCEEDS" shall be an amount equal to the gross proceeds (including the fair market value of any non-cash consideration) received by any Person within the LIFT Group in respect of any Disposition of an Aircraft Asset.

                  (c) Not less than four Business Days prior to each Payment Date immediately following the end of each Fee Period, the Servicer shall deliver a written notice to LIFT specifying the amount of the Sales Fee payable in respect of such Fee Period.

                  SECTION 9.05. ADDITIONAL SERVICING FEES. (a) Additional Servicing Fees shall consist of Additional Sales Fees, Additional Disposition Fees and Additional Rent Collected Fees. The Additional Servicing Fees shall be calculated by the Servicer and payable by LIFT as follows:

                  (i) An Additional Sales Fee shall be payable by LIFT to the Servicer with respect to each Fee Period,

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                                                                              44

                               SERVICING AGREEMENT


such payment to be made on the Payment Date that amounts are distributed to the Servicer pursuant to Section 3.08(a)(xxxiv) of the Indenture; PROVIDED, HOWEVER, that such payment shall be made not later than the Payment Date immediately following the date on which all amounts outstanding to be paid under the Notes issued on the Closing Date shall have been paid in full. The "ADDITIONAL SALES FEE" in respect of any Fee Period shall equal one percent (1.0%) of the Aggregate Gross Proceeds in respect of Dispositions of Aircraft Assets during such Fee Period.

                  (ii) An Additional Disposition Fee shall be payable by LIFT to the Servicer in respect of any Disposition of an Aircraft Asset, such payment to be made on the Payment Date that amounts are distributed to the Servicer pursuant to Section 3.08(a)(xxxiv) of the Indenture.

                  The "ADDITIONAL DISPOSITION FEE" in respect of any Disposition of an Aircraft Asset shall equal five percent (5.0%) of the Adjusted Gross Proceeds in respect of such Disposition. "ADJUSTED GROSS PROCEEDS" means, in respect of the Disposition of an Aircraft Asset, an amount equal to (i) the Gross Proceeds received by any Person within the LIFT Group in respect of such Aircraft minus (ii) the sum of the Sales Fee and the Additional Sales Fee payable in respect of such Disposition and the Outstanding Principal Balance of Notes allocable to such Aircraft. On any date, the Outstanding Principal Balance of Notes allocable to an Aircraft shall equal the product of (i) (A) the Adjusted Base Value of such Aircraft divided by (B) the Adjusted Portfolio Value and (ii) the aggregate Outstanding Principal Balance of Notes, in each case on the most recent Payment Date.

                  (iii) An Additional Rent Collected Fee shall be payable by LIFT to the Servicer for each Fee Period commencing on or after the fourth Business Day prior to the Calculation Date immediately preceding the Payment Date on which all amounts outstanding to be paid under the Notes shall have been paid in full (each such Fee Period, an "ADDITIONAL FEE PERIOD"), such payment to be made no later than the Payment Date immediately following the end of each such Additional Fee Period.

                  The "ADDITIONAL RENT COLLECTED FEE" in respect of any Additional Fee Period shall equal three percent (3.0%) of the aggregate amount of the Rents actually paid by each Lessee and, if any Lessee fails to pay any Rents

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                                                                              45

                               SERVICING AGREEMENT


when due, amounts applied towards such payment during such Additional Fee Period or portion of such Additional Fee Period in which the relevant Aircraft constitutes an Aircraft Asset.

                  (b) Not less than four Business Days prior to each Payment Date immediately following the end of each Fee Period, the Servicer shall deliver a written notice to LIFT specifying the amount of any Additional Disposition Fees and the Additional Rent Collected Fee, payable in respect of such Fee Period.

                  SECTION 9.06. EXPENSES. (a) The Servicer shall be responsible for, and shall not be entitled to reimbursement for, the Servicer's overhead expenses set forth in Schedule 9.06(a) ("OVERHEAD EXPENSES").

                  (b) (i) LIFT shall be responsible for all costs and expenses relating to or associated with the Aircraft Assets other than Overhead Expenses, including those costs and expenses set forth in Schedule 9.06(b) ("AIRCRAFT ASSET EXPENSES"). Nothing contained in this Section 9.06 shall be deemed to impose on the Servicer any obligation to advance any of its own funds for any Aircraft Asset Expenses.

                  (ii) If, in connection with the performance of Services, the Servicer, on behalf of any Person within the LIFT Group, proposes to provide goods and services, or arrange for the provision of goods or services, from any vendor, supplier, service provider or other Person (A) for a purchase price in excess of U.S. $1,000,000 (or the equivalent thereof in the currency in which such obligation is payable) or (B) at any time when a default in respect of the payment of any amount due under this Agreement shall have occurred and be continuing, the Servicer may require LIFT to pay for such goods or services in advance or otherwise make the funds for payment of such goods or services available to the satisfaction of the Servicer. If such advance payment is not made or such funds are not otherwise made available, notwithstanding any other provision in this Agreement, the Servicer shall be relieved of its obligation to provide or arrange for the provision of such goods or services in respect of the Aircraft Assets for which such goods or services were to be provided but shall otherwise continue to manage such Aircraft Assets as provided in this Agreement and shall continue to be entitled to receive the fees specified in Sections 9.01, 9.02, 9.03, 9.04 and 9.05 in respect of such Aircraft Assets. In

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                                                                              46

                               SERVICING AGREEMENT


such case, LIFT may provide or arrange for the provision of such goods or services in respect of such Aircraft Assets.

                  SECTION 9.07. TAXES. (a) LIFT agrees to pay on an After-Tax Basis and to indemnify and hold harmless the Indemnified Parties on an After-Tax Basis from and against (i) all liability for Taxes of or imposed on the Taxpayers that are imposed on, or asserted to be payable by, any Indemnified Party as a result of the structuring and implementation of any aspect of the various transactions contemplated by the Final Prospectus or otherwise (other than any such Taxes described in Section 9.07(f)), regardless of whether such Taxes are attributable to a taxable period ending before, on or after the Closing Date, other than any such Taxes imposed on or payable by a Taxpayer in its capacity as a withholding agent in respect of amounts payable pursuant to this Agreement to an Indemnified Party and (ii) any liability for out-of-pocket fees, costs and expenses (including reasonable attorneys' fees) arising out of or incident to any Tax indemnified hereunder. If any Taxes for which LIFT is to indemnify any Indemnified Party pursuant to the immediately preceding sentence are payable after the Closing Date, LIFT shall pay or cause to be paid to such Indemnified Party an amount calculated on an After-Tax Basis equal to the amount of such Taxes no later than the later of (x) five Business Days after such Indemnified Party gives notice to LIFT that such amount is due and specifying the date such Taxes are due and payable (the "DUE DATE") and (y) one Business Day before the Due Date. Amounts described in clause (ii) shall be reimbursed on an After-Tax Basis not less frequently than quarterly. Any payment required to be made hereunder and not made at the time specified in the preceding two sentences shall bear interest at the Stipulated Interest Rate or such higher rate actually payable by such Indemnified Party on the delayed payment of the Taxes being indemnified, calculated from the date such payment was required to be made hereunder to the date such payment is actually received by the Indemnified Party.

                  (b) All amounts payable by or on behalf of LIFT pursuant to this Agreement shall be payable exclusive of any applicable value added tax, which value added tax, if payable, shall also be payable, upon production of a valid value added tax invoice by the Servicer. All amounts payable to LIFT by an Indemnified Party pursuant to this Agreement shall be inclusive of value added tax

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                                                                              47

                               SERVICING AGREEMENT


save to the extent such Indemnified Party is entitled to recover (by way of repayment, credit or set off) the whole or any part of such value added tax. Where it is so entitled, at the request of LIFT, value added tax shall be payable in addition thereto on production of a valid value added tax invoice but payment of the value added tax element shall not fall due until the latest possible date before the date on which such Indemnified Party shall receive such repayment, credit or set off (and such Indemnified Party shall be obligated to use reasonable endeavors (taking into account its overall tax position) to obtain such repayment, credit or set off as soon as possible); PROVIDED, HOWEVER, that, to the extent such payment of the value added tax element shall fall due prior to such date of receipt pursuant to Applicable Law, LIFT shall make such Indemnified Party whole on an After-Tax Basis for any resulting loss of the time value of funds. The Servicer shall act on LIFT's behalf in processing any refund of value added tax and the Servicer and LIFT shall cooperate in good faith to file an application for relief from value added taxes on VAT form 60A as soon as practicable after the date of this Agreement.

                  (c) Except as provided in Section 9.07(f), LIFT on an After-Tax Basis, pay and indemnify and hold the Indemnified Parties harmless from all Taxes imposed, levied or assessed against or upon the Person in the LIFT Group or any Indemnified Parties by any Governmental Authority upon or with respect to any of the Operative Agreements or any payment pursuant thereto or resulting from the matters or activities described therein, other than (except to the extent required to make any payment on an After-Tax Basis) (i) payroll, social security and employment Taxes of such Indemnified Party and any Taxes that are based on or measured by the net income, net receipts, net profits, net worth, franchise or conduct of business of such Indemnified Party, (ii) any Taxes payable by such Indemnified Party pursuant to the controlled foreign corporation provisions or the passive foreign investment company provisions of the U.S. Internal Revenue Code of 1986, as amended (the "CODE"), or any successor provision, (iii) any Taxes payable by an Indemnified Party (other than stamp, documentary or other similar taxes), which Taxes are imposed by Ireland or the United States of America or any political subdivision of either, or any other jurisdiction, to the extent such Taxes would not have been imposed but for any connection of the Indemnified Party or any Affiliate thereof with the jurisdiction imposing such Taxes (other than any such

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                                                                              48

                               SERVICING AGREEMENT


connection that results from activities of such Indemnified Party or any Affiliate which activities are located in such jurisdiction by reason of the location of (x) a specific lessee or sublessee of any Person within the LIFT Group (or, with respect to any Original Aircraft, the owner), (y) an Aircraft or any part thereof or (z) any other Person (other than any Indemnified Party) with whom any Person within the LIFT Group (or, with respect to any Original Aircraft, the owner) may be engaging, or contemplating engaging, in a commercial relationship), (iv) Taxes attributable to events or conditions arising after the termination or expiration of this Agreement and (v) Taxes imposed as a result of the gross negligence or wilful misconduct of any Indemnified Party. All Taxes with respect to which LIFT has an indemnification responsibility under this
Section 9.07 shall be paid not later than the date such Taxes shall be due unless and to the extent, in the case of Taxes that do not burden any of the assets or property of any Indemnified Party and are assessed solely upon a Person or Persons within the LIFT Group, such Person or Persons within the LIFT Group shall be contesting such Taxes in good faith by appropriate proceedings, in which case such Taxes, or so much thereof as are being contested and are unpaid, shall be paid promptly upon a final determination that such Taxes, are due and payable. In the event any Taxes with respect to which LIFT has an indemnification responsibility under this Section 9.07 are levied on any Indemnified Party, or any Indemnified Party is required by law or otherwise to pay any such Taxes in the first instance or as a result of a Person or Persons within the LIFT Group's failure to comply with, or nonperformance in relation to, any Applicable Law or regulations governing the payment thereof by such Person or Persons within the LIFT Group, LIFT shall pay to such Indemnified Party the full amount thereof on an After-Tax Basis within five Business Days after receipt from such Indemnified Party of any written request for such payment but not later than the due date for such Taxes. Any payment required to be made hereunder and not made at the time specified under this Section 9.07 shall bear interest at the Stipulated Interest Rate or such higher rate actually paid by such Indemnified Party on the delayed payment of the Taxes being indemnified, calculated from the date such payment was required to be made hereunder to the date such payment is actually received by such Indemnified Party.

                  (d) If any claim or demand is asserted in writing with respect to a Tax indemnified hereunder, such

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                                                                              49

                               SERVICING AGREEMENT


Indemnified Party shall in good faith notify LIFT of such claim or demand within 10 days of receipt thereof; PROVIDED, HOWEVER, that failure to give such notification shall not affect such Indemnified Party's entitlement to indemnification hereunder unless such failure shall materially and adversely prejudice the ability of LIFT to defend itself or any Indemnified Party against any such action, claim, demand, proceeding or suit. If LIFT shall so request within 30 days after receipt of such notice, such Indemnified Party shall in good faith at LIFT's expense contest the imposition of such Tax; PROVIDED, HOWEVER, that such Indemnified Party may in its sole discretion select any applicable forum for such contest and determine whether any such contest shall be by (i) resisting payment of such Tax, (ii) paying such Tax under protest or
(iii) paying such Tax and seeking a refund thereof; PROVIDED FURTHER, HOWEVER, that at such Indemnified Party's option such contest shall be conducted by LIFT in the name of such Indemnified Party (subject to the preceding proviso) (it being understood that LIFT shall not be permitted to contest the imposition of such Tax in the name of such Indemnified Party without the prior written consent of such Indemnified Party). In no event shall such Indemnified Party be required or LIFT be permitted by such Indemnified Party to contest the imposition of any Tax for which LIFT is obligated to indemnify pursuant to this Section 9.07 unless (i) such Indemnified Party shall have received from LIFT (A) an indemnity reasonably satisfactory to such Indemnified Party for any liability, expense or loss arising out of or relating to such contest and (B) an opinion of tax counsel to LIFT furnished at the expense of LIFT to the effect that a reasonable basis exists for contesting such claim; (ii) LIFT shall have agreed to pay such Indemnified Party on demand all reasonable costs and expenses that such Indemnified Party may incur in connection with contesting such claim (including all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax); (iii) LIFT shall be in compliance with all of their obligations under this Agreement; (iv) such Indemnified Party shall have determined that the action to be taken will not result in a material risk of sale, forfeiture or loss of, or the creation of any Lien (except if LIFT shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Indemnified Party in a manner reasonably satisfactory to such Indemnified Party) on any property or rights of such Indemnified Party, or any portion thereof or any interest therein; and (v) if

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                                                                              50

                               SERVICING AGREEMENT


such contest shall be conducted in a manner requiring the payment of the claim, shall have paid the amount required. Notwithstanding anything contained in this
Section 9.07, an Indemnified Party shall not be required nor shall LIFT be permitted by such Indemnified Party to contest or continue to contest in the name of an Indemnified Party the imposition of any Tax for which LIFT is obligated to indemnify pursuant to this Section 9.07 if such an Indemnified Party shall waive in writing its rights to indemnification under this Section
9.07 with respect to such Tax.

                  (e) If any Indemnified Party shall obtain a refund of all or any part of any Tax paid by LIFT such Indemnified Party shall, provided no Event of Default, or default by LIFT in the payment of any amount due hereunder, has occurred and is continuing, pay LIFT an amount equal to the amount of such refund, including interest received or credited and attributable thereto, plus any net Tax benefit (or minus any net Tax detriment) realized by such Indemnified Party as a result of a payment made pursuant to this sentence or as a result of the receipt or accrual of such refund, including interest received or credited and attributable thereto. If any Indemnified Party shall have paid LIFT any refund of all or part of any Tax paid by LIFT and it is subsequently determined that such Indemnified Party was not entitled to the refund, such determination shall be treated as the imposition of a Tax for which LIFT is obligated to indemnify such Indemnified Party pursuant to the provisions of
Section 9.07 hereof.

                  (f) Notwithstanding the other provisions of this Section 9.07, LIFT will have no liability under this Section 9.07 and the Servicer will indemnify and hold harmless LIFT and the other members of the LIFT Group in respect of any Taxes (including any associated interest, penalties and additions to tax) imposed by the United States of America as a result of LIFT being obligated to make, or failing to make, a payment of such Taxes pursuant to section 1446 of the Code, or any successor provision thereto, by reason of the Servicer being treated as a partner of or in a member of the LIFT Group as a result of any Indemnified Party holding any direct or indirect interest in a D Note (as defined in the Indenture) or as a result of the Additional Servicing Fees payable to the Servicer.

                  SECTION 9.08. PRIORITY OF PAYMENTS TO SERVICER. Any and all amounts due and owing to the

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                                                                              51

                               SERVICING AGREEMENT


Servicer or any of its Affiliates (including any amounts due and owing to the Servicer or any of its Affiliates with respect to indemnification) pursuant to this Agreement (other than the Additional Servicing Fees) shall be entitled to the priority established therefor in the Indenture, which priority LIFT agrees not to amend without the consent of the Servicer.


                                    ARTICLE X

                     TERM; RIGHT TO TERMINATE; RESIGNATION;
                    CONSEQUENCES OF EXPIRATION, TERMINATION,
              RESIGNATION OR REMOVAL; CERTAIN TAX MATTERS; SURVIVAL

                  SECTION 10.01. TERM. This Agreement shall have a non-cancelable term commencing on the Closing Date and expiring on the later of
(a) the first date on which all amounts outstanding to be paid under the Notes (and any similar obligations of LIFT issued pursuant to any other indenture or similar agreement (I.E., there shall be no Notes or similar obligations outstanding)) shall have been paid in full and no Beneficial Interest Certificates (or any similar equity interests in LIFT) remain outstanding and
(b) the date on which there shall cease to be any Aircraft Assets; PROVIDED, HOWEVER, that LIFT shall be entitled to terminate this Agreement following the payment in full of all amounts outstanding to be paid under the Notes and any similar obligations of LIFT issued pursuant to any other indenture or similar agreement (I.E., there shall be no Notes or similar obligations outstanding). During the term, this Agreement shall not be terminable by either party except as expressly provided in this Article X.

                  SECTION 10.02. RIGHT TO TERMINATE. (a)(i) At any time during the term of this Agreement, the Servicer shall in accordance with Section 10.02(c) be entitled to terminate this Agreement if:

                  (A) LIFT shall fail to pay in full when due (1) any Servicing Fees within five days after the effectiveness of written notice from the Servicer of such failure or (2) any other amount payable by LIFT hereunder or any other Operative Agreement within ten days after the effectiveness of written notice from the Servicer of such failure; or

                  (B) any Person within the LIFT Group shall fail to perform or observe or shall violate in any

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                                                                              52

                               SERVICING AGREEMENT


         material respect any material term, covenant, condition or agreement to be performed or observed by it in respect of this Agreement or any other Operative Agreement (other than with respect to payment obligations of LIFT referred to in clause (a)(i)(A) of this Section 10.02); or

                  (C) any material representation or warranty by any Person within the LIFT Group made in this Agreement or any other Operative Agreement or in any report, certificate, financial statement or other agreement, instrument or document at any time furnished by or on behalf of any Person within the LIFT Group in connection therewith shall prove to have been false or misleading in any material respect when made or furnished and such representation or warranty shall remain false and misleading in any material respect and such misrepresentation or breach of warranty is reasonably likely to have a Material Adverse Effect on the Servicer or a material adverse effect on the rights and obligations of the Servicer under this Agreement (including the Servicer's compensation hereunder); or

                  (D) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of LIFT or any Significant Subsidiary of LIFT or of a substantial part of the property or assets of any of such Persons, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 75 days or an order or decree approving or ordering any of the foregoing shall be entered or any such Persons within the LIFT Group shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 75 days; or

                  (E) LIFT or any Significant Subsidiary of LIFT shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or

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                                                                              53

                               SERVICING AGREEMENT


         state or foreign bankruptcy, insolvency, receivership or similar law,
         (ii) consent to the institution of, or fail to contest the filing of, any petition described in clause (D) above, (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (iv) make a general assignment for the benefit of its creditors; or

                  (F) there shall cease to be any Aircraft Assets;
         or

                  (G) the Indenture shall cease to be in full force and effect; or

                  (H) any Guarantee issued in favor of the Servicer shall cease to be a legal, valid and binding agreement of the relevant Person within the LIFT Group, enforceable in accordance with its terms.

                  (ii) Upon the occurrence of an event set forth in clause (i) of this Section 10.02(a), in addition to the right of the Servicer to terminate this Agreement in whole pursuant to Section 10.02(a)(i), the Servicer shall be entitled to terminate its obligations to provide the Services with respect to one or more specific Aircraft Assets (but less than all the Aircraft Assets) (any termination with respect to less than all the Aircraft Assets being a "PARTIAL TERMINATION"). If, upon any such Partial Termination, the Servicer shall elect to continue to provide Services with respect to any Aircraft Asset, the Servicer shall specify the Aircraft Assets in respect of which it intends to continue to provide Services in the Termination Notice with respect to the Partial Termination. All references to the expiration or termination of this Agreement shall mean the expiration or termination of this Agreement in whole and not to a Partial Termination unless expressly otherwise stated.

                  (b) At any time during the term of this Agreement, LIFT shall be entitled to terminate this Agreement if:

                  (i) neither GE nor GE Capital shall own directly or indirectly at least 75% of the voting equity of, and economic interest in, the Servicer or any Servicer Delegate; or


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                                                                              54

                               SERVICING AGREEMENT


                  (ii) the Servicer shall fail in any material respect to perform any material Services in accordance with the Standard of Care or the Conflicts Standard and such failure shall have a Material Adverse Effect on the LIFT Group taken as a whole; or

                  (iii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of GE, GE Capital or the Servicer or any Servicer Delegate, or of a substantial part of the property or assets of the Servicer, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 75 days or an order or decree approving or ordering any of the foregoing shall be entered or the Servicer shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 75 days; or

                  (iv) GE, GE Capital or the Servicer shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest the filing of, any petition described in clause (iii) above,
         (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (D) make a general assignment for the benefit of its creditors; or

                  (v) there shall have occurred and be continuing an Event of Default under Section 4.01(a) of the Indenture in respect of the payment of interest on any Class A Note (as defined in the Indenture) due to an insufficiency of funds in the Collection Account on the relevant date, which Event of Default (x) shall have occurred on a date on which no amount is available for drawing under any Credit Facility (as defined in the Indenture) in respect thereof and (y) shall have continued unremedied for 60 days; or


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                                                                              55

                               SERVICING AGREEMENT


                  (vi) an Event of Default (other than one referred to in clause
         (v) of this Section 10.02(b)) under the Indenture shall have occurred and, other than in respect of an Event of Default under Sections 4.01(e) or 4.01(f) of the Indenture, a Default Notice (pursuant to which the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall become due and payable) shall have been issued in accordance with the terms of the Indenture, and at the time of such Event of Default at least 10 Aircraft Assets shall not be subject to Leases and each such Aircraft Asset shall have been off-lease and reasonably available for re-lease (including in the possession of the Servicer, together with the related Aircraft Documents) during the three-month period ending on the date of such Event of Default.

                  (c)(i) Either party to this Agreement (the "TERMINATING PARTY") may, at any time during the term of this Agreement, by written notice (the "TERMINATION NOTICE") to the other (the "NONTERMINATING PARTY"), set forth its determination to terminate this Agreement pursuant to clause (a) of this
Section 10.02 (in the case of the Servicer) or Section 10.01 or clause (b) of this Section 10.02 (in the case of LIFT) or to provide for a Partial Termination of this Agreement pursuant to clause (a)(ii) of this Section 10.02 (in the case of the Servicer); PROVIDED, HOWEVER, that this Agreement shall not terminate until and unless a Replacement Servicer shall have been appointed and shall have accepted such appointment in accordance with Section 10.04(c); PROVIDED FURTHER that failure by the Terminating Party to provide such Termination Notice shall not affect such party's rights under Section 10.02(a) or Section 10.01 or
Section 10.02(b), as the case may be. Any Termination Notice shall set forth in reasonable detail the basis for such termination.

                  (ii) Unless the Termination Notice is provided by LIFT pursuant to the proviso to Section 10.01, no later than the fifth day following the effectiveness of the Termination Notice (the "EFFECTIVENESS DATE"), the Nonterminating Party shall advise the Terminating Party in writing whether the Nonterminating Party (A) intends to cure the basis for such termination and, if so, the action it intends to take to effectuate such cure or (B) does not intend to cure the basis for such termination; PROVIDED, HOWEVER, that the failure of the Nonterminating Party to deliver such notice by such day

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                                                                              56

                               SERVICING AGREEMENT


shall be deemed to constitute notice that it does not intend to cure the basis for termination. In the event that the Termination Notice is provided by LIFT pursuant to the proviso to Section 10.01 or the Nonterminating Party notifies (or is deemed to have notified) the Terminating Party that the Nonterminating Party does not intend to cure the basis for such termination, then this Agreement shall terminate or the Partial Termination shall take effect, as the case may be, immediately or on such later date as the Terminating Party shall have indicated in the Termination Notice to the Nonterminating Party. In the event that the Nonterminating Party notifies the Terminating Party by such fifth day that it intends to cure the basis for such termination, then the Nonterminating Party shall (A) have 15 days from the Effectiveness Date to effectuate such cure to the reasonable satisfaction of the Terminating Party or
(B) if such cure cannot reasonably be expected to be effectuated within such 15-day period, (1) demonstrate to the reasonable satisfaction of the Terminating Party that substantial progress is being made toward the effectuation of such cure and (2) effectuate such cure to the reasonable satisfaction of the Terminating Party no later than the thirtieth day following the Effectiveness Date. Upon the failure of the Nonterminating Party to effectuate a cure in accordance with the immediately preceding sentence, this Agreement shall terminate or the Partial Termination shall take effect, as the case may be, on the latest of (A) the day immediately following the expiration of such 15- or 30-day period, (B) such later date as shall be indicated in the Termination Notice or (C) the date as of which a Replacement Servicer has been engaged to perform the Services with respect to the Aircraft Assets and has accepted such appointment in accordance with the provision of Section 10.04(c).

                  SECTION 10.03. RESIGNATION OR REMOVAL. (a) If the Servicer reasonably determines that (x) directions given by any Person to the Servicer in accordance with this Agreement are or would be if carried out or (y) Services required to be performed under this Agreement are or would be if carried out (i) unlawful under Applicable Law, (ii) in violation of any GE Policy, (iii) likely to lead to an investigation by any Governmental Authority, directly or indirectly, of or relating to the Servicer, any of its Affiliates or the Services, (iv) directions or Services that would expose the Servicer to any liabilities for which adequate bond or indemnity has not, in the Servicer's good faith opinion, been provided or (v) directions or Services that would place the Servicer in a conflict of interest with respect to which, in the Servicer's good faith opinion, the Servicer cannot continue to perform its obligations hereunder within the requirements set forth in Article III with respect to all Aircraft Assets or any affected Aircraft Assets, as the case may be, it may resign as the Servicer for all purposes under this Agreement in relation to all the Aircraft Assets or, at its election, any affected Aircraft Assets (but with respect to clause (v) above the Servicer may resign only with respect to the affected Aircraft) for the duration of this Agreement, such resignation to become effective upon the selection by LIFT of a Replacement Servicer that has been engaged to perform the Services with respect to all the Aircraft Assets or any affected Aircraft Assets, as the case may be, and that has accepted such appointment in accordance with the provisions of Section 10.04(c) (it being understood that, notwithstanding any other provision herein to the contrary, the Servicer shall be under no obligation to follow such directions or perform such Services pending the selection of and acceptance by a Replacement Servicer).

                  (b) If LIFT shall have received a notice from the Servicer pursuant to Section 3.02(d) hereof to the effect that the Servicer cannot continue to perform its obligations hereunder within the requirements set forth in Section 3.02 with respect to all Aircraft Assets or any affected Aircraft Assets, LIFT may remove the Servicer for all purposes under this Agreement in relation to the affected Aircraft Assets or, in the event that the Servicer has notified LIFT that the Servicer cannot continue to perform its obligations with respect to all Aircraft Assets, all the Aircraft Assets for the duration of this Agreement, such removal to become effective upon the selection by LIFT of a Replacement Servicer that has been engaged to perform the Services with respect to any affected Aircraft Assets or all the Aircraft Assets, as the case may be, and that has accepted such appointment in accordance with the provisions of
Section 10.04(c) (it being understood that, notwithstanding any other provision herein to the contrary, the Servicer shall be under no obligation to perform Services with respect to the affected Aircraft Assets pending the selection of and acceptance by a Replacement Servicer).

                  (c) If any Taxes that are based on or measured by all or a portion of the revenues, rental income or assets of any Person within the LIFT Group (other than

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                                                                              58

                               SERVICING AGREEMENT


(i) any Taxes payable by any such Person pursuant to the controlled foreign corporation provisions or the passive foreign investment company provisions of the Code or (ii) Taxes imposed as a result of the gross negligence or wilful misconduct of any such Person) shall be imposed on or with respect to the Servicer or any Affiliate thereof, and if such Taxes are not indemnified by LIFT then, provided that the Servicer shall have undertaken reasonable efforts (that do not involve any material cost to the Servicer or any Affiliate thereof) to otherwise avoid the imposition of such Taxes, the Servicer may resign as the Servicer for all purposes under this Agreement in relation to all the Aircraft Assets or, at its election, any Aircraft Assets the resignation with respect to which would reduce or eliminate such Taxes for the duration of this Agreement, such resig nation to become effective upon the selection by LIFT of a Replacement Servicer to perform the Services with respect to all the Aircraft Assets or such Aircraft Assets as the case may be, that has accepted such appointment in accordance with the provisions of Section 10.04(c); PROVIDED, HOWEVER, that pending the effectiveness of such resignation, LIFT shall be required to post a bond, irrevocable letter of credit or other form of security reasonably acceptable to the Servicer to be drawn upon by the Servicer in the event that any such additional Taxes continue to be imposed on or with respect to the Servicer or any Affiliate thereof during such pendency.

                  SECTION 10.04. CONSEQUENCES OF EXPIRATION, TERMINATION, RESIGNATION OR REMOVAL. (a) NOTICES. (i) Upon the expiration or termination of this Agreement in accordance with this Article X, or upon the resignation by or removal of the Servicer with respect to the performance of the Services for any or all of the Aircraft Assets, the Servicer will promptly forward to LIFT any notices, reports and communications received by it from any relevant Lessee during the one year immediately after expiration, termination, resignation or removal.

                  (ii) LIFT will notify promptly each relevant Lessee and any relevant third party (with a copy to each Rating Agency) of the termination, resignation or removal of the Servicer under this Agreement in relation to any of the Aircraft Assets and will request that all such notices, reports and communications thereafter be made or given directly to the Replacement Servicer and LIFT.


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                                                                              59

                               SERVICING AGREEMENT


                  (b) ACCRUED RIGHTS. A termination, resignation or removal in relation to any or all the Aircraft Assets shall not affect the respective rights and liabilities of either party accrued prior to such termination in respect of any prior breaches hereof or otherwise.

                  (c) REPLACEMENT SERVICER. (i) Upon the expiration or termination of this Agreement in accordance with this Article X, or upon the resignation by or removal of the Servicer with respect to the performance of the Services for any or all of the Aircraft Assets, the Servicer will cooperate with any Replacement Servicer, including providing such Replacement Servicer with all information and documents reasonably requested.

                  (ii) Other than at the expiration of the term as set forth in
Section 10.01 or pursuant to a termination of the Agreement by the Servicer in accordance with Section 10.02(a)(i)(A), the Servicer may not resign or be removed from its obligations and duties as Servicer hereunder, nor may this Agreement be terminated with respect to the Servicer, in either case in whole or in part, unless a Replacement Servicer has been appointed and has accepted such appointment and LIFT has received written confirmation from each of the Rating Agencies that no lowering or with drawal of the then current Ratings of any class or subclass of Notes will result from such appointment; PROVIDED, HOWEVER, that, in the event that a Replacement Servicer shall not have been appointed within 90 days after any termination of this Agreement with respect to the Servicer or any resignation by or removal of the Servicer, the Servicer may petition any court of competent jurisdiction for the appointment of a Replacement Servicer.

                  (d) PAYMENT OF FEES AND EXPENSES. (i) Upon the expiration or termination of this Agreement in accordance with this Article X, or upon the resignation or removal of the Servicer with respect to the performance of the Services for any Aircraft Asset, so long as the Servicer is continu ing to perform any of the Services, LIFT shall continue to pay Servicing Fees and reimbursable Aircraft Asset Expenses to the Servicer until a Replacement Servicer shall have been appointed and shall have accepted such appointment in accordance with the provisions of Section 10.04(c).

                  (ii) If a Replacement Servicer is appointed with respect to any Aircraft Asset in accordance with Section 10.04(c) and such Aircraft Asset is sold by any

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                                                                              60

                               SERVICING AGREEMENT


Person within the LIFT Group to a customer to whom the Servicer had been actively engaged in marketing such Aircraft Asset and with whom the Servicer had been engaged in substantive discussions at any time during the three- month period prior to the appointment and acceptance of such Replacement Servicer, the Servicer shall be paid Sales Fees in respect of such Aircraft Asset as if the Servicer had arranged for the sale of such Aircraft Asset. Following any such appointment of a Replacement Servicer, the Servicer will, upon the request of LIFT, provide LIFT with a list of customers with respect to which the Servicer had been actively engaged in marketing such Aircraft Asset and with which the Servicer had been engaged in substantive discussions at any time during such three-month period. Such list shall be treated as confidential by LIFT and shall not be disclosed to any Person other than members of the Controlling Trustees of LIFT and the Administrative Agent or used for any purpose other than as a basis for determining any Sales Fees payable to the Servicer pursuant to the first sentence of this Section 10.04(d)(ii).

                  (e) TRANSITION. Upon the expiration or termina tion of this Agreement in accordance with this Article X, or upon the resignation or removal of the Servicer with respect to the performance of the Services for any Aircraft Asset, the Servicer shall promptly return the originals (and all copies) within its possession of all Aircraft Assets Related Documents to LIFT and shall provide LIFT with such access to other nonconfidential, nonproprietary documentation and information relating to the business of any Person within the LIFT Group (and, upon the request by LIFT and to the extent practicable, copies thereof) within its possession as is reasonably necessary to the conduct of the business of any Person within the LIFT Group.

                  SECTION 10.05. SURVIVAL. Notwithstanding any termination or the expiration of this Agreement, (a) the obligations of LIFT under Sections 2.03(g), 2.03(i), 2.03(j), 2.04, 2.05(a), 2.05(c), 2.05(d), 2.05(f), 2.05(g),
2.05(h), 3.03, 3.04, 6.06 and 7.03(f), Article IX, Sections 10.04 and 10.05,
Article XI and Sections 13.01 and 13.03 of this Agreement and Section 2.2(b) of
Schedule 2.02(a) to this Agreement and the Servicer's obligations under Section
10.04 and Article XI shall survive such termination or expiration, as the case may be, and (b) the representations and warranties contained in Article IV and in Section 2.02(g)

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                                                                              61

                               SERVICING AGREEMENT


shall survive and remain in full force and effect until the third anniversary of the date on which this Agreement shall have expired or terminated.


                                   ARTICLE XI

                                 INDEMNIFICATION

                  SECTION 11.01. INDEMNITY. (a) Notwithstanding anything to the contrary set forth herein (other than Section 2.03(m)) or in any other Operative Agreement, LIFT does hereby assume liability for, and does hereby agree to indemnify and hold harmless on an After-Tax Basis each of the Indemnified Parties from any and all Losses that may be imposed on, incurred by or asserted against any Indemnified Party, directly or indirectly, arising out of, in connection with or related to (i) the Servicer's performance under this Agreement or from errors in judgment or omissions by the Servicer under this Agreement; PROVIDED, HOWEVER, that such indemnity shall not apply to the extent that such Losses are finally adjudicated to have been directly caused by (x) the willful misconduct or gross negligence of the Servicer in respect of its obligation to apply the Standard of Care or the Conflicts Standard in respect of its performance of the Services or (y) any representation or warranty by the Servicer set forth in Sections 4.10 or 4.11 having proven to be false on the date hereof, (ii) any Indemnified Parties' involvement (or alleged involvement) in connection with the structuring or implementation of any aspect of the transactions contemplated by the Final Prospectus and (iii) the offering or sale of the Notes or Beneficial Interest Certificates by LIFT or any of its Affiliates, including any Losses to which any Indemnified Party may become subject, under the Securities Act of 1933, the Securities Exchange Act of 1934 or other Federal or state statutory law or regulation, at common law or otherwise, insofar as any such Loss arises out of, or is based upon (y) any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus or in any amendment thereof or supplement thereto or in any preliminary offering memorandum or other preliminary prospectus related thereto or (z) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Final Prospectus, in light of the circumstances under which they were made, not misleading.


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                                                                              62

                               SERVICING AGREEMENT


                  (b) Each Indemnified Party agrees to give LIFT prompt notice of any action, claim, demand, discovery of fact, proceeding or suit for which the applicable Indemni fied Party intends to assert a right to indemnification under this Agreement; PROVIDED, HOWEVER, that failure to give such notification shall not affect such Indemnified Party's entitlement to indemnification under this Section 11.01 unless and only to the extent such failure results in actual irreparable prejudice to LIFT or any other Person within the LIFT Group.

                  SECTION 11.02. PROCEDURES FOR DEFENSE OF CLAIMS. (a) If a Third Party Claim is made against any Indemnified Party, the applicable Indemnified Party shall promptly notify LIFT in writing of such claim (which notice shall include all relevant information reasonably necessary for LIFT to understand such claim which is in the possession or under the control of, or which can with reasonable commercial efforts be obtained by, such Indemnified Party at the time of such notice, subject to Applicable Laws and confidentiality obligations), and the Servicer or LIFT(if so directed by the applicable Indemnified Party and if so accepted by LIFT) will undertake the defense thereof. The failure to notify LIFT promptly shall not relieve LIFT of its obligations under this Article XI unless and only to the extent that such failure results in actual irreparable prejudice to LIFT or any other Person within the LIFT Group.

                  (b) If so directed by the applicable Indemnified Party and if accepted by LIFT, LIFT shall within 30 days, undertake the conduct and control, through counsel of its own choosing (subject to the consent of the applicable Indemnified Party, such consent not to be unreasonably withheld or delayed) and at LIFT's risk and expense, the good faith settlement or defense of such claim, and the applicable Indemnified Party shall cooperate fully with LIFT in connection therewith; PROVIDED, HOWEVER, that (i) at all times the applicable Indemnified Party shall be entitled to participate in such settlement or defense through counsel chosen by it, and the fees and expenses of such counsel shall be borne by the applicable Indemnified Party, and (ii) LIFT shall not be entitled to settle such claims unless it shall have confirmed in writing its obligation to indemnify the applicable Indemnified Party for the liability asserted in such claim. LIFT shall obtain the written consent of the applicable Indemnified Party prior to ceasing to defend, settling or otherwise disposing of such claim if as a result thereof such Indemnified Party would become

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                                                                              63

                               SERVICING AGREEMENT


subject to injunctive, declaratory or other equitable relief or the business of such Indemnified Party would be materially adversely affected in any manner.

                  (c) So long as LIFT is reasonably contesting any such claim in good faith, the applicable Indemnified Party shall fully cooperate with LIFT in the defense of such claim as is reasonably required by LIFT. Such cooperation shall include the retention and the provision of records and information which are reasonably relevant to such Third Party Claim and making directors, officers and employees available on a mutually convenient basis to provide additional information. Neither the Servicer nor any Indemnified Party shall settle or compromise any claim without the written consent of LIFT unless the Servicer or the applicable Indemnified Party agrees in writing to forego any and all claims for indemnification from LIFT with respect to such claims.

                  (d) If LIFT, within 5 days after notice of any such claim, does not agree to defend such Third Party Claim as directed by the applicable Indemnified Party, such Indemnified Party will have the right to undertake the defense, compromise or settlement of such Third Party Claim.

                  SECTION 11.03. REIMBURSEMENT OF COSTS. The costs and expenses, including fees and disbursements of counsel (except as provided in clause (i) of the proviso to the first sentence of Section 11.02(b)) and expenses of investigation, incurred by any Indemnified Party in connection with any Third Party Claim, shall be reimbursed on a quarterly basis by LIFT upon the submission of evidence reasonably satisfactory to LIFT that such expenses have been incurred, without prejudice to LIFT's right to contest the Indemnified Party's right to indemnification and subject to refund in the event that LIFT is ultimately held not to be obligated to indemnify the Indemnified Party.

                  SECTION 11.04. WAIVER OF CERTAIN CLAIMS; SPECIAL INDEMNITY. LIFT does hereby (a) assume liability for and agree to indemnify and hold harmless on an After-Tax-Basis, in accordance with the provisions of this
Article XI, each of the Indemnified Parties from any and all Losses that may be imposed on, incurred by or asserted against any Indemnified Party directly or indirectly arising out of, in connection with or related to any claims of shareholders or creditors of any Person within the LIFT Group and any claims ("SHADOW

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                                                                              64

                               SERVICING AGREEMENT


DIRECTOR/RELATED COMPANY CLAIMS") that may be made by or on behalf of any Person against any Indemnified Party which are based on any Indemnified Party being a shadow director of, or a related company to, any Person within the LIFT Group under applicable Irish law or any similar concept under any other Applicable Law; (b) waive, and shall cause each other Person within the LIFT Group to waive, any and all Shadow Director/Related Company Claims that may be made by or on behalf of any Person within the LIFT Group against any Indemnified Party, (c) agree not to sue, and to cause each other Person within the LIFT Group not to sue, upon any such Shadow Director/Related Company Claims, and (d) agree that any amounts awarded to or received by any Person within the LIFT Group arising out of or related to any such Shadow Director/Related Company Claims (whether such claims were made by or on behalf of any Person within the LIFT Group or by a third party (including any liquidator)) shall be paid over to the applicable Indemnified Party.

                  SECTION 11.05. WAIVER OF CERTAIN ACCOUNTING CLAIMS; SPECIAL INDEMNITY. LIFT does hereby (a) assume liability for and agree to indemnify and hold harmless on an After-Tax-Basis, in accordance with this Article XI, each of the Indemnified Parties from any and all Losses that may be imposed on, incurred by or asserted against any Indemnified Party directly or indirectly arising out of, in connection with or related to any claims of shareholders or creditors of any Person within the LIFT Group or of any other Person arising out of, in connection with or related to, the compliance by LIFT or any other Person within the LIFT Group of their respective obligations, including any of their respective reporting obligations ("COMPLIANCE OBLIGATIONS") to any holders of outstanding Notes or Beneficial Interest Certificates, any holders of any other securities issued by any Person within the LIFT Group or any Governmental Authorities and for all instructions, discretion, judgments and assumptions related to such Compliance Obligations (collectively "ACCOUNTING CLAIMS"); PROVIDED, HOWEVER, that such indemnity shall not apply to the extent that such Losses are finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Servicer in respect of its obligation to apply the Standard of Care in respect of its performance of such Services, (b) waive, and shall cause each other Person within the LIFT Group to waive, any and all Accounting Claims that may be made by or on behalf of LIFT or any other Person within the LIFT Group against any Indemnified Party and (c) agree not to sue, and to

                               SERVICING AGREEMENT


cause each other Person within the LIFT Group not to sue, upon any such Accounting Claim.

                  SECTION 11.06. CONTINUING LIABILITY UNDER OTHER AGREEMENTS. The Servicer understands, acknowledges and agrees that the intent of the parties hereunder is that any limitation on the liability of the Servicer under this Agreement, whether under this Article XI, Article III or otherwise, is not intended to and shall not be construed to limit the liability of any Person selling any Aircraft Assets under the Asset Purchase Agreement or the liability of GE Capital to the initial purchasers under the Purchase Agreement and that any such liability under either such agreement shall not give rise to any claim for indemnification in favor of the Servicer or any of its Affiliates under this Agreement.


                                   ARTICLE XII

                            ASSIGNMENT AND DELEGATION

                  SECTION 12.01. ASSIGNMENT AND DELEGATION. (a) No party to this Agreement shall assign or delegate this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of all other parties; PROVIDED, HOWEVER, that (i) the Servicer may delegate any portion of but not all its obligations to GE or GE Capital or to any GE or GE Capital 75% or more owned Subsidiary (a "SERVICER DELEGATE");(ii) the foregoing provisions on assignment and delegation shall not limit the ability of the Servicer to contract with any Person, including any of its Affiliates, for services in respect of Aircraft Assets; and (iii) LIFT may assign its rights hereunder to the Security Trustee under the Security Trust Agreement and, without in any way releasing LIFT from any of its duties or obligations hereunder, the Servicer consents to such assignment, it being understood that neither LIFT's assignment nor the Servicer's consent to such assignment will affect the Servicer's rights and obligations hereunder, subject the Servicer to any liability to which it would not otherwise be subject to hereunder nor modify in any respect the contract rights of the Servicer hereunder. Any assignment or delegation pursuant to this Section 12.01(a) shall not require any approval pursuant to Section 7.04.

                  (b) Without limiting the foregoing, any Person who shall become a successor by assignment or otherwise

                               SERVICING AGREEMENT


of LIFT or the Servicer (or any of their respective successors) in accordance with this Section 12.01 shall be required as a condition to the effectiveness of any such assignment or other arrangement to become a party to this Agreement; PROVIDED, HOWEVER, that the Security Trustee shall not be required to become a party to this Agreement solely by reason of the execution and delivery of the Security Trust Agreement.


                                  ARTICLE XIII

                                  MISCELLANEOUS

                  SECTION 13.01. DOCUMENTARY CONVENTIONS. The Documentary Conventions shall govern this Agreement.

                  SECTION 13.02. POWER OF ATTORNEY. LIFT shall and shall cause each other Person within the LIFT Group, to appoint the Servicer and its successors, and its permitted designees and assigns, as their true and lawful attorney-in- fact pursuant to the form of Power of Attorney attached as Schedule
13.02 to this Agreement (with such modifications as are necessary under the laws of the jurisdictions in which such Persons are organized). All services to be performed and actions to be taken by the Servicer pursuant to this Agreement shall be performed for and on behalf of LIFT. The Servicer shall be entitled to seek and obtain from LIFT (and/or any other Person within the LIFT Group as appropriate) a power of attorney in respect of the execution of any specific action as the Servicer deems appropriate.

                  SECTION 13.03. RELIANCE. The Servicer shall be entitled to rely on the provisions of this Agreement, including Schedule 2.02(a), any Approved Budget, any direction of, or certification by, LIFT or its Controlling Trustees (or any duly appointed committee thereof) or the Administrative Agent, to the extent set forth in Section 2.02(c), and the Transaction Approval Requirements in carrying out its obligations hereunder, and LIFT hereby waives any rights to challenge any action taken by the Servicer that is consistent with the provisions of this Agreement (including the Standard of Care and the Conflicts Standard), including Schedule 2.02(a), any Approved Budget, any such direction or certification or the Transaction Approval Requirements or which has been approved by the Controlling Trustees of LIFT or a duly appointed committee thereof, or the Administrative Agent.

                               SERVICING AGREEMENT


                  SECTION 13.04. CERTAIN INFORMATION. The parties hereto agree
(a) not to provide to each other competitively sensitive information, other than information required to be provided by GECAS or LIFT, as the case may be, under contractual arrangements existing on the date hereof (or successor arrangements thereto), (b) that any party receiving such information shall take such action as shall be necessary to maintain the confidentiality thereof and (c) to establish appropriate procedures and protocols to ensure compliance with the agreements in clauses (a) and (b). Similarly, LIFT's board of Controlling Trustees shall agree (x) not to provide competitively sensitive information which it may receive from GECAS pursuant to this Agreement to any third party and (y) not to use any such competitively sensitive information for any purpose other than its duties and responsibilities as a Controlling Trustee of LIFT. In addition, to the extent that any Controlling Trustee of LIFT is involved in any other business activities that are competitive with GECAS, such Controlling Trustee must be screened from receipt of competitively sensitive information that may be requested by any other Controlling Trustee of LIFT beyond that information which is normally provided to the board of Controlling Trustees pursuant to this Agreement. Any such Controlling Trustee must also undertake in writing not to provide competitively sensitive information which it may receive pursuant to this Agreement to any third party and not to use any such competitively sensitive information for any purpose other than its duties and responsibilities as a Controlling Trustee of LIFT. LIFT agrees that it will cause the terms of this Section 13.04 to be included in any other servicing agreement entered into by any Person within the LIFT Group with any other entity pursuant to which such entity will provide services with respect to any aircraft on behalf of any Person within the LIFT Group, and, in connection therewith, the relevant Controlling Trustees shall provide to the servicer under such other servicing agreement written undertakings substantially similar to those provided to the Servicer as contemplated by the immediately preceding sentence.

                  SECTION 13.05. ORIGINAL AIRCRAFT. In the event that in the Servicer's reasonable judgment the application of the terms of any provision hereunder in respect of any Aircraft Asset would not be appropriate prior to the title to such Aircraft Asset being transferred to a Person within the LIFT Group, then the Servicer shall take such action in respect of such

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                                                                              68

                               SERVICING AGREEMENT


Aircraft Asset as is commercially reasonable or appropriate in such context or circumstances. The Servicer shall make a good faith effort to consult with LIFT prior to taking any action in reliance upon this Section 13.05, taking into account timing and other relevant considerations; PROVIDED, HOWEVER, that any failure to so consult with LIFT will not constitute a default under or violation of this Agreement.

                  SECTION 13.06. AMENDMENTS INVOLVING LEVERAGED LEASE TRANSACTIONS. The terms and provisions of this Agreement have been substantially drafted on the assumption that the Aircraft Assets to be serviced by the Servicer hereunder on behalf of LIFT Group will be owned by Persons within the LIFT Group. In the event that any Person within the LIFT Group enters into a Leveraged Lease Transaction (as defined in the Indenture), the Servicer shall continue to service the Aircraft Assets subject to the Leveraged Lease Transaction in accordance with this Agreement. In connection therewith, LIFT and the Servicer agree to negotiate in good faith appropriate amendments or modifications to this Agreement to the extent necessary.

                               SERVICING AGREEMENT

                  IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.

                                            GE CAPITAL AVIATION SERVICES,
                                            LIMITED,


                                            by
                                              ----------------------------------
                                              Name:
                                              Title:


                                            LEASE INVESTMENT FLIGHT TRUST,

                                            by
                                              ----------------------------------
                                               Name:
                                               Title:

                                                             SCHEDULE 2.02(a) TO
                                                             SERVICING AGREEMENT


                            AIRCRAFT ASSETS SERVICES

                  The provision of the Services set forth in this Schedule 2.02(a) will be subject in all cases to such approval as may be required or such limitations as may be imposed pursuant to Section 7.04(a) of the Servicing Agreement and the provisions of this Schedule 2.02(a) shall be deemed to be so qualified.

                  Unless otherwise defined herein, all capitalized terms used in this Schedule 2.02(a) have the meanings assigned to such terms in Appendix A to the Servicing Agreement or, in the case of certain defined terms used in Annex 1 or 2 to the Servicing Agreement or Schedule 2.02(a)(i) to the Servicing Agreement, in the copy of the Indenture delivered to the Servicer pursuant to
Section 2.1. LIFT shall provide to the Servicer any instructions the Servicer may require in the interpretation of Annexes 1 and 2 to the Servicing Agreement on which instructions the Servicer shall be entitled to rely in all respects.

                           SECTION 1. LEASE SERVICES.

                  SECTION 1.1. COLLECTIONS AND DISBURSEMENTS. In connection with each Lease of an Aircraft Asset (other than any Original Aircraft in the case of clause (a) below) under which any Person within the LIFT Group is the lessor, the Servicer will:

                  (a) invoice the Lessee or otherwise arrange, as the Servicer deems reasonably appropriate, on behalf of such Person within the LIFT Group, for all payments due from the Lessee, including Rents, Deposits, Maintenance Reserves, late payment charges and any payments in respect of Taxes and other payments (including technical, engineering, insurance and other recharges) due under the relevant Lease, use reasonable commercial efforts to direct the Lessee, subject to the terms of the Lease, to make such payments to such account designated as the "Rental Account" in Schedule 4.03 to the Servicing Agreement (the relevant details of such Rental Account being set forth in such Schedule) or to such other accounts as specified in writing by the Administrative Agent and use reasonable commercial efforts to enforce the payment thereof in the event of a nonpayment by the relevant due date;

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


                  (b) review from time to time, as deemed necessary by the Servicer, the level of Rents, Deposits, Maintenance Reserves and other amounts that may be adjusted under the Lease and shall propose to the relevant Lessee and/or make such adjustments to the Rents, Deposits, Maintenance Reserves and other amounts as are required or that the Servicer otherwise deems reasonably appropriate considering, among other things, the terms of the relevant Lease and practices that the Servicer believes are prevalent in the operating lease market;

                  (c) subject to the timely receipt by the Servicer of the information related to the receipt of all payments made pursuant to any Lease into any Bank Account, maintain appropriate records regarding payments under the Leases;

                  (d) subject to the terms of any applicable Aircraft Assets Related Document, take such commercially reasonable actions as are necessary to apply any payments of any type received from any Lessee on a basis consistent with the directions of such Lessee and, to the extent that any such payments are made to an account other than the account to which such payment should have been directed pursuant to such Lessee's direction, to take such further commercially reasonable actions as are necessary to give effect to such directions; PROVIDED, HOWEVER, that, in the event a Lessee is in default under a Lease or a Lessee is subject to a voluntary or involuntary bankruptcy, liquidation, receivership or other similar proceeding, the Servicer will consult with the Administrative Agent prior to applying any funds received from such Lessee to the extent that such funds could reasonably be applied to leases relating to both Aircraft Assets and Other Assets; and

                  (e) provide for the safekeeping and recording of any letters of credit, guarantees or other credit support (other than cash and cash equivalents) held as part of Deposits or Maintenance Reserves and the timely renewal or drawing on or disbursement thereof as provided under the applicable Lease or other Aircraft Assets Related Document or otherwise in accordance with
Section 1.5 of this Schedule 2.02(a).

                  SECTION 1.2. MAINTENANCE. Subject to the availability of adequate funding to comply with the obligations under this Schedule 2.02(a) and the Servicing Agreement, the Servicer will perform the following

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


technical services relating to the maintenance of the Aircraft Assets:

                  (a) monitor the performance of maintenance obligations by Lessees under all Leases relating to the Aircraft Assets by including the Aircraft Assets in the Servicer's technical audit program (which shall include inspection of each Aircraft Asset and maintenance of a record of all written reports generated in connection with such inspections) consistent with practices employed from time to time by GE Capital and its Affiliates with respect to their own Aircraft; the Servicer shall advise LIFT as to the content of such technical audit program and shall advise LIFT as to any material change to such technical audit program from time to time;

                  (b) determine the air authority approval status of a proposed maintenance program and proposed maintenance performer under any new Lease of any Aircraft Assets under which any Person within the LIFT Group is, or following the Delivery of the related Aircraft Asset will be, the lessor;

                  (c) in connection with a termination or expiration of a Lease under which any Person within the LIFT Group is, or following the Delivery of the related Aircraft Asset will be, the lessor:

                           (i) arrange for the appropriate technical inspection
                  of the Aircraft Asset for the purpose of determining if the re-delivery conditions under the Lease have been satisfied;

                           (ii) maintain a record of all material reports and
                  other written materials (including any relevant reconciliation statements) received or generated by the Servicer in connection with such inspection and provide reasonable access to such reports and written materials to the relevant Persons within the LIFT Group;

                           (iii) on the basis of the final inspection and
                  available records, determine whether the Lessee has complied with all required airworthiness directives and mandatory modifications, and establish the status of compliance with Airframe and Engine manufacturer service bulletins and Lessee-originated modifications undertaken, in each case with

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


                  respect to the Aircraft Asset and as required by the Lease;

                           (iv) (A) determine whether the Lessee has satisfied
                  the re-delivery conditions applicable to the Aircraft Asset specified in the Lease and negotiate any modifications, repairs, refurbishments, inspections or overhauls to or compromises of such conditions that the Servicer deems reasonably necessary or appropriate, (B) determine the application of any available Deposits, Maintenance Reserves or other payments under the Lease and (C) maintain a record of the satisfaction of such conditions and accept re-delivery of the Aircraft Asset; and

                           (v) determine the need for, procure and monitor the
                  performance of any maintenance and refurbishment of the Aircraft Asset upon re-delivery, including compliance with applicable airworthiness directives, service bulletins and other modifications which the Servicer may deem reasonably necessary or appropriate for the marketing of the Aircraft Asset;

                  (d) consider and, to the extent the Servicer deems reasonably necessary or appropriate, approve any Lessee-originated modifications to any Aircraft Asset submitted by any Lessee:

                           (i) to the extent authorized by the terms of
                  the relevant Lease; or

                           (ii) which the Servicer reasonably determines would
                  not result in a material diminution in value of the Aircraft Asset or the interests of any Person within the LIFT Group; or

                           (iii) which are approved by LIFT;

                  (e) determine the amount (if any) that the relevant Person within the LIFT Group (or, with respect to any Original Aircraft, the owner) is obliged to contribute pursuant to the provisions of a Lease (taking into account the amount of Maintenance Reserves available with respect to such Lease and the receivables position of the related Lessee) to the cost of complying with any

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


         modification requirements, airworthiness directives and similar requirements; and

                  (f) arrange and supervise appropriate storage and any required on-going maintenance of any Aircraft Asset, at the expense of the relevant Person within the LIFT Group, following termination of a Lease for any reason and re-delivery of the Aircraft Asset thereunder and prior to delivery of such Aircraft Asset to a new lessee or purchaser, on the most economic basis reasonably available and appropriate under the circumstances.

                  The Servicer shall generally provide the technical/maintenance services set forth in this Section 1.2 through the use of its own staff where it shall deem appropriate and shall utilize third parties to provide such technical/maintenance services where it shall deem appropriate.

                  SECTION 1.3.  INSURANCE.

                  (a)  The Servicer will provide the following
insurance services:

                  (i) negotiate the insurance provisions of any proposed lease or other agreement affecting any of the Aircraft Assets, with such provisions to include such minimum coverage amounts with respect to hull and liability insurance as are set forth on Annex 1 to the Servicing Agreement, as the same may be amended from time to time at the direction of LIFT; PROVIDED, HOWEVER, that, if an agreement with respect to hull or liability insurance, if any, cannot be reached with any particular Lessee pursuant to which such Lessee will procure and pay the premiums for such insurance in amounts consistent with the foregoing, the Servicer shall arrange for any shortfall in the required amount of insurance to be covered, at the expense of LIFT, pursuant to arrangements entered into pursuant to clauses (iii) and (v) of this
         Section 1.3(a);

                  (ii) monitor the performance of the obligations of Lessees relating to insurance under Leases of any Aircraft Assets and, where practicable, ensuring that appropriate evidence of insurance exists with respect to any Aircraft Assets maintenance providers;

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


                  (iii) source and arrange a group aviation insurance program covering the Aircraft Assets (it being understood that any savings resulting from a group policy covering both Aircraft Assets and Other Assets shall be shared equitably based on the amount of insurance obtained and premium paid thereunder with respect to the covered Aircraft Assets, on the one hand, and the Other Assets, on the other hand), with such minimum coverage amounts with respect to hull and liability insurance as are set forth on Annex 1 to the Servicing Agreement, as the same may be amended from time to time at the direction of LIFT;

                  (iv) procure such repossession insurance for Aircraft Assets registered in those countries listed on Annex 1 to the Servicing Agreement (which list has been established by LIFT and may be modified from time to time by LIFT) and with such minimum coverage amounts with respect to hull insurance as are set forth on Annex 1 to the Servicing Agreement, as the same may be amended from time to time at the direction of LIFT; PROVIDED, HOWEVER, that, if an agreement with respect to repossession insurance, if any, cannot be reached with any particular Lessee pursuant to which such Lessee will pay the premiums for such insurance in amounts consistent with the foregoing, the Servicer shall pay any premiums to the extent unpaid by the Lessee, at the expense of LIFT;

                  (v) if at any time any Aircraft Asset ceases to be insured or any Person within the LIFT Group requires insurance coverage relating to an Aircraft Asset for any reason, including default by the Lessee or an Aircraft Asset not being leased upon termination of a Lease, the Servicer will procure, at the expense of the relevant Person within the LIFT Group, alternative insurance coverage, with such minimum coverage amounts with respect to hull and liability insurance as are set forth on Annex 1 to the Servicing Agreement, as the same may be amended from time to time at the direction of LIFT; and

                  (vi) advise LIFT of any settlement offers received by the Servicer with respect to any claim of damage or loss in excess of $10,000,000 with respect to an Aircraft Asset, and, upon request by LIFT, provide LIFT with copies of all relevant

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


         documentation related thereto and such other additional information and advice as LIFT may reasonably request and, upon direction from LIFT that any such settlement offer related thereto is acceptable, prepare the appropriate documentation, including releases and any indemnities required in connection with such releases, to give effect to such settlement offer and procure the execution of such documentation by LIFT (it being understood that settlement offers with respect to any such claims up to and including $10,000,000 may be settled by the Servicer independently);

PROVIDED, HOWEVER, that, in each case where insurance is to be obtained by the Servicer, such insurance is reasonably available in the relevant insurance market and the Servicer shall have used reasonable sourcing techniques prior to obtaining such insurance. The foregoing provisions shall apply, MUTATIS MUTANDIS, to any arrangements in which Persons other than Lessees have possession of, or insurance responsibility for, an Aircraft Asset (including in the event that an Aircraft Asset has been sold pursuant to a mortgage, deferred payment agreement or any similar arrangement).

                  (b) The Servicer may engage, on behalf of, and for the benefit and at the expense of, any Person within the LIFT Group, one or more Advisers and Brokers, each of whom:

                  (i) may also act in the same or similar capacities for the Servicer and its Affiliates;

                  (ii) shall take directions from the Servicer (as authorized by the Servicing Agreement) in respect of the Aircraft Assets; and

                  (iii) may act on behalf of any Person within the LIFT Group in respect of any of their other insurance requirements, if requested to do so by any such Person within the LIFT Group.

The Servicer shall be entitled to rely reasonably on the actions taken by or recommendations of any such Adviser and Broker, subject to the terms of the relevant Lease. The Servicer will obtain such advice from the relevant Adviser or Broker or both, as it deems appropriate, as to the reasonableness of any insurance arrangements proposed by a Lessee, and as to the levels and types of insurance to be provided by a Lessee or to be arranged by the

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


Servicer, for any of the Aircraft Assets. Except to the extent the Servicer can effect more cost efficient coverage under fleet or group policies, the Servicer will use reasonable commercial efforts to maintain separate and distinct customer relationships with such Advisers or Brokers when acting on behalf of any Person within the LIFT Group, on the one hand, and when acting on its own behalf or on behalf of other Persons not within the LIFT Group whose Aircraft Assets it manages, on the other hand. Any such insurance obtained by the Servicer shall include as the named insured thereunder, such Persons as are required to be designated as named insureds pursuant to paragraph 6 of Annex 1 to the Servicing Agreement.

                  (c) The Servicer shall provide to LIFT such periodic reports regarding insurance matters relating to the Aircraft Assets as LIFT may reasonably request.

                  SECTION 1.4. ADMINISTRATION. The Servicer shall administer each Lease in accordance with its terms and as otherwise specifically addressed herein.

                  SECTION 1.5. ENFORCEMENT. The Servicer shall take commercially reasonable steps to enforce the obligations to the relevant Person within the LIFT Group (or, with respect to any Original Aircraft, the owner) of the Lessee and any other parties under each Lease and under any ancillary agreements thereto delivered by LIFT to the Servicer (including any guarantees of the obligations of the Lessee). Following any default by a Lessee under the applicable Lease, the Servicer will take all such commercially reasonable steps as it deems reasonably necessary or appropriate to preserve and enforce the rights of the relevant Person within the LIFT Group (or, with respect to any Original Aircraft, the owner) under the applicable Lease, including entering into negotiations with such Lessee with respect to the restructuring of such Lease or declaration of an event of default under the applicable Lease, drawing on or making disbursement of any Deposits, Maintenance Reserves or any letters of credit, guarantees or other credit support thereunder, voluntary or involuntary termination of the Lease and repossession of the Aircraft Asset that is the subject of the Lease, and pursuing such legal action with respect thereto as the Servicer deems reasonably necessary or appropriate.

                  SECTION 1.6. LEASE MODIFICATIONS. (a) The Servicer shall be authorized to make such amendments and modifications to any Lease as it shall deem reasonably

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


necessary or appropriate; PROVIDED, HOWEVER, that such amendment or modification shall require the approval of LIFT pursuant to Section 7.04(a) of the Servicing Agreement if the provisions of such amendment or modification, were they to be included in a new Lease to be entered into after the date hereof, would, on their own, cause the entering into of such new Lease to require the approval of LIFT pursuant to Section 7.04(a)(ii) of the Servicing Agreement. Such amendments or modifications may be made without regard to whether there is a default by the Lessee or other party under or with respect to any such Lease.

                  (b) The Servicer may waive, in its absolute discretion, overdue interest due from any Lessee under any Lease on any default in payment of rent, maintenance reserves or other amount thereunder if any such default is cured within seven (7) days of the date on which such payment was due.

                  SECTION 1.7. OPTIONS AND OTHER RIGHTS. The Servicer shall be authorized to take such action as it shall deem reasonably necessary or appropriate with respect to:

                  (a) the exercise by any Lessee or other party of any option or right affecting the applicable Aircraft Asset or the applicable Lease, consistent with the terms of any such option or right; and

                  (b) the exercise on behalf of any Person within the LIFT Group (or, with respect to any Original Aircraft, the owner) of any right or option that such Person (or such owner) may have with respect to any of the Aircraft Assets or the Leases.

                  SECTION 2.  COMPLIANCE WITH COVENANTS; SECURITY

INTERESTS.

                  SECTION 2.1. COMPLIANCE GENERALLY. (a) Subject to the availability to the Servicer of adequate funding to comply with its obligations under this Schedule 2.02(a) and the Servicing Agreement, the Servicer shall take such commercially reasonable actions as it shall deem reasonably necessary or appropriate to keep LIFT in compliance with its obligations and covenants under the Indenture solely to the extent that such obligations and covenants specifically relate to the Services, excluding, in any case, (i) any reporting obligations in respect of any of the foregoing and

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


(ii) any rental or other payment or monetary obligations under the Indenture; PROVIDED, HOWEVER, that the foregoing shall only apply to (A) any Indenture covenants that are set forth (or, in certain cases, appear as extracts) on
Schedule 2.02(a)(i) to the Servicing Agreement, to the extent that each provision set forth (or extracted) on such Schedule includes the relevant section references for each such provision from the Indenture, and which (together with the definitions for any capitalized terms used therein) are set forth in full in a copy of the Indenture delivered by LIFT to the Servicer, certified by LIFT as a true and complete copy thereof (and LIFT shall promptly provide the Servicer with all amendments, supplements and waivers thereto, so certified), and LIFT shall provide to the Servicer any instructions the Servicer may require in the interpretation of the Indenture, on which instructions the Servicer shall be entitled to rely in all respects and (B) such Indenture covenants (excluding, in any case, any such covenants relating to the limitations on Lessee concentrations, which are treated in Section 2.2 of this
Schedule 2.02(a)) first coming into effect (including through amendments or modifications) after the date of the Servicing Agreement, or which LIFT shall from time to time notify the Servicer in writing, in reasonably specific detail.

                  (b) Nothing in this Schedule 2.02(a) or elsewhere in the Servicing Agreement shall be deemed to constitute or be construed as (i) a delegation or other transfer to, or an assumption by, the Servicer or any of its Affiliates of any obligations of any Person within the LIFT Group (or, with respect to any Original Aircraft, the owner) to make any payment to any Lessee or other Person, or to comply with any other monetary obligation, under any Lease or (ii) a transfer to the Servicer or any of its Affiliates of any right, title or interest in any Lease or related agreement or any Aircraft Asset covered thereby.

                  SECTION 2.2. CERTAIN MATTERS RELATING TO CONCENTRATION THRESHOLDS.

                  (a) CONCENTRATION THRESHOLDS GENERALLY. The Servicer shall use reasonable commercial efforts to comply with any covenants specifically relating to limitations on Lessee concentration set forth in the Indenture
("CONCENTRATION LIMITS") and shall promptly inform LIFT of any proposed transaction that it reasonably determines may result in such Concentration


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                                                                              11

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


Limits being exceeded, and LIFT shall promptly provide to the Servicer any information that the Servicer may reasonably require in connection with such Concentration Limits in order to comply with the provisions of this Section 2.2. The Servicer shall not enter into any such transaction other than pursuant to the terms of Section 2.2(c) below.

                  (b) PRESENT CONCENTRATION LIMITS. LIFT hereby represents and warrants to the Servicer that set forth in Annex 2 to the Servicing Agreement are the Concentration Limits (including, following each provision set forth in such Annex, the relevant section references for each such provision from the Indenture) presently imposed under the Indenture, which Concentration Limits (together with the definitions for any capitalized terms used therein) are set forth in a full copy of the Indenture delivered by LIFT to the Servicer, certified by LIFT as a true and complete copy thereof (and LIFT shall promptly provide the Servicer with all amendments, supplements and waivers thereto, so certified) and LIFT shall provide to the Servicer any instructions the Servicer may require in the interpretation of such Concentration Limits, on which instructions the Servicer shall be entitled to rely in all respects.

                  (c) DIRECTIONS TO SERVICER. The Servicer shall not enter into any transaction with respect to which it has provided notice pursuant to Section 2.2(a) until LIFT has provided a written certification to the Servicer to the effect that such transaction will not result in any violation of the Concentration Limits and the Servicer shall be entitled to rely upon such certification for all purposes of the Servicing Agreement and this Schedule 2.02(a).

                  SECTION 2.3. SECURITY INTERESTS. In connection with the obligation of any Person within the LIFT Group under the Security Trust Agreement to perfect any security interest granted by it in its right, title and interest in and to any Assigned Lease, the Servicer's sole responsibility in respect thereof shall be to take the following actions with respect to each Assigned Lease: (a) seek advice from local counsel in the jurisdiction where the related Aircraft Asset is registered as to what actions would be customarily taken in such jurisdiction to perfect the security interest created in such Assigned Lease pursuant to the Security Trust Agreement and to use commercially reasonable efforts to implement such advice, (b) (1) create an

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                                                                              12

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


original chattel paper copy of such Assigned Lease by adding the following language to the cover of such Assigned Lease: "To the extent, if any, that this [Lease Agreement] or any [Lease Supplement] hereunder constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this [Lease Agreement] or such [Lease Supplement] may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Security Trustee under and as defined in the Security Trust Agreement dated as of June 26, 2001, between LIFT, LIFT Trust-Sub 1, Bankers Trust Company, as Security Trustee, and the various other parties identified on the signature pages thereof", and (2) no later than five days after the execution of such Assigned Lease by all the parties thereto, deliver such original chattel paper copy (which, by way of clarification, shall not include the signature or the receipt therefor of the Security Trustee) to a courier service for delivery to the Security Trustee at Four Albany Street, New York, New York 10006, Attention:
Corporate Trust and Agency Services, Structure Finance Team, (c) notify the Lessee in writing of the security assignment of such Assigned Lease to the Security Trustee pursuant to the Security Trust Agreement (which notice may be contained in such Assigned Lease), (d) obtain from the Lessee a written acknowledgment addressed to, or for the benefit of, the Security Trustee (1) acknowledging receipt of notification of such security assignment and (2) containing the agreement of the Lessee to continue to make all payments required to be made to the lessor under such Assigned Lease to the account specified in such Assigned Lease unless and until the Security Trustee otherwise directs (it being understood that the account specified in such Assigned Lease will be the account specified by the Administrative Agent to the Servicer as contemplated by
Section 1.1(a) of this Schedule 2.02(a)) and (e) take such other action as LIFT shall have reasonably requested and described in reasonable detail in a written notice to the Servicer. Notwithstanding the foregoing, the Servicer shall have no obligation to take any action specified in the prior sentence of this Section
2.3 with respect to any Assigned Lease or any supplement or amendment thereto that was executed before the related Aircraft became an Aircraft Asset (it being the expectation of the parties hereto that such action will be taken by the seller of any Aircraft Asset related to such Assigned Lease to any Person within the LIFT

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                                                                              13

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


Group). In connection with any Assigned Lease, LIFT will cooperate with the Servicer in obtaining a letter of quiet enjoyment with respect to such Assigned Lease referred to in the final sentence of Section 2.08(a) of the Security Trust Agreement.

                  SECTION 3. LEASE MARKETING.

                  (a) The Servicer shall provide and perform lease marketing services with respect to the Aircraft Assets and in connection therewith is authorized:

                  (i) to negotiate and enter into any commitment for a lease of an Aircraft Asset on behalf of and (through a power of attorney) in the name of the relevant Person within the LIFT Group (or, with respect to any Original Aircraft, the owner); and

                  (ii) to include within any commitment for a Lease of an Aircraft Asset any intermediate Lease or Leases through any Person within the LIFT Group that the Servicer deems reasonably necessary or appropriate.

                  (b) The Servicer shall commence the negotiation of any commitment for a Lease or Leases of Aircraft Assets in a manner consistent with the practices employed by the Servicer with respect to its aircraft operating leasing services business generally and shall commence the drafting of, and negotiation with respect to, any Leases for Aircraft Assets on the following basis:

                  SCHEDULE 2.02(a) TO SERVICING AGREEMENT

                  (i) in the case of any proposed Lessee that is not and has not been a lessee of an aircraft managed or serviced by the Servicer, the Servicer shall commence the drafting of, and negotiation with respect to, a Lease for Aircraft Assets based on the form of lease agreement or agreements then used by the Servicer in connection with its aircraft operating leasing services business generally (as such form of lease shall be amended from time to time by the Servicer, the "PRO FORMA LEASE"); and

                  (ii) in the case of any proposed Lessee that is or was a lessee of an aircraft managed or serviced by the Servicer, the Servicer may commence the drafting of, and negotiation with respect to, a Lease for Aircraft Assets based on a form of lease substantially similar to the lease previously used with respect to such Lessee (the "PRECEDENT LEASE").


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                                                                              14

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT



                   Provided that the Servicer commences the negotiation of a Lease of any Aircraft Asset in accordance with clauses (b)(i) and (b)(ii) above, the terms of any executed Lease may vary from the terms of the Pro Forma Lease or the Precedent Lease employed by the Servicer in accordance with such clauses.
Section 3(b) shall not be applicable to the negotiation with respect to, or execution of, any Lease for Aircraft Assets in which negotiations commenced on or prior to the Closing Date. The Servicer is authorized to execute and deliver binding leases and related agreements on behalf of the relevant Person within the LIFT Group (or, with respect to any Original Aircraft, the owner) based on the foregoing procedures.

                  (c) (i) Upon ten Business Days' prior written notice from LIFT
         (x) requesting a copy of the then current Pro Forma Lease and (y) specifying that such Pro Forma Lease is to be used for purposes of the annual review required pursuant to the terms of Section 5.03(f) of the Indenture (the "ANNUAL REVIEW"), the Servicer shall provide LIFT with a copy of its then current Pro Forma Lease, together with a copy thereof marked (with such marking to be accomplished only if, and to the extent, possible with the then current word processing software employed by the Servicer and, for the avoidance of doubt, not manually) to reflect changes from the version of the Pro Forma Lease that was produced by the Servicer following the immediately preceding Annual Review to give effect to the terms of Section 3(c)(ii) below (or from the Pro Forma Lease utilized as of the Closing Date (a copy of which shall have been delivered to LIFT on or before the Closing Date) in the case of the first such Annual Review).

                  (ii) On or prior to each anniversary of the Closing Date and following the Annual Review, LIFT shall advise the Servicer in writing whether any provisions in the then current Pro Forma Lease that correspond to the Core Lease Provisions are required in accordance with the terms of Section 5.03(f) of the Indenture to be deleted from such Pro Forma Lease and replaced with the provision corresponding thereto in the most recent Pro Forma Lease in which such provision was determined to be acceptable in accordance with the terms of Section 5.03(f) of the Indenture. Following any such written advice from LIFT, the Servicer shall amend the Pro Forma Lease

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                                                                              15

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


         accordingly and shall commence the negotiation of any Lease thereafter with the Pro Forma Lease as so amended in respect of any such provision.

                  (d) The Servicer shall take such reasonable commercial actions as shall be reasonably necessary or appropriate to deliver any Aircraft Asset pursuant to the terms of the documentation of the Lease or Leases of such Aircraft Asset, including upon an extension of such Leases.

                  (e) The Servicer shall generally provide the marketing services set forth in this Section 3 through the use of its own marketing staff where it shall deem appropriate and shall utilize third parties to provide such marketing services where it shall deem appropriate.

                  SECTION 4.  SALES OF AIRCRAFT AND ENGINES.

                  (a) The Servicer shall provide and perform sales services with respect to the Aircraft Assets at, and on a basis consistent with, the direction from time to time of LIFT, and, in connection therewith, is authorized:

                  (i) to enter into any commitment for a sale of an Aircraft Asset on behalf and (through a power of attorney) in the name of the relevant Person within the LIFT Group; and

                  (ii) to include within any sale any intermediate Lease or Leases through any Person within the LIFT Group that the Servicer deems reasonably necessary or appropriate; PROVIDED, HOWEVER, that, except as otherwise required in accordance with the terms of a Lease, the Servicer shall not enter into any sale of any Aircraft Asset or agreement to sell any Aircraft Assets without obtaining the approval of LIFT pursuant to Section 7.04(a) of the Servicing Agreement.

                  (b) The Servicer shall negotiate documentation of any sale and, subject to Section 4(a) of this Schedule 2.02(a), is authorized to execute and deliver binding agreements on behalf and (through a power of attorney) in the name of the relevant Person within the LIFT Group.

                  (c) The Servicer shall take such reasonable commercial actions as shall be reasonably necessary or

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                                                                              16

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


appropriate to deliver any Aircraft Asset pursuant to the terms of the documentation of the sale.

                  (d) In the event that LIFT directs the Servicer to sell or arrange for the sale of any Aircraft Asset, the Servicer will not be required to take any such action until LIFT shall provide the Servicer with an Officer's Certificate, substantially in the form attached as Schedule 2.02(a)(ii) to the Servicing Agreement, certifying that such sale complies with the terms of the Indenture and that the Servicer is entitled to rely upon such certification for all purposes of the Servicing Agreement and this Schedule 2.02(a).

                  (e) Notwithstanding any other provision in Section 7.04 of the Servicing Agreement to the contrary, the Servicer shall be permitted to purchase, sell or exchange any Engine relating to an Aircraft or any part or components thereof or spare parts or ancillary equipment or devices furnished with an Aircraft at such times and on such terms and conditions as the Servicer deems reasonably necessary or appropriate in connection with its performance of the Services; PROVIDED, HOWEVER, the Servicer shall not be permitted to purchase, or enter any order to purchase, Engines or spare parts in a quantity in excess of that quantity then required to enable the Aircraft Assets to be leased without obtaining the prior written consent of LIFT.

                  SECTION 5.  AIRCRAFT ACQUISITIONS.

                  SECTION 5.1. LIMITATION ON ACQUISITIONS. LIFT shall not, and shall not permit any other Person within the LIFT Group to, purchase or otherwise acquire, directly or indirectly, (x) Aircraft Assets from any Person other than the Servicer, Automatic or any of their respective Affiliates, or (y) without the consent of the Servicer, any L1011, A300B4-200, B747-100, -200, -300, any Stage II aircraft (including, without limitation, hushkitted versions), any Fokker aircraft or any regional jets, and other than as provided herein (including, without limitation, with respect to any Engine, in Section 4(e) of Schedule 2.02(a) and, in respect of any Aircraft Assets, pursuant to the terms of the Asset Purchase Agreement).

                  SECTION 5.2. FIRM ORDERS AND OPTIONS. With respect to any Aircraft Assets that LIFT or any other Person within the LIFT Group shall purchase pursuant to any firm order, order subject to cancelation, option or other arrangement, the Servicer shall, at the request of LIFT, take such reasonable commercial actions as the Servicer shall deem reasonably necessary or appropriate to accept delivery of any such Aircraft Assets on behalf of LIFT or any other Person within the LIFT Group, as the case may be, in accordance with the terms of such order, option or

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                                                                              17

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


other arrangement (including, without limitation, conducting such pre-delivery inspections as the Servicer deems reasonably appropriate); PROVIDED, HOWEVER, that the Servicer shall have no obligation to make any payments to any seller of such Aircraft Assets.

                  SECTION 5.3. OTHER ACQUISITIONS. Except as otherwise provided in Section 2.03(g) of the Servicing Agreement, the Servicer shall not be required to assist in the solicitation of, or otherwise take any action to obtain, any lessee consents and/or novations in connection with the acquisition of any Aircraft Assets or the issuance of Additional Notes or Additional Certificates (it being the expectation of the parties hereto that the obtaining of any lessee consents and/or novations with respect to any Aircraft Asset shall be the responsibility of the seller of such Aircraft Asset to any Person within the LIFT Group). The parties hereto acknowledge that Section 2.03 of the Servicing Agreement deals with, among other things, the Servicer's involvement in the issuance of Additional Notes and Additional Certificates.

                  SECTION 6. MARKET RESEARCH.

                  SECTION 6.1. MARKET RESEARCH. The Servicer shall maintain research capability and, subject to the requirements of Section 13.05 of the Servicing Agreement, shall provide commercial aviation general market industry research reports to LIFT on an annual basis, which reports shall include general market information with respect to commercial aviation demand in terms of traffic growth, new Aircraft requirements and other information necessary for LIFT Group's long-term planning with respect to Leases, purchases and sales, and the Aircraft Assets; PROVIDED, HOWEVER, that, upon the delivery of any Termination Notice, the Servicer shall cease to provide competitively sensitive information to the LIFT Group.

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT



                  SECTION 7. AIRCRAFT ASSET CASH SERVICES.

                  SECTION 7.1. ACCOUNTS AND ACCOUNT INFORMATION.
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                                                                              19

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


                  (a) EXISTING ACCOUNTS. In the event that the Administrative Agent desires to modify any of the arrangements relating to any of the bank accounts set forth on Schedule 4.03 to the Servicing Agreement (the "EXISTING ACCOUNTS") in accordance with Section 2.04 of the Administrative Agency Agreement, LIFT shall cause the Administrative Agent to (i) deliver a certificate to the Servicer specifying in reasonable detail the modifications to be made with respect to any such Existing Accounts and certifying that any such modifications are in accordance with the applicable provisions of the Indenture and the Administrative Agency Agreement and (ii) transmit instructions to the relevant banking institution to effect such modifications and shall take such other actions as are incidental thereto in order to give effect to the foregoing.

                  (b) NEW ACCOUNTS. The Servicer shall notify the Administrative Agent in the event that any new bank accounts need to be established on behalf of any Person within the LIFT Group in connection with the execution of a new Lease and shall set forth in reasonable detail the (i) identity of the new Lessee, (ii) Aircraft Assets subject to such Lease and (iii) jurisdiction of the Lessee and in which such Aircraft Assets are to be registered. Following receipt of such notice from the Servicer, LIFT shall cause the Administrative Agent promptly to (i) deliver a certificate to the Servicer specifying (v) the name and location of the bank at which such account will be established, (w) the name(s) in which such account will be established, (x) the names of the beneficiaries of such account, (y) the names of the Persons authorized to make withdrawals from such account and (z) such other information (including with respect to any security arrangements) as the Administrative Agent deems appropriate and certifying that the establishment of such account is in accordance with the applicable provisions of the Indenture and the Administrative Agency Agreement and (ii) transmit instructions to the relevant banking institution to effect the establishment of such account and shall take such other actions as are incidental thereto in order to give effect to the foregoing (the "NEW ACCOUNTS"; and, together with the Existing Accounts, the "BANK ACCOUNTS").

                  SECTION 7.2. CASH TRANSFERS. (a) In the event that funds are required to be transferred from any Bank Account to the account of another Person (other than any Person within the LIFT Group) in order to give effect to the directions of any Lessee in accordance with

                                                                              20
                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT

Section 1.1(d) of this Schedule 2.02(a), the Servicer shall provide the Administrative Agent with written notice setting forth the (i) name of the transferor, (ii) name of the transferee, (iii) accounts from and to which funds are to be transferred, (iv) amounts to be transferred, (v) amount of the initial payment from the Lessee and (vi) anticipated date of transfer. No later than the next following Business Day, LIFT shall cause the Administrative Agent to notify the Servicer in writing whether the proposed transfer will be made on such anticipated date of transfer or on another stated date. LIFT shall instruct the Administrative Agent to cause such transfer to be made on such date in accordance with the terms of the written notice provided by the Servicer.

                  (b) It is understood and agreed that (i) all decisions as to any transfers contemplated by Section 7.2(a) shall be the decisions and responsibility of the Administrative Agent and not the decisions and responsibility of the Servicer (and the Servicer shall not be subject to any other responsibilities not specified in this Section 7 or any liability whatsoever for any such transfers or any decisions of the Administrative Agent related thereto) and (ii) the Servicer shall have no responsibility as to the actions taken (or omitted) by any banking institution upon receipt of any payment instruction from the Administrative Agent in accordance with the procedures set forth in this Section 7.

                  SECTION 7.3.  PAYMENTS.

                  (a) ANTICIPATED PAYMENTS. For purposes of the calculation of the Required Expense Amount by the Administrative Agent pursuant to Section 2.04(a)(ii) of the Administrative Agency Agreement, not less than one Business Day prior to each Calculation Date, the Servicer shall deliver to the Administrative Agent a written projection of payment obligations (including projected expenditures, or return to Lessees, of security deposits and/or maintenance reserves in accordance with the terms of any Lease) reasonably anticipated by the Servicer to be necessary to be paid in connection with the Servicer's performance of the Services under the Servicing Agreement during the period extending from the Payment Date immediately following such Calculation Date through to the next succeeding Payment Date (the "MONTHLY PAYMENT PERIOD"). Not later than two Business Days prior to the date of each cash payment, the Servicer shall deliver to

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


the Administrative Agent a written notice of such payment (whether or not such cash payment was reflected in the projection referred to in this Section 7.3(a)), and shall state the (i) anticipated date of such payment, (ii) payee,
(iii) amount of such payment and (iv) obligation in respect of which such payment is to be made (the "STATED SERVICES OBLIGATION"), with an appropriate notation if, and to what extent, such payment should be made from the Lessee Funded Account. No later than the Business Day prior to such anticipated date of payment, LIFT shall instruct the Administrative Agent to notify the Servicer in writing whether the proposed payment will be made on such anticipated date or on another stated date. LIFT shall instruct the Administrative Agent to pay or cause such payment to be made on such date to the payee for the Stated Services Obligation from the funds then available in the Expense Account and/or the Lessee Funded Account, as the case may be.

                  (b) UNANTICIPATED PAYMENTS. During any Monthly Payment Period the Servicer may request in writing the Administrative Agent's approval for the Administrative Agent to pay or cause to be paid expenses that had not been reasonably anticipated by the Servicer at the time the projection required to be provided to the Administrative Agent pursuant to Section 7.3(a) with respect to such Monthly Payment Period was delivered to the Administrative Agent. Any such request shall specify for each such payment obligation the (i) anticipated date of such payment, (ii) payee, (iii) amount of such payment and (iv) Stated Services Obligation, with an appropriate notation if, and to what extent, such payment should be made from the Lessee Funded Account. No later than the Business Day next following such request by the Servicer, LIFT shall instruct the Administrative Agent to notify the Servicer in writing whether such payment will be made on such anticipated date of payment or on another stated date. LIFT shall instruct the Administrative Agent to pay or cause such payment to be made on such date to the payee for the Stated Services Obligation from the funds then available in the Expense Account or the Lessee Funded Account, as the case may be. In the event that the funds then available in the Expense Account or the Lessee Funded Account are insufficient to make any such payment, pursuant to
Section 2.04(a)(iii)(B) of the Administrative Agency Agreement, LIFT shall cause the Administrative Agent to take such actions as are necessary to cause funds sufficient to make any such payments to be transferred as soon as practicable from

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                                                                              22

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


the Collection Account to the Expense Account and/or the Lessee Funded Account, as the case may be. Following the transfer of such funds from the Collection Account, LIFT shall cause the Administrative Agent to pay or cause such payments to made in accordance with the foregoing provisions.

                  (c) LIMITATION ON PAYMENTS. It is understood and agreed that
(i) all decisions as to the payment of funds from any Bank Account (including the timing, amount and payee thereof) shall be the decisions and responsibility of the Administrative Agent and not the decisions or responsibility of the Servicer (and the Servicer shall not be subject to any other responsibilities not specified in this Section 7 or any liability whatsoever for any such payments or any decisions of the Administrative Agent related thereto) and (ii) the Servicer shall have no responsibility as to the action taken (or omitted) by any banking institution upon receipt of any payment instructions from the Administrative Agent in accordance with the procedures set forth in this Section 7 or as to the application by any payee of any amounts paid to it from any Bank Account in accordance with the procedures set forth in this Section 7, including no responsibility as to whether such payee applies such payment toward the Stated Services Obligation for which such payment was made.

                  SECTION 8.  PROFESSIONAL AND OTHER SERVICES.

                  SECTION 8.1. LEGAL SERVICES. The Servicer shall provide or procure legal services, in all relevant jurisdictions, on behalf of the relevant Persons within the LIFT Group with respect to the lease, sale or financing of the Aircraft Assets, any amendment or modification of any Lease, the enforcement of the rights of any Person within the LIFT Group under any Lease, any disputes that arise with respect to the Aircraft Assets or for any other purpose that the Servicer reasonably determines is necessary in connection with the performance of the Services. The Servicer shall provide such legal services (which services shall not, in any case, be deemed to include (i) services or transactions relating to taxation matters, the laws of foreign jurisdictions, capital markets transactions or novel or unique transactions or (ii) a high level of services at fiscal year end or other times of peak activity relative to the level of services at other times) by using its in-house legal staff where it shall deem appropriate and shall authorize outside counsel to provide such legal

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


services where it shall deem appropriate. The Servicer anticipates that it will use outside counsel to perform some or all the Services set forth in Section 2.3 of this Schedule 2.02(a). LIFT recognizes, and shall cause each other Person within the LIFT Group to recognize, that from time to time the Servicer will retain legal counsel to provide legal services on behalf of Persons within the LIFT Group and, in the event that a dispute arises between any Person within the LIFT Group and the Servicer, LIFT agrees, and shall cause each other Person within the LIFT Group, to waive any conflict of interest any such counsel may have with respect to any such dispute or otherwise to enable the Servicer to retain such counsel on its own behalf (it being understood that notwithstanding any such waiver of a conflict of interest, any such Persons within the LIFT Group do not waive any rights to retain any such counsel on its own behalf if such counsel is so agreeable).

                  SECTION 8.2. ACCOUNTING AND TAX SERVICES. The Servicer shall arrange for such accounting and tax services and advice (which may be provided by the Servicer's internal staff, to the extent available) as shall be reasonably necessary or appropriate in connection with the structuring of lease, sale or financing transactions with respect to the Aircraft Assets or for any other purpose that the Servicer reasonably determines is necessary in connection with the performance of the Services; PROVIDED, HOWEVER, that the Servicer shall not be responsible for arranging for any accounting services with respect to the preparation of any management accounts or any financial statements of any Person within the LIFT Group, any footnotes thereto or any audits thereof.

                  SECTION 9.  REPORTS; CUSTODY.

                  SECTION 9.1. MONTHLY REPORTS. On the Business Day immediately preceding each Calculation Date (or, to the extent impracticable, promptly thereafter), the Servicer shall provide to LIFT:

                  (a) A written report, covering the period from the end of the last such report, if any, through and including the fourth Business Day prior to such Calculation Date (the "REPORTING PERIOD"), of (i) the leasing, sales and purchasing activities that were completed during such Reporting Period (including any proposals to create segregated accounts), which shall include a summary of the principal financial terms

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


related to any new or amended lease transactions, (ii) any Aircraft then off-lease, (iii) any Aircraft suffering an event of loss and of any insurance, condemnation, requisition or other proceeds received or claims made in respect thereof and (iv) any default notices issued, in each case with respect to the Aircraft Assets, in such detail as LIFT and the Servicer may agree from time to time.

                  (b) A detailed statement of receivables and payables covering the Reporting Period (including details, if any, of any set-offs among Lessee receivables, Lessee payables, Maintenance Reserves and security deposits and past-due amounts) analyzed by Lessee for each account balance outstanding (including with respect to restructured Leases), categorized by number of days outstanding, in such detail as LIFT and the Servicer may agree from time to time.

                  (c) A statement of material cash disbursements not previously reported in a prior monthly statement (i) which the Servicer believes will be due and payable during the period extending from the second Payment Date following such Calculation Date through to the fifth succeeding Payment Date and
(ii) which were not contemplated in the then current Approved Budget or, to the extent that any of the succeeding five months is not covered by the then current Approved Budget, which are not usual or customary.

                  SECTION 9.2. QUARTERLY REPORTS. The Servicer shall provide written reports to LIFT within thirty days after the end of each calendar quarter which shall set forth the following information for such calendar quarter:

                  (a) A list of each Aircraft in the portfolio identified by manufacturer's serial number and specifying the following with respect thereto:
(i) Lessee, (ii) lease rate, (iii) lease commencement date and (iv) changes in the foregoing, if any, from the prior quarterly report.

                  (b) A list (which may be made available in writing or electronically) setting forth the concentration of Aircraft by country of habitual base, region, Lessee, aircraft type and age, in summary form on the basis of aircraft type, numbers of aircraft and appraised values as of the most recent appraisal, in such

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


detail as LIFT and the Servicer may agree from time to time.

                  (c) A report on all pending and potential (with respect to which a member of the Servicer's in-house legal staff has received written notice threatening litigation, which, in the sole judgment of the Servicer, is material) litigation involving any Aircraft Assets or Leases of which the Servicer has written notice.

                  (d) A report of any claims being made with respect to any of the Aircraft Assets of which the Servicer is aware with an actual or potential liability in excess of $10,000,000.

                  (e) A report (which may be included in clause (a) above) by Lessee identifying termination, extension, purchase and any other material options.

                  (f)  A report of Leases expiring during the
following two quarters.

                  SECTION 9.3.  OTHER INFORMATION.

                  (a) To the extent the Servicer is in possession of the relevant information, the Servicer shall prepare and submit to LIFT the following information with respect to each Person within the LIFT Group or, in the case of clause (i) below, any holder of the Beneficial Interest
Certificates:

                  (i) upon request by LIFT, information with respect to transactions relating to Aircraft Assets necessary for each Person within the LIFT Group or any holder of the Beneficial Interest Certificates to prepare value added tax and other tax returns; and

                  (ii) promptly after the occurrence thereof, notify LIFT of any accident or incident of which the Servicer has notice involving any Aircraft Asset where (A) the potential loss in connection therewith exceeds the higher of the damage notification threshold under the relevant Lease, if any, and $2,000,000 or (B) the potential liability in connection therewith exceeds $2,000,000.

                  (b) Upon request by LIFT, the Servicer shall provide to LIFT copies of any financial statements received by the Servicer from any Lessee under and in

                     SCHEDULE 2.02(a) TO SERVICING AGREEMENT


accordance with the provisions of its Lease of an Aircraft Asset.

                  (c) Upon request by LIFT, the Servicer shall provide to LIFT such factual information and data about the Aircraft Assets which may reasonably be requested by LIFT; PROVIDED, HOWEVER, that the Servicer shall not be required to provide any valuations, interpretations, comparisons, evaluations, opinions, forecasts, predictions or analytical analysis.

                  SECTION 9.4. RATINGS INFORMATION. Upon request by LIFT, the Servicer shall provide to LIFT such information and data about the Aircraft Assets and other commercially reasonable assistance relating to the Aircraft Assets as LIFT shall deem reasonably necessary or appropriate in connection with providing information to the ratings agencies for LIFT's debt ratings.

                  SECTION 9.5. CUSTODY OF DOCUMENTS. The Servicer agrees to hold all original documents of any Person within the LIFT Group that relate to the Aircraft Assets in the possession of the Servicer in safe custody and according to the commercially reasonable instructions of LIFT.

                  SECTION 9.6. REPORTING OBLIGATIONS GENERALLY. Notwithstanding anything herein to the contrary, LIFT acknowledges and agrees that it shall be responsible for, and the Servicer shall not have any responsibility for, (a) any Compliance Obligations to any holders of outstanding Notes, any holders of any other securities issued by any Person within the LIFT Group or any Governmental Authorities and (b) all instructions, discretion, judgments and assumptions related to such Compliance Obligations, and LIFT agrees to indemnify the Servicer and its Affiliates in respect of the foregoing as further provided in
Section 11.05 of the Servicing Agreement.

                  SECTION 9.7. AIRCRAFT ASSETS RELATED DOCUMENTS. The Servicer shall provide to the Security Trustee a copy of each fully executed Aircraft Assets Related Document received by the Servicer no later than ten Business Days after the receipt thereof by the Servicer. For purposes of this Section 9.7, the term "Aircraft Assets Related Documents" does not include letters of intent, memoranda of understanding or similar documents.

                                                             SCHEDULE 2.02(a)(i)
                                                      TO THE SERVICING AGREEMENT





                         APPLICABLE INDENTURE COVENANTS

Attach pages containing the following sections of the Indenture:

         1.       5.02(b) Limitation on Encumbrances;

         2.       5.02(i) Limitation on Modification Payments and
                  Capital Expenditures;

         3.       5.03(a) Concentration Limits;

         4.       5.03(b) Compliance with Law, Maintenance of
                  Permits;

         5.       5.03(c) Appraisal of Aircraft;

         6.       5.03(d) Maintenance of Assets;

         7.       5.03(f) Leases;

         8.       5.03(g) Opinions;

         9.       5.03(h) Insurance; and

         10.      5.03(h) [sic] Indemnity.

                                                            SCHEDULE 2.02(a)(ii)
                                                      TO THE SERVICING AGREEMENT




                    [Form of Officer's Certificate for LIFT]


                  The undersigned, representing LEASE INVESTMENT FLIGHT TRUST ("LIFT"), a Delaware business trust, in accordance with Section 4(d) of Schedule 2.02(a) to the Servicing Agreement dated as of June 26, 2001, (the "Servicing Agreement") between LIFT and GE Capital Aviation Services, Limited (the "Servicer"), hereby certifies as follows:

         (a) the sale of the [insert description of asset(s) to be sold], which LIFT has directed the Servicer to arrange pursuant to Section 4 of Schedule 2.02(a) to the Servicing Agreement (the "Sale"), complies in all respects with the terms of the Trust Indenture dated as of June 26, 2001, between LIFT, LIFT Trust-Sub 1, Phoenix American Financial Services, Inc. and Bankers Trust Company;

         (b) the Sale has been approved by the Controlling Trustee of LIFT in accordance with Section 7.04(a) of the Servicing Agreement;

         (c) in connection with such Sale, the Servicer is entitled to rely upon this certification for all purposes of the Servicing Agreement and Schedule 2.02(a) thereto; and

         (d) the undersigned is a duly appointed, qualified and acting officer of LIFT and the signature appearing below after his/her name is a genuine signature.

                  IN WITNESS WHEREOF, I have hereunto set my hand on and as of this [ ] day of [ ], [ ].



By:
   --------------------------
   Name:
   Title:

                                                                SCHEDULE 4.01 TO
                                                         THE SERVICING AGREEMENT

                                 AIRCRAFT ASSETS


   SERIAL #                 MODEL                                             OWNER
   --------                 -----                                             -----
49511                      MD-82                               LIFT CEA China, LLC (Delaware)
49513                      MD-82                               LIFT CEA China, LLC (Delaware)
49515                      MD-82                               LIFT CEA China, LLC (Delaware)
1108                       A320-200                            LIFT CEA China, LLC (Delaware)
1093                       A320-200                            LIFT CEA China, LLC (Delaware)
49509                      MD-82                               LIFT SP Spain, LLC (Delaware)
49519                      MD-82                               LIFT SP Spain, LLC (Delaware)
49501                      MD-82                               LIFT SP Spain, LLC (Delaware)
49578                      MD-83                               LIFT SP Spain, LLC (Delaware)
49507                      MD-82                               LIFT SP Spain, LLC (Delaware)
30112                      Boeing 767-375ER                    LIFT Canada, LLC (Delaware)
30108                      Boeing 767-375ER                    LIFT Canada, LLC (Delaware)
49419                      MD-82                               MD82 Aircraft Owner F Limited (Cayman)
48523                      MD11F (MD-82)                       Sinope Limited (Cayman)
24469                      Boeing 737-400                      B737 Owner Limited (Cayman)
28602                      Boeing 737-36N                      LIFT GF UK, LLC (Delaware)
28606                      Boeing 737-36N                      LIFT GF UK, LLC (Delaware)
28591                      Boeing 737-800                      LIFT Turkey, LLC (Delaware)
28628                      Boeing 737-800(86N)                 LIFT Turkey, LLC (Delaware)
23376                      Boeing 737-3B7                      LIFT Georgia, LLC (Delaware)
28673                      Boeing 737-36N                      LIFT France, LLC (Delaware)
28672                      Boeing 737-36N                      LIFT France, LLC (Delaware)
28569                      Boeing 737-36N                      LIFT France, LLC (Delaware)
28570                      Boeing 737-300                      LIFT Portugal, LLC (Delaware)
28592                      Boeing 737-800                      LIFT Morocco, LLC (Delaware)
28565                      Boeing 737-500(56N)                 LIFT RS Brazil, LLC (Delaware)
53147                      MD-82                               MD82 Aircraft Owner G Limited (Cayman)
29338                      Boeing 737-33V                      LIFt EJ UK, LLC (Delaware)
28671                      Boeing 737-300(36N)                 LIFT VG Brazil, LLC (Delaware)
28584                      Boeing 737-76N                      LIFT VG Brazil, LLC (Delaware)
24512                      Boeing 737-400                      LIFT Indonesia, LLC (Delaware)
23384                      Boeing 737-3B7                      LIFT Arizona, LLC (Delaware)
28427                      Boeing 747-4H6                      LIFT Malaysia, LLC (Delaware)
26208                      Boeing 767-3Y0                      LIFT Missouri, LLC (Delaware)
1152                       Airbus A320-200                     LIFT Italy, LLC (Delaware)
879                        Airbus A320-200                     LIFT IB Spain, LLC (Delaware)
29618                      Boeing 767-38AER                    LIFT A2K UK, LLC (Delaware)
28609                      Boeing 737-700                      Zibal Aircraft Leasing LLC (Delaware)
30110                      Boeing 767-300ER                    LIFT Russia, LLC (Delaware)

                                                                   SCHEDULE 4.02
                                                          TO SERVICING AGREEMENT


                        Aircraft Assets Related Documents

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 53147)

1. Aircraft Specific Lease Agreement dated November 14, 2000 by and between GECAS Technical Services Limited and Nouvelair Tunisie (incorporating by reference therein the Aircraft Lease Common Terms Agreement dated November 14, 2000 between MD82 Aircraft Owner G Limited and Nouvelair Tunisie).

2.       Certificate of Acceptance dated June 11, 1999.

3. Aircraft Lease Novation and Amendment Agreement dated June 18, 2001 by and among LIFT Ireland Leasing Limited, GECAS Technical Services Limited and Nouvelair Tunisie.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 49511)

1. Aircraft Lease Agreement dated as of April 2, 1999 among MD-82 Aircraft Leasing I Corp. ("MD-82 I"), MD-82 Aircraft Leasing II Corp. and MD-82 Aircraft Leasing III Corp. (collectively, "Lessors"), China Eastern Airlines Corporation Limited ("Lessee") and China Eastern Aviation Import & Export Corporation ("Consenting Party").

2.       Certificate of Acceptance dated November 23, 1999 between MD-82 I and
         Lessee.

3. Aircraft Lease Amendment Agreement dated as of June 20, 2001 among Lessors, Lessee, GECC and Consenting Party.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 49513)

1. Aircraft Lease Agreement dated as of April 2, 1999 among MD-82 Aircraft Leasing I Corp., MD-82 Aircraft Leasing II Corp. ("MD-82 II") and MD-82 Aircraft Leasing III Corp. (collectively, "Lessors"), China Eastern Airlines Corporation Limited ("Lessee") and China Eastern Aviation Import & Export Corporation ("Consenting Party").

2.       Certificate of Acceptance dated May 26, 2000 between MD-82 II and
         Lessee.

3. Aircraft Lease Amendment Agreement dated as of June 20, 2001 among Lessors, Lessee, GECC and Consenting Party.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 49515)

1. Aircraft Lease Agreement dated as of April 2, 1999 among MD-82 Aircraft Leasing I Corp., MD-82 Aircraft Leasing II Corp. and MD-82 Aircraft Leasing III Corp. ("MD-82 III") (collectively, "Lessors"), China Eastern Airlines Corporation Limited ("Lessee") and China Eastern Aviation Import & Export Corporation ("Consenting Party").

2.       Certificate of Acceptance dated May 26, 2000 between MD-82 III and
         Lessee.

3. Aircraft Lease Amendment Agreement dated as of June 20, 2001 among Lessors, Lessee, GECC and Consenting Party.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                   (MSN# 1108)

1. Aircraft Lease Agreement dated as of January 26, 1998 among A320 Aircraft Leasing X Corp. ("Lessor"), China Eastern Airlines Corporation Limited ("Lessee") and China Eastern Aviation Import & Export Corporation ("Consenting Party").

2.       Letter Agreement dated February 24, 1998 between Lessor and Lessee.

3.       Certificate of Acceptance dated November 16, 1999 between Lessor and
         Lessee.

4. Aircraft Lease Amendment Agreement [1108] dated as of June 20, 2001 among Lessor, Lessee, GECC and Consenting Party.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                   (MSN# 1093)

1. Aircraft Lease Agreement dated as of January 26, 1998 among A320 Aircraft Leasing IX Corp. ("Lessor"), China Eastern Airlines Corporation Limited ("Lessee") and China Eastern Aviation Import & Export Corporation ("Consenting Party").

2.       Letter Agreement dated February 24, 1998 between Lessor and Lessee.

3.       Certificate of Acceptance dated October 26, 1999 between Lessor and
         Lessee.

4. Aircraft Lease Amendment Agreement [1093] dated as of June 20, 2001 among Lessor, Lessee, GECC and Consenting Party.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 49509)

1. Aircraft Lease Agreement dated as of March 31, 1999 between Spanair, S.A. ("Lessee") and General Electric Capital Corporation ("Prior Lessor").

2.       Side Letter, dated April 15, 1999, between Prior Lessor and Lessee.

3.       Letter Agreement No. 1, dated May 19, 1999, between Lessee and Prior
         Lessor.

4.       Certificate of Acceptance dated October 20, 1999.

5. Aircraft Lease Novation and Amendment Agreement dated as of May 28, 2001 among Lessee, Prior Lessor and LIFT SP Spain, LLC.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 49519)

1. Aircraft Lease Agreement dated as of March 31, 1999 between Spanair, S.A. ("Lessee") and General Electric Capital Corporation ("Prior Lessor").

2.       Letter Agreement No. 1, dated April 15, 1999, between Lessee and Prior
         Lessor.

3.       Letter Agreement No. 2, dated May 19, 1999, between Lessee and Prior
         Lessor.

4.       Certificate of Acceptance dated September 23, 1999.

5. Aircraft Lease Novation and Amendment Agreement dated as of May 28, 2001 among Lessee, Prior Lessor and LIFT SP Spain, LLC.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 49501)

1. Aircraft Lease Agreement dated as of March 31, 1999 between Spanair, S.A. ("Lessee") and General Electric Capital Corporation ("Prior Lessor").

2.       Letter Agreement No. 1, dated April 15, 1999, between Lessee and Prior
         Lessor.

3.       Letter Agreement No. 2, dated May 19, 1999 between Lessee and Prior
         Lessor.

4. Certificate of Acceptance dated October 28, 1999. Lessee, Prior Lessor and LIFT SP Spain, LLC.

5. Aircraft Lease Novation and Amendment Agreement dated as of May 28, 2001 among Lessee, Prior Lessor and LIFT SP Spain, LLC.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 49578)

1. Aircraft Lease Agreement dated May 14, 1996 between General Electric Capital Corporation ("Prior Lessor") and Spanair, S.A. ("Lessee").

2.       Letter Agreement, dated May 14, 1996, between Prior Lessor and Lessee.

3.       Certificate of Acceptance dated June 25, 1996

4. Aircraft Specific Lease Agreement dated October 25, 2000 between Lessee and Prior Lessor ("Prior Lessor"), (incorporating by reference therein the Aircraft Lease Common Terms Agreement dated May 4, 2000 between Prior Lessor and Lessee and extending the existing lease beyond October 31, 2000).

5. Aircraft Lease Novation and Amendment Agreement dated as of May 28, 2001 among Lessee, Prior Lessor and LIFT SP Spain, LLC.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 49507)

1. Aircraft Lease Agreement dated as of May 19, 1999 between Spanair, S.A. ("Lessee") and General Electric Capital Corporation ("Prior Lessor").

2.       Letter Agreement No. 1, dated May 19, 1999, between Lessee and Prior
         Lessor.

3.       Certificate of Acceptance dated January 5, 2000.

4. Aircraft Lease Novation and Amendment Agreement dated as of May 28, 2001 among Lessee, Prior Lessor and LIFT SP Spain, LLC.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 30112)

1. Aircraft Lease Agreement dated as of December 31, 1998 between Canadian Airlines International Ltd. ("Canadian") and Alcyone FSC Corporation ("Existing Lessor").

2.       Certificate of Acceptance dated September 15, 1999.

3. Aircraft Lease Novation and Amendment Agreement [30112] dated as of March 20, 2000, by and among Existing Lessor, Canadian and Lessee.

4. Aircraft Lease Novation Agreement [MSN 30112] dated June 12, 2001, among Existing Lessor, Lessee, LIFT Canada, LLC ("New Lessor") and Air Canada.

5. Amended and Restated Aircraft Lease Agreement [MSN 30112] dated June 12, 2001, between New Lessor and Lessee (incorporating by reference therein an Aircraft Lease Common Terms Agreement dated as of January 1, 2001 between GECC and Air Canada).

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 30108)

1. Aircraft Lease Agreement dated as of December 31, 1998 between Canadian Airlines International Ltd. ("Canadian") and Alcyone FSC Corporation ("Existing Lessor").

2.       Certificate of Acceptance dated November 18, 1999.

3. Aircraft Lease Novation and Amendment Agreement [30108] dated as of March 20, 2000, by and among Existing Lessor, Canadian and Lessee.

4. Aircraft Lease Novation Agreement [MSN 30108] dated June 12, 2001, among Existing Lessor, Lessee, LIFT Canada, LLC ("New Lessor") and Air Canada.

5. Amended and Restated Aircraft Lease Agreement [MSN 30108] dated June 12, 2001, between New Lessor and Lessee (incorporating by reference therein an Aircraft Lease Common Terms Agreement dated as of January 1, 2001 between GECC and Air Canada).

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 28602)

1. Aircraft Lease Agreement dated September 14, 1998 between Alcyone FSC Corporation and Go Fly Limited.

2. Letter dated September 14, 1998 from Alcyone FSC Corporation to Go Fly Limited regarding interpretation of the Lease and Delayed Delivery.

3. Certificate of Acceptance dated August 12, 1999 by Go Fly Limited to Alcyone FSC Corporation.

4. Letter dated February 7, 2001 from Alcyone FSC Corporation to Go Fly Limited regarding the breakdown of the Engine Refurbishment Payment Rate.

5. Novation and Amendment Agreement dated June 13, 2001 between Alcyone FSC Corporation, LIFT GF UK, LLC and Go Fly Limited.

6. Aircraft Lease Amendment Agreement dated June 14, 2001 between LIFT GF UK, LLC and Go Fly Limited.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 28606)

1. Aircraft Lease Agreement dated September 14, 1998 between Alcyone FSC Corporation and Go Fly Limited.

2. Letter dated September 14, 1998 from Alcyone FSC Corporation to Go Fly Limited regarding interpretation of the Lease and Delayed Delivery.

3. Certificate of Acceptance dated October 22, 1999 by Go Fly Limited to Alcyone FSC Corporation.

4. Letter dated February 7, 2001 from Alcyone FSC Corporation to Go Fly Limited regarding the breakdown of the Engine Refurbishment Payment Rate.

5. Novation and Amendment Agreement dated June 13, 2001 between Alcyone FSC Corporation, LIFT GF UK, LLC and Go Fly Limited.

6. Aircraft Lease and Amendment Agreement dated June 14, 2001 between LIFT GF UK, LLC and Go Fly Limited.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 28591)


1. Aircraft Lease Agreement dated June 26, 2000 between Alcyone FSC Corporation and Pegasus Hava Tasimaciligi A.S.

2.       Certificate of Acceptance dated June 30, 2000.

3. Side Letter No. 1 dated August 29, 2000 between Pegasus Hava Tasimaciligi A.S. and Alcyone FSC Corporation.

4. Aircraft Lease Novation and Amendment Agreement dated June 4, 2001 by and among Alcyone FSC Corporation, Pegasus Hava Tasimaciligi A.S. and LIFT Turkey, LLC.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 28628)

1. Aircraft Lease Agreement dated March 16, 1999 by and between Aviation Financial Services, Inc. and Pegasus Hava Tasimaciligi A.S.

2.       Certificate of Acceptance dated June 2, 2000.

3. Side Letter No. 1 dated _________, 2001 by and among Aviation Financial Services, Inc., LIFT Turkey, LLC and Pegasus Hava Tasimaciligi A.S.

4. Aircraft Lease Novation and Amendment Agreement dated June 4, 2001 by and among Aviation Financial Services, Inc., LIFT Turkey, LLC and Pegasus Hava Tasimaciligi A.S.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 23376)

1. Aircraft Lease Agreement, dated as of June 12, 1988 between Delta Air Lines, Inc. ("Lessee") and General Electric Capital Corporation ("Prior Lessor").

2.       Lease Supplement No. 1, dated July 21, 1998, between Lessee and Prior
         Lessor.

3.       Lease Amendment No. 1, dated January 16, 2001, between Lessee and Prior
         Lessor.

4. Aircraft Lease Assignment and Amendment Agreement, dated as of June 28, 2001, among Lessee, Prior Lessor and LIFT Georgia, LLC.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 28570)

1. Aircraft Lease Agreement dated February 4, 1998 between SATA-AIR ACORES Sociedade Acoreano Transportes Aereos S.A. (formerly known as SATA-AIR ACORES Servico Acoreano de Transportes Aereos E.P) and Alcyone FSC Corporation.

2. Certificate of Acceptance dated March 30, 1998 by SATA-AIR ACORES Sociedade Acoreano Transportes Aereos S.A. to Alcyone FSC Corporation.

3. Side Letter dated June 21, 2000 between SATA-AIR ACORES Sociedade Acoreano Transportes Aereos S.A. and Alcyone FSC Corporation, relating to adjustment of Supplemental Rent.

4. Side Letter dated July 19, 2000 between SATA-AIR ACORES Sociedade Acoreano Transportes Aereos S.A. and Alcyone FSC Corporation, relating to adjustment of Supplemental Rent.

5. Letter Agreement dated May 17, 2001 from Alcyone FSC Corporation to SATA-AIR ACORES Sociedade Acoreano Transportes Aereos S.A., regarding reduction in Agreed Value.

6. Aircraft Lease Novation and Amendment Agreement, dated as of June 6, 2001 between SATA-AIR ACORES Sociedade Acoreano Transportes Aereos S.A., Alcyone FSC Corporation and LIFT Portugal, LLC.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 29618)

1. Aircraft Lease Agreement dated 24 June 1998, between Alcyone FSC Corporation ("Existing Lessor") and Air 2000 Limited ("Lessee").

2. Side Letters dated June 24, 1998, June 8, 2000 and February 14, 2001 made between Existing Lessor and Lessee.

3.       Deposit Agreement dated June 24, 1998 made between Existing Lessor and
         Lessee.

4.       Certificate of Acceptance dated May 9, 2000.

5. Deposit Novation and Amendment Agreement dated ________________, 2001 made between Existing Lessor, Lessee and LIFT A2K UK, LLC ("New Lessor").

6. Aircraft Lease Novation and Amendment Agreement dated June 27, 2001 by and among Existing Lessor, Lessee, New Lessor, First Choice Holidays Plc and General Electric Capital Corporation.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 29338)

1. Aircraft Specific Lease Agreement dated July 7, 1999 between Alnitak FSC Two Corporation and easyJet Airline Company Limited (incorporating by reference therein an Aircraft Lease Common Terms Agreement dated June 22, 1999 between General Electric Capital Corporation and easyJet Airline Company Limited).

2. Side Letter dated July 7, 1999 from Alnitak FSC Two Corporation to easyJet Airline Company Limited.

3. Certificate of Acceptance dated July 8, 1999 by easyJet Airline Company Limited to Alnitak FSC Two Corporation.

4. Letter Agreement dated September 13, 1999 to easyJet Airline Company Limited from General Electric Capital Corporation, Alnitak FSC Two Corporation and certain other parties thereto.

5. Letter Agreement dated October 13, 2000 to easyJet Airline Company Limited from GECC, amending certain provisions of the Common Terms Agreement.

6. Letter dated October 27, 2000 from Alnitak FSC Two Corporation to easyJet Airline Company Limited and easyJet Switzerland S.A.

7. Amendment Agreement dated October 30, 2000 among (1) easyJet Airline Company Limited, (2) easyJet plc (formerly known as easyJet Limited) and (3) Alnitak FSC One Corporation, Alnitak FSC Two Corporation, Alnitak FSC Three Corporation and Arcturus FSC Corporation.

8. Letter Agreement dated April 30, 2000 from General Electric Capital Corporation to easyJet Airline Company Limited (and copied to Alnitak FSC One Corporation, Alnitak FSC Two Corporation, Alnitak FSC Three Corporation and Arcturus FSC Corporation).

9. Letter dated March 30, 2001 from Norton Rose, counsel to easyJet Airline Company Limited, to General Electric Capital Aviation Services and countersigned by General Electric Capital Corporation on April 9, 2001.

10. Aircraft Lease Novation and Amendment Agreement dated as of June 27, 2001 between Alnitak FSC Two Corporation, LIFT EJ UK, LLC, easyJet Airline Company Limited and easyJet PLC, as guarantor.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 23384)


1. Aircraft Lease Agreement, dated as of May 1, 1988 between America West Airlines, Inc. ("Lessee") and General Electric Capital Corporation ("Prior Lessor").

2. Letter Agreement No. 1, dated as of May 1, 1988 between Lessee and Prior Lessor.

3.       Lease Supplement No. 1, dated May 18, 1998, between Lessee and Prior
         Lessor.

4. Aircraft Lease Assignment and Amendment Agreement, dated as of June 19, 2001 among Lessee, Prior Lessor and LIFT Arizona, LLC.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 26208)

1. Amended and Restated Lease Agreement (2001 N639TW), dated as of April 9, 2001 between TWA Airlines LLC ("Lessee") and General Electric Capital Corporation ("Prior Lessor").

2.       Assumption and Lease Agreement, dated April 9, 2001, by American
         Airlines, Inc.

3. FAA Instrument of Assignment and Assumption, dated April 9, 2001, between Trans World Airlines, Inc. and Lessee.

4. Assignment, Assumption and Amendment Agreement, dated April 9, 2001, among Trans World Airlines, Inc., Lessee and Prior Lessor.

5. Amendment to Lease Agreement, dated as of April 9, 2001 between Prior Lessor and Trans World Airlines, Inc.

6. Side Letter, dated April 9, 2001, between Prior Lessor and Lessee re: extension of the lease term.

7. Aircraft Lease Assignment and Amendment Agreement, dated as of June 26, 2001 among Prior Lessor, Lessee and LIFT Missouri, LLC.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                   (MSN# 1152)

1. Aircraft Specific Lease Agreement dated as of July 14, 1999 between GECAS Technical Services Limited ("Prior Lessor") and Volare Airlines S.p.A. ("Lessee") (incorporating by reference therein an Aircraft Lease Common Terms Agreement dated as of July 14, 1999 between General Electric Capital Corporation and Lessee).

2.       Side Letter dated as of July 20, 1999, between Prior Lessor and Lessee.

3.       Certificate of Acceptance dated February 3, 2000.

4.       Side Letter dated as of February 23, 2000 between Prior Lessor and
         Lessee.

5. This Aircraft Lease Novation and Amendment Agreement dated as of June 19, 2001 among Prior Lessor, Lessee, Volare Group S.p.A. and LIFT Ireland Leasing Limited.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                   (MSN# 879)

1. Aircraft Lease Agreement dated as of August 7, 1998 between General Electric Capital Corporation ("GECC") and Iberworld Airlines S.A. ("Lessee").

2.       Certificate of Acceptance dated December 10, 1998.

3. Aircraft Lease Novation and Amendment Agreement dated as of March 3, 1999 between GECC, Castle Harbour Leasing Inc. ("Prior Lessor") and Lessee.

4. Aircraft Lease Novation and Amendment Agreement dated as of June 22, 2001 among Prior Lessor, Lessee and LIFT IB Spain, LLC.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 48523)

1. Aircraft Lease Agreement, dated as of March 22, 2000, between Sinope Limited and GECAS Technical Services Limited.

2.       Certificate of Acceptance dated March 22, 2000.

3. Aircraft Lease Novation and Amendment Agreement dated as of June 12, 2001 among Lessee, Prior Lessor and LIFT Ireland Leasing Limited.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 24469)

1. Aircraft Lease Agreement dated April 25, 1989 between debis AirFinance plc (formerly known as AerFi Group plc, formerly known as GPA Group plc) and Asiana Airlines, Inc. ("Lessee") relating to the Aircraft.

2.       Acceptance Certificate dated July 25, 1989

3. Letter Agreement dated October 18, 1989 between debis AirFinance plc (formerly known as AerFi Group plc, formerly known as GPA Group plc) and Lessee.

4. Lease Amendment Agreement dated June 10, 1992 between debis AirFinance plc (formerly known as AerFi Group plc, formerly known as GPA Group plc) and Lessee.

5. Extension Agreement dated June 16, 1992 between debis AirFinance plc (formerly known as AerFi Group plc, formerly known as GPA Group plc) and Lessee.

6. Lease Amendment Agreement dated September 25, 1992 between debis AirFinance plc, (formerly known as AerFi Group plc formerly known as GPA Group plc) and Lessee.

7. Aircraft Lease Novation and Amendment Agreement dated December 17, 1998 between AerFi Group plc (formerly known as GPA Group plc), GECAS Technical Services Limited, Kumho Tire Co., Ltd. and Lessee and as supplemented and amended by the Supplemental Agreement, dated December 29, 1998.

8. Aircraft Lease Extension and Amendment Agreement dated February 24, 1999 between Existing Lessor and Lessee.

9. Letter Agreement dated July 24, 1999 between GECAS Technical Services Limited and Asiana Airlines, Inc.

10. Letter Agreement dated September 1, 1999 between GECAS Technical Services Limited and Asiana Airlines, Inc.

11. Aircraft Lease Novation and Amendment Agreement dated June 25, 2001 between Existing Lessor, Kumho Tire Co., Ltd., LIFT Ireland Leasing Limited and Asiana Airlines, Inc.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 28565)

1. Aircraft Lease Agreement dated as of November 3, 1997 (the "Lease"), between Rio Sul Linhas Aereas S.A. ("Lessee"), and Alcyone FSC Corporation ("Prior Lessor").

2.       Certificate of Acceptance dated November 11, 1997.

3.       Amendment No. 1 to the Lease dated November 1, 1999.

4. Aircraft Lease Assignment, Assumption and Amendment Agreement dated as of June 21, 2001 among Lessee, Prior Lessor and LIFT RS Brazil, LLC.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 28671)

1. Aircraft Lease Agreement dated as of November 18, 1997 (the "Lease"), between Varig, S.A.(Viacao Aerea Rio-Grandense) ("Lessee"), and Alcyone FSC Corporation ("Prior Lessor").

2.       Certificate of Acceptance dated November 21, 1997.

3.       Amendment No. 1 to the Lease dated November 1, 1999.

4. Aircraft Lease Assignment, Assumption and Amendment Agreement dated as of June 21, 2001 among Lessee, Prior Lessor and LIFT VG Brazil, LLC.

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT



                        AIRCRAFT ASSETS RELATED DOCUMENTS
                                  (MSN# 28584)

1. Aircraft Lease Agreement dated as of September 8, 1998 (the "Lease"), between Varig, S.A.(Viacao Aerea Rio-Grandense) ("Lessee") and Alcyone FSC Corporation ("Prior Lessor").

2.       Certificate of Acceptance dated January 6, 1999.

3.       Amendment No. 1 to the Lease dated November 1, 1999.

4. Aircraft Lease Assignment, Assumption and Amendment Agreement dated as of June 21, 2001 among Lessee, Prior Lessor and LIFT VG Brazil, LLC.

                                                                SCHEDULE 4.03 TO
                                                         THE SERVICING AGREEMENT


                                  BANK ACCOUNTS


ACCOUNT NAME                                                                                         ACCOUNT NUMBER
------------------------------------------------------------------------------------------------------------------------
LIFT LESSEE FUND                                          AIR 2000 29618                                 32006
LIFT LESSEE FUND                                          AMERICA WEST 23384                             32007
LIFT LESSEE FUND                                          ASIANA AIRLINES 24469                          32008
LIFT LESSEE FUND                                          CHINA EASTERN 1093                             32009
LIFT LESSEE FUND                                          CHINA EASTERN 1108                             32010
LIFT LESSEE FUND                                          CHINA EASTERN 49511                            32011
LIFT LESSEE FUND                                          CHINA EASTERN 49513                            32012
LIFT LESSEE FUND                                          CHINA EASTERN 49515                            32013
LIFT LESSEE FUND                                          EASYJET 29338                                  32014
LIFT LESSEE FUND                                          GARUDA 24512                                   32015
LIFT LESSEE FUND                                          KOREAN AIRLINES 28427                          32022
LIFT LESSEE FUND                                          MALAYSIAN AIRLINES 28427                       32023
LIFT LESSEE FUND                                          NOUVELAIR 53147                                32024
LIFT LESSEE FUND                                          PEGASUS 28628                                  32025
LIFT LESSEE FUND                                          RIO SUL 28565                                  32026
LIFT LESSEE FUND                                          ROYAL AIR MAROC 28592                          32027
LIFT LESSEE FUND                                          SPANAIR 49501                                  32028
LIFT LESSEE FUND                                          SPANAIR 49507                                  32029
LIFT LESSEE FUND                                          SPANAIR 49509                                  32030
LIFT LESSEE FUND                                          SPANAIR 49519                                  32031
LIFT LESSEE FUND                                          VARIG 28584                                    32032
LIFT LESSEE FUND                                          VARIG 28671                                    32033
LIFT RENTAL ACCT (DDA Account)                                                                           *
LIFT RENTAL ACCT - SUSPENSE                                                                              32034
LIFT COLLECTIONS ACCT                                                                                    32035
LIFT BRIDGE NOTE ACCT                                                                                    32036
LIFT EXPENSE ACCT                                                                                        32037
LIFT NOTE ACCT CLASS A1                                                                                  32038
LIFT NOTE ACCT CLASS A2                                                                                  32039
LIFT NOTE ACCT CLASS A3                                                                                  32040
LIFT NOTE ACCT CLASS B                                                                                   32041
LIFT NOTE ACCT CLASS C                                                                                   32042
LIFT NOTE ACCT CLASS D                                                                                   32043
LIFT OWNER TRUSTEE ACCT                                                                                  32044

* Bankers Trust Company NY
ABA #: 021-001-033
Account#: 00412-996
Account Name: BTCO as Security Trustee for LIFT-LIFT
Rental         Account
Reference: LIFT-[lessee][serial#]

                                                         SCHEDULE 4.04(a) TO
                                                         THE SERVICING AGREEMENT




                         LIST OF PERSONS WITHIN THE LIFT
                             GROUP AND JURISDICTIONS


ENTITY                                                                JURISDICTION
------                                                                ------------
Lease Investment Flight Trust                                           Delaware
LIFT Trust-Sub 1                                                        Delaware
LIFT CEA China, LLC                                                     Delaware
LIFT SP Spain, LLC*                                                     Delaware
LIFT Canada, LLC                                                        Delaware
LIFT GF UK, LLC                                                         Delaware
LIFT France, LLC*                                                       Delaware
LIFT Turkey, LLC*                                                       Delaware
LIFT Georgia, LLC*                                                      Delaware
LIFT Portugal, LLC*                                                     Delaware
LIFT Morocco, LLC*                                                      Delaware
LIFT RS Brazil, LLC*                                                    Delaware
LIFT EJ UK, LLC*                                                        Delaware
LIFT VG Brazil, LLC*                                                    Delaware
LIFT Indonesia, LLC*                                                    Delaware
LIFT Arizona, LLC                                                       Delaware
LIFT Malaysia, LLC*                                                     Delaware
LIFT Missouri, LLC                                                      Delaware
LIFT Italy, LLC*                                                        Delaware
LIFT IB Spain, LLC*                                                     Delaware
LIFT A2K UK, LLC*                                                       Delaware
LIFT Russia LLC*                                                        Delaware
ZIBAL Aircraft Leasing LLC*                                             Delaware
A320 Aircraft Leasing IX Corp.                                          Delaware
A320 Aircraft Leasing X Corp.                                           Delaware
MD82 Aircraft Leasing I Corp.                                           Delaware
MD82 Aircraft Leasing II Corp.                                          Delaware
MD82 Aircraft Leasing III Corp.                                         Delaware
MD82 Aircraft Owner F Limited*                                          Cayman
MD82 Aircraft Owner G Limited*                                          Cayman
B737 Owner Limited*                                                     Cayman
Sinope Limited*                                                         Cayman
LIFT Ireland Leasng Limited*                                            Ireland
LIFT Indonesia Leasing, S.A.R.L.*                                       France
LIFT Malaysian Leasing Limited*                                         Malaysia-Lebanon
LIFT Bermuda Leasing Limited*                                           Bermuda


----------

         * These Persons will not be within the LIFT Group as of the Closing Date. These Persons will be within the LIFT Group as of date of each such Persons' applicable Delivery Date (as defined in the Asset Purchase Agreement).

                                                                SCHEDULE 7.01 TO
                                                         THE SERVICING AGREEMENT

                         RESPONSIBILITIES OF LIFT GROUP

A. With respect to Aircraft Assets, each Person within the LIFT Group shall retain such responsibilities as are expressly set forth in Article VII of the Servicing
         Agreement.

B. Each of LIFT and each other Person within the LIFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, assets which do not constitute Aircraft Assets and for any or all LIFT Group Liabilities.

C. Each of LIFT and each other Person within the LIFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all finance functions which are not expressly the responsibility of the Servicer under the Servicing Agreement. Such responsibilities of the LIFT Group shall include:

         (i) all matters relating to the arrangement and procurement of any financings of any type or nature for the LIFT Group;

         (ii) all matters relating to the management of borrowings and payments under such financings and the management of the respective borrowers' or issuers', as the case may be, compliance with the terms of such financings, including compliance with the reporting requirements thereunder and any computations required in connection with such reporting;

         (iii) all matters relating to the arrangement and procurement of refinancings of any type or nature of any outstanding indebtedness of the LIFT Group;

         (iv) all matters relating to the restructuring of any type or nature of any indebtedness of the LIFT Group; and

         (v) all communications with creditors (other than trade creditors and Lessees) of any type or nature of the LIFT Group.

         It is expressly understood by the parties that while the Servicer will, to the extent expressly provided

                      SCHEDULE 7.01 TO SERVICING AGREEMENT

         in Schedule 2.02(a) to the Servicing Agreement, provide LIFT with assistance and information required to assist in its compliance with its obligations and covenants under the Indenture to the extent such compliance specifically relates to the Services, the Servicer shall not deal directly with any creditors of any Person within the LIFT Group, except to the extent such dealings with trade creditors are incidental to the Servicer's provision of the Services under the Servicing Agreement.

D. Each of LIFT and each other Person within the LIFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all treasury functions of the LIFT Group that are not expressly the responsibility of the Servicer under the Servicing Agreement, including:

         (i)      cash management;

         (ii) currency and interest rate risk management (including the establishment of related policies and the arrangement and procurement of appropriate swap programs); and

         (iii)    reconciliation of all Bank Account-related information.

E. Each of LIFT and each other Person within the LIFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all accounting functions not expressly the responsibility of the Servicer under the Servicing Agreement, including:

         (i) the monitoring of cash receipts and disbursements and accounts payable and accounts receivable of the LIFT Group;

         (ii) the promulgation, maintenance, interpretation, amending and supplementing of accounting policies for the LIFT Group, and the review and approval of any potential exceptions to the accounting policies established by the LIFT Group;

         (iii) maintaining the accounting ledgers, preparing balance sheets, statements of changes in shareholders' equity and statements of income and cash flows and arranging for financial

                      SCHEDULE 7.01 TO SERVICING AGREEMENT

                  audits, as required, and for the preparation of audited financial reports for the LIFT Group;

         (iv)     the provision of overhead services to the LIFT Group; and

         (v) preparing annual Lease Operating Budgets and Aircraft Asset Expenses Budgets, preparing and analyzing actual results to budget and performing profitability analysis.

F. Each of LIFT and each other Person within the LIFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all corporate secretarial activities and other matters related to the existence of any Person within the LIFT Group.

G. Each of LIFT and each other Person within the LIFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all matters relating to the holders of the share capital of any Person within the LIFT Group.

H. Each of LIFT and each other Person within the LIFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all legal and regulatory matters which are not expressly the responsibility of the Servicer under the Servicing Agreement, including:

         (i) the preparation and filing of reports required to be filed with the U.S. Securities and Exchange
                  Commission or any other Governmental Authority;

         (ii) all legal services (including the negotiation of documents) not constituting the provision of Services relating to all matters described herein for which any Person within the LIFT Group has responsibility; and

         (iii) the preparation and filing of corporate and tax returns of each Person within the LIFT Group with any Governmental Authority.

I.       Each of LIFT and each other Person within the LIFT
         Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, any and all litigation or other legal proceedings

                      SCHEDULE 7.01 TO SERVICING AGREEMENT


         against or brought by any Person within the LIFT Group, other than enforcement actions relating to any Aircraft Assets (including any counterclaim arising from any such action to the extent any such counterclaim relates to the Aircraft Assets) brought by LIFT or any other Person within the LIFT Group commencing after the date of the Servicing Agreement.

J. Each of LIFT and each other Person within the LIFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, the arrangement and procurement of all insurance other than insurance related to the Aircraft Assets which the Servicer is to arrange and procure (at the expense of the LIFT Group) under the Servicing Agreement.

K. Each of LIFT and each other Person within the LIFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, employees of any Person within the LIFT Group.

L. Each of LIFT and each other Person within the LIFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, purchase orders and options to purchase Aircraft Assets, except to the extent the same constitute the provision of Services.

M. Except to the extent provided for in Section 2.3 of Schedule 2.02(a) to the Servicing Agreement, each of LIFT and each other Person within the LIFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, keeping LIFT in compliance with their obligations and covenants under the Security Trust Agreement.

                  Notwithstanding anything contained herein to the contrary, LIFT acknowledges and agrees that it shall be responsible for, and the Servicer shall not have any responsibility for, (a) any Compliance Obligations to any holders of outstanding Notes or Beneficial Interest Certificates, any holders of any other securities issued by any Person within the LIFT Group or any Governmental Authorities and (b) all instructions, discretion, judgments and assumptions related to such Compliance Obligations, and LIFT agrees to indemnify the Servicer and its Affiliates in respect of the foregoing as further provided in Section 11.05 of the Servicing Agreement.

                                                                SCHEDULE 7.04 TO
                                                         THE SERVICING AGREEMENT


               LIABILITIES INCURRED IN ORDINARY COURSE OF BUSINESS

1. Acquisitions, dispositions or replacements of Aircraft, Engines or Parts (including BFE) including, without limitation, by leasing in.

2. Modifications, maintenance, overhauls, repairs, upgrades or other technical expenditures.

3. Dry Leases and wet Leases (including extensions, renewals, amendments and terminations thereof).

4.       Repossessions.

5.       Registrations and Deregistrations.

6. Governmental approvals, certifications, permits, licenses, consents, filings and authorizations.

7. Third party professional services including, without limitation, legal, tax advisory and insurance.

8.       Taxes.

9. Aircraft operator transition costs (including, without limitation, flight operations, storage and maintenance, technical consultants costs, and purchase, storage and scrapping of spare Parts).

10.      Lessee Liens.

11.      Insurance

                                                                SCHEDULE 8.01 TO
                                                         THE SERVICING AGREEMENT



                             CONDITIONS TO EXECUTION

1. Each Person within the LIFT Group (other than LIFT) shall have executed and delivered an LIFT Group Guarantee in favor of the Servicer substantially in the form attached to the Servicing Agreement as Appendix B.

2. Each appendix, annex, exhibit or schedule to the Servicing Agreement and each LIFT Group Guarantee shall have been completed to the reasonable satisfaction of the Servicer and delivered with the Servicing Agreement and the LIFT Group Guarantees on the Closing Date.

3. The Aircraft Assets Related Documents shall have been delivered to the Servicer, pursuant to Sections 2.02(f) and 4.02 of the Servicing Agreement, at the Servicer's offices in Shannon, Ireland, on or prior to the Closing Date.

4. Each person within the LIFT Group shall have executed and delivered to the Servicer the acknowledged power of attorney contemplated by Section 13.02 of the Servicing Agreement.

5. LIFT shall have delivered to the Servicer a copy of the Indenture, certified by LIFT as a true and complete copy thereof.

6. LIFT and each other Person within the LIFT Group shall have delivered to the Servicer satisfactory evidence, in the reasonable judgment of the Servicer, as to the appointment of agents for service of process as required by the Documentary Conventions set forth in Appendix A to the Servicing Agreement.

7. LIFT and each other Person within the LIFT Group shall have delivered to the Servicer, in form and substance reasonably satisfactory to the Servicer:

                           (A) a certificate dated the Closing Date of the
                  secretary, any assistant secretary or other appropriate officer of each such Person certifying as to:

                                    (1) the attached corporate charter, by-laws
                           and other constituent documents of such Person, recently certified, in the case of any such document filed with the secretary of state or similar Governmental

                      SCHEDULE 8.01 TO SERVICING AGREEMENT


                           Authority of the jurisdiction in which such Person is organized by such Governmental Authority;

                                    (2) the absence of amendments to any
                           constituent document since the date of the last amendment (a) shown on the official evidence as to filed constituent documents furnished pursuant to (B) below if such official evidence is available and (b) in any event reflected in the constituent documents furnished pursuant to (1) above;

                                    (3) resolutions or other written evidence of
                           corporate action of the board of directors or Controlling Trustees, as applicable (or appropriate committee thereof) and, if applicable, the shareholders of such Person duly authorizing or ratifying the execution, delivery and performance by such Person of the Servicing Agreement and the LIFT Group Guarantee, as applicable, to which it is or is to be party and the absence of any modification, amendment or revocation thereof or any other resolutions relating thereto;

                                    (4) the absence of proceedings for the
                           dissolution, liquidation, receivership or similar proceedings with respect to such Person;

                                    (5) if applicable, its corporate seal;
                                       and

                                    (6) the incumbency and signatures of the
                           individuals authorized to execute and deliver documents on such Person's behalf; and

                           (B) to the extent available from appropriate
                  Governmental Authorities, recent official evidence from appropriate Governmental Authorities of appropriate jurisdictions as to constituent documents on file, good standing, payment of franchise taxes and qualification to do business in the jurisdiction in which such Person is organized.

                      SCHEDULE 8.01 TO SERVICING AGREEMENT


8. LIFT and each other Person within the LIFT Group shall have delivered to the Servicer an Officer's Certificate dated the Closing Date, in form and substance reasonably satisfactory to the Servicer, stating that:

                           (A) each representation and warranty of such Person
                  contained in the Servicing Agreement and LIFT Group Guarantee, as applicable, is true and correct as of the Closing Date;

                           (B) such Person has duly performed and complied in
                  all material respects with all covenants, agreements and conditions contained in the Servicing Agreement and LIFT Group Guarantee, as applicable, required to be performed or complied with by it on or before the Closing Date;

                           (C) no event has occurred and is continuing or
                  condition exists or would result from the consummation of any transaction contemplated by the Servicing Agreement or LIFT Group Guarantee, as applicable, to which such Person is a party that constitutes, or with the giving of notice or lapse of time or both would constitute, a default in any material respect under such Servicing Agreement or LIFT Group Guarantee, as applicable, or a breach thereof or would give any party thereto the right to terminate, or not to perform any material obligation under, any thereof; and

                           (D) the Servicing Agreement and LIFT Group Guarantee,
                  as applicable, to which it is a party is in full force and effect with respect to it, has not been amended, modified or terminated and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

9. The Servicer (and such Affiliates of the Servicer that the Servicer designates as addressees) shall have received legal opinions dated as of the Closing Date,

                      SCHEDULE 8.01 TO SERVICING AGREEMENT


which shall cover the following matters and shall also cover such other matters as the Servicer and its counsel may reasonably request:

                           (A) Each of LIFT and each other Person within the
                  LIFT Group has been duly organized and is validly existing as a business trust, a corporation or a limited liability company in good standing under the laws of its jurisdiction or organization, incorporation or formation, respectively.

                           (B) Neither the execution and delivery of the
                  Servicing Agreement and LIFT Group Guarantee, as applicable, nor the consummation of the transactions contemplated thereby nor the performance by LIFT or any other Person within the LIFT Group of any of their obligations thereunder in accordance with the terms thereof will (i) violate any order, writ, injunction, judgment or decree in effect as of the date hereof of any [insert appropriate courts] to which LIFT or any other Person within the LIFT Group, or any of their respective Affiliates, is a party or by which any of their respective properties or assets are bound, (ii) violate in any material respect any applicable law of [insert applicable law] in effect as of the date hereof or (iii) result in any conflict with, breach of or default (or give rise to any right of termination, cancelation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, warrant or other similar instrument or any license, permit material agreement or other material obligation to which any such Person is a party or by which any such Person's properties or assets may be bound.

                           (C) Upon execution and delivery thereof, the
                  Servicing Agreement and the LIFT Group Guarantee, as applicable, to which LIFT and each other Person within the LIFT Group is a party shall be valid and legally binding on and enforceable against such party in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equity

                      SCHEDULE 8.01 TO SERVICING AGREEMENT


                  principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

                           (D) No action, consent or approval by, or filing
                  with, any [insert appropriate Governmental Authorities] or other third party is required in connection with the execution, delivery or performance by LIFT or any other Person within the LIFT Group of the Servicing Agreement and the LIFT Group Guarantee, as applicable, to which it is a party or the consummation by LIFT or any other Person within the LIFT Group of the transactions contemplated thereby.

10. The Servicer shall have delivered to LIFT, in form and substance reasonably satisfactory to LIFT:

                  (A) a certificate dated the Closing Date of the secretary, any assistant secretary or another appropriate officer of the Servicer certifying as to:

                           (1) the attached corporate charter, by-laws and other
                  constituent documents of the Servicer, recently certified, in the case of any such document filed with the secretary of state or similar Governmental Authority of the jurisdiction in which the Servicer is organized by such Governmental Authority;

                           (2) the absence of amendments to any constituent
                  document since the date of the last amendment (a) shown on the official evidence as to filed constituent documents furnished pursuant to (B) below if such official evidence is available and (b) in any event reflected in the constituent documents furnished pursuant to (1) above;

                           (3) resolutions or other written evidence of
                  corporate action of the board of directors (or appropriate committee thereof) and, if applicable, the shareholders of the Servicer duly authorizing or ratifying the execution, delivery and performance by the Servicer of the Servicing Agreement and the absence of any modification, amendment or revocation thereof or any other resolutions relating thereto;

                      SCHEDULE 8.01 TO SERVICING AGREEMENT


                           (4)  the absence of proceedings for the
                  dissolution, liquidation, receivership or similar proceedings with respect to the Servicer;

                           (5)  if applicable, its corporate seal; and

                           (6)  the incumbency and signatures of the
                  individuals authorized to execute and deliver documents on the Servicer's behalf; and

                  (B) to the extent available from appropriate Governmental Authorities, recent official evidence from appropriate Governmental Authorities of appropriate jurisdictions as to constituent documents on file, payment of franchise taxes and qualification to do business in the jurisdiction in which the Servicer is organized.

11. The Servicer shall have delivered to LIFT an Officer's Certificate dated the Closing Date, in form and substance reasonably satisfactory to LIFT, stating that:

                  (A) each representation and warranty of the Servicer contained in the Servicing Agreement is true and correct as of the Closing Date;

                  (B) the Servicer has duly performed and complied in all material respects with all covenants, agreements and conditions contained in the Servicing Agreement required to be performed or complied with by it on or before the Closing Date;

                  (C) no event has occurred and is continuing or condition exists or would result from the consummation of any transaction contemplated by the Servicing Agreement that constitutes, or with the giving of notice or lapse of time or both would constitute, a default in any material respect under the Servicing Agreement or a breach thereof or would give any party thereto the right to terminate, or not to perform any material obligation under, the Servicing Agreement; and

                  (D) the Servicing Agreement is in full force and effect with respect to it, has not been amended, modified or terminated and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

                      SCHEDULE 8.01 TO SERVICING AGREEMENT

12. LIFT shall have received legal opinions dated as of the Closing Date and issued pursuant to Sections 9(i) and 9(j) of the Purchase Agreement.

                                                             SCHEDULE 9.06(a) TO
                                                         THE SERVICING AGREEMENT




                                OVERHEAD EXPENSES

1.       Salary, bonuses, company cars and benefits of Servicer's employees.

2.       Travel and entertainment expenses of Servicer's employees.

3.       Office, office equipment and rental expenses of the Servicer.

4.       Telecommunications expenses of the Servicer.

5.       Advertising and promotional expenses of the Servicer.

6. Taxes on the income, receipts, profits, gains, net worth or franchise of Servicer and payroll, employment and Social Security Taxes for employees of the Servicer.

                                                             SCHEDULE 9.06(b) TO
                                                         THE SERVICING AGREEMENT


                      CATEGORIES OF AIRCRAFT ASSET EXPENSES

1. Storage, maintenance, repossession (whether or not successful), reconfiguration, refurbishment and repair expenses relating to Aircraft Assets, including all expenses incurred by the Servicer relating to compliance with airworthiness directives and service bulletins, which include the fees and expenses of independent technicians and other experts retained for any of the foregoing purposes.

2. Insurance expense related to Aircraft Assets, including all fees and expenses of insurance advisors and brokers.

3. Expenses incurred in connection with the effectuation or acceptance of delivery of any Aircraft Asset, whether being sold or leased by any Person within the LIFT Group.

4. Special studies expenses related to Aircraft Assets authorized by any Person within the LIFT Group and fees and expenses of independent advisors retained for providing valuation and appraisal services and general financial advice such as structuring leases and sales and financing transactions.

5. Outside legal counsel, advisory fees and expenses and other professional fees and expenses related to Aircraft Assets (including in connection with the sale, lease, release, lease extension or repossession of Aircraft Assets or any enforcement actions relating to any lease).

6. Extraordinary fees and expenses not incurred in the ordinary course of business which the Servicer reasonably determines appropriate in rendering the Services.

7.       Taxes reimbursable to Servicer pursuant to Section 9.07.

8. Any other expenses relating to or associated with Aircraft Assets other than Overhead Expenses of the Servicer and such Overhead Expenses of the LIFT Group as are expressly the responsibility of the Servicer under Section 9.06(a) of the Servicing Agreement.

                                                           SCHEDULE 13.02 TO THE
                                                             SERVICING AGREEMENT



                               MANAGEMENT SERVICES

                                POWER OF ATTORNEY

                                       OF

                                    [GRANTOR]


WHEREAS [GRANTOR], having its [registered] office at [insert address] (hereinafter called "the Grantor") desires to appoint GE CAPITAL AVIATION SERVICES, LIMITED having its registered office at 1 Earlsfort Centre, Hatch Street, Dublin 2, Ireland ("the Attorney") as the true and lawful attorney of the Grantor for and in the name of and on behalf of the Grantor in such Attorney's absolute discretion to execute each and every Requisite Document and Requisite Act as defined below and do all or any of the acts or things hereinafter mentioned.

KNOW ALL MEN BY THESE PRESENTS that in consideration for the mutual promises and benefits set forth in the Servicing Agreement (defined below) the Grantor does hereby make, constitute and irrevocably and unconditionally appoint for the period (the "Term") as and from the date hereof until termination or expiry of the Servicing Agreement between Lease Investment Flight Trust and GE Capital Aviation Services, Limited dated as of June 26, 2001 ("the Servicing Agreement"), in accordance with its terms the Attorney as a true and lawful attorney of the Grantor for and in the name of and on behalf of the Grantor with absolute discretion to exercise, do, execute and/or deliver all or any of the acts, documents and things hereinafter mentioned that is to say:

1. To negotiate, approve, settle the terms of, agree, make, sign, execute (whether under hand or seal) and deliver all deeds, agreements, documents, commitments, arrangements, instruments, applications, oaths, affidavits, declarations, notices, confirmations, certificates, approvals, acceptances, deliveries and to do all other acts, matters and things whatsoever which are in each case necessary or desirable for the Attorney to do for and on behalf of the Grantor in respect of the provision of the Services (as defined in and contemplated by the Servicing Agreement) (each such document a "Requisite Document" and each such act a "Requisite Act").

                      SCHEDULE 13.02 TO SERVICING AGREEMENT


2. To make such amendments, modifications and variations to the Requisite Documents and to enter into ancillary documentation in respect thereof, all on such terms as any such Attorney may, in its sole discretion, determine from time to time for and on behalf of the Grantor; and to make, give, sign, execute and do all things including, without limitation, any material acts which may be necessary in order to effect the terms of such Requisite Documents or in connection with the making, signature, executions and delivery of the Requisite Documents or any other documents required to be executed by the Grantor in connection therewith or the performance of any acts, matters and things contemplated thereby or by the Requisite Acts as may be necessary in accordance with the provision of the Services.

3. To nominate and appoint one or more substitutes as attorney or attorneys under it for all and any of the purposes aforesaid and the appointment of same with liberty to revoke.

4. To acknowledge this Power of Attorney as the act and deed of the Grantor and generally to do all other acts which may be necessary and desirable for carrying the purpose of this Power of Attorney into effect.

IT IS HEREBY DECLARED THAT:-


         (A) The Grantor hereby ratifies and confirms and agrees to ratify and confirm whatsoever any Attorney shall do or cause to be done in, or by virtue of this Power of Attorney as long as such act is not inconsistent with the terms of the Servicing Agreement or this Power of Attorney or in violation of Applicable Law.

         (B) This Power of Attorney shall be irrevocable for the Term and at all times both before and after the Term shall be conclusive and binding upon the Grantor and no person or corporation having dealings with any Attorney under this Power of Attorney shall be under any obligation to make any inquiries as to whether or not this Power of Attorney has been revoked and all acts hereunder shall be valid and binding on the Grantor unless

                      SCHEDULE 13.02 TO SERVICING AGREEMENT

                  express notice of its revocation shall have been received by such person or corporation.

         (C) Subject to the provisions of the Servicing Agreement the Grantor unconditionally undertakes to indemnify and keep indemnified each Attorney and his agents, and their respective successors and estates, against all actions, proceedings, claims, costs, expenses and liabilities of whatsoever nature arising from the exercise or purported exercise in good faith of any of the powers conferred on each Attorney by this Power of Attorney.

         (D) Subject to the provisions of the Servicing Agreement any Attorney or other person, making or doing any payment or act, in good faith, in pursuance of this Power of Attorney shall not be liable in respect of the payment or act by reason that before the payment or act the Grantor was insolvent or had revoked this power if the fact of such insolvency or revocation was not at the time of payment or act known to the Attorney or other person making or doing same.

         (E) The particular powers enumerated above shall be given the widest interpretation.

         (F) THIS POWER OF ATTORNEY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF the Grantor has caused this Power of Attorney duly executed by the Grantor this day of [ ], [ ].

SIGNED BY:
           ---------------------------------
For and on behalf of
[GRANTOR]
in the presence of:

                                                                  ANNEX 1 TO THE
                                                             SERVICING AGREEMENT




                              INSURANCE GUIDELINES

1. HULL AND REPOSSESSION INSURANCE: With respect to any Aircraft Asset, hull and repossession insurance, when applicable, shall be maintained in an amount equal to the greatest of (a) the Note Target Price for such Aircraft (as such Note Target Price is set forth on Schedule 1(a) attached hereto, as the same shall be amended in writing from time to time by LIFT), (b) the appraised value for such Aircraft (as such appraised value is set forth on Schedule 1(b) attached hereto, as the same shall be amended in writing from time to time by LIFT), (c) 110% of the net book value of such Aircraft (as such net book value is set forth on Schedule 1(c) attached hereto, as the same shall be amended in writing from time to time by LIFT), and (d) such other amounts as may be directed in writing by LIFT from time to time. Spare engines and parts, if any, shall be insured on the basis of their "replacement cost".

2. LIABILITY INSURANCE: Liability insurance shall be maintained for each Aircraft Asset and occurrence in an amount not less than the amount set forth on Schedule 2 attached hereto, as the same shall be amended in writing from time to time by LIFT. Liability insurance shall be maintained for each non-passenger Aircraft Asset and occurrence in an amount not less than 75% of the amounts set forth on Schedule 2. With respect to each Aircraft Asset acquired pursuant to the Asset Purchase Agreement, liability insurance shall include, without limitation, cover, to the extent generally available in the leading insurance markets, for the indemnity of each Purchaser (as defined in the Asset Purchase Agreement) contained in Section 10.1 of the Asset Purchase Agreement, with the relevant Seller Indemnitees (as defined in the Asset Purchase Agreement) as additional insureds, during the period commencing on the date of Delivery of the relevant Aircraft Asset and ending on the earlier of (i) the third anniversary of the date of such Delivery and (ii) the date of completion of the next major check in respect of the relevant Aircraft Asset.

3.       INSURANCE DEDUCTIBLES:

         (a) Deductibles and self-insurance for Aircraft Assets subject to a Lease may be maintained in an amount (i) not to exceed $10.0 million in aggregate in respect of any one occurrence in

                         ANNEX 1 TO SERVICING AGREEMENT


                  respect of such Aircraft Assets provided that the Lessee related thereto has a rating of not less than A or its equivalent on its long-term, unsecured debt obligations by at least one Rating Agency or (ii) pursuant to commercially reasonable deductible and self-insurance arrangements (taking into account, INTER ALIA, the creditworthiness and experience of the Lessee, the type of aircraft and market practices in the aircraft insurance industry generally).

         (b) Deductibles for Aircraft Assets off-lease shall be maintained in respect of any one occurrence in respect of such Aircraft Assets in an amount equal to $200,000 or such other amount as LIFT may direct in writing from time to time.

4. REPOSSESSION INSURANCE: Subject to prior confirmation from LIFT on a case by case basis, repossession insurance shall be maintained for Aircraft Assets subject to a Lease that are or will be registered in any jurisdiction listed on Schedule 4 attached hereto, as the same may be amended in writing from time to time by LIFT.

5. OTHER INSURANCE MATTERS: Apart from the matters set forth above, the coverage and terms of any insurance with respect to any Aircraft Assets
         (a) subject to a Lease, shall be negotiated on a basis consistent with Sections 3(b) and (c) of Schedule 2.02(a) to the Servicing Agreement and (b) not subject to a Lease, shall be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar equipment.

6. NAMED INSUREDS: Any insurance arrangements entered into with respect to any Aircraft Assets shall include as named insureds such Persons as are set forth on Schedule 6 attached hereto, as the same shall be amended in writing from time to time by LIFT. With respect to clauses 2(f) and 2(g) of Schedule 6, the Servicer shall use commercially reasonable efforts to cause Lessees to include the Persons set forth in such clauses as named insureds in connection with liability insurance; PROVIDED, HOWEVER, that to the extent that a Lessee is not willing to include such Persons, the Servicer will, subject to the provisions of the Servicing Agreement

                         ANNEX 1 TO SERVICING AGREEMENT

         and at the expense of LIFT, arrange for alternative liability insurance coverage with respect to such Persons. GECAS and such of its Affiliates as it determines appropriate may, in GECAS' sole discretion, be named as additional insureds in connection with any such liability insurance arrangements.

7. CURRENCIES: Any insurance requirement stated in U.S. dollar terms shall be interpreted to include the foreign currency equivalent thereto from time to time if any such insurance related thereto is denominated in a currency other than U.S. dollars.

8. AVAILABILITY: The insurance guidelines set forth herein are subject in all cases to such insurance being generally available in the relevant insurance market from time to time.

9. REVISIONS TO REQUIRED AMOUNTS OF INSURANCE: LIFT shall use commercially reasonable efforts to provide to the Servicer amendments to Schedules 1(a) and 1(c) attached hereto, on a quarterly basis, and Schedule 1(b) attached hereto, on an annual basis, promptly (and in any event within seven Business Days) following receipt or calculation by LIFT of the relevant information that would form the basis of any such amendment. With respect to each proposed amendment to any schedule to this Annex 1, LIFT shall provide the Servicer with (x) a signed hard copy thereof and (y) an e-mailed Excel version thereof. The Servicer shall not be required to implement any change in the amount of insurance required to be maintained with respect to any Aircraft Asset pursuant to Section
         1.3 of Schedule 2.02(a) to the Servicing Agreement and this Annex 1 as a result of the receipt by the Servicer from LIFT of any written notice, direction, amendment or similar communication pursuant to this Annex 1 until the seventh Business Day following receipt thereof (including, with respect to the immediately preceding sentence, receipt of the items listed in both clauses (x) and (y) thereof.

                                                        SCHEDULE 1(a) TO ANNEX 1
                                                      TO THE SERVICING AGREEMENT


                                NOTE TARGET PRICE


                                                  OUTSTANDING
                                                  PRINCIPAL
                                                  BALANCE
                             SERIES               ALLOCABLE TO
             TYPE            NUMBER               AIRCRAFT                    NOTE TARGET PRICE
             ----            ------               --------                    -----------------

1            29618           B767-300ER           81,879,747.02                  84,336,139.44
2            30108           B767-300ER           79,443,571.64                  81,826,878.79
3            30112           B767-300ER           78,586,995.79                  80,944,605.67
4            28672           B737-300             29,194,192.83                  30,070,018.61
5            28673           B737-300             28,871,825.57                  29,737,980.34
6            28569           B737-300             29,103,315.65                  29,976,415.12
7            23384           B737-300             15,495,119.02                  15,959,972.59
8            24469           B737-400             20,818,783.95                  21,443,347.47
9            49513           MD82                 17,536,778.60                  18,062,881.95
10           49515           MD82                 17,755,988.33                  18,288,667.98
11           49511           MD82                 17,656,515.00                  18,186,210.45
12           1093            A320-200             39,212,138.29                  40,388,502.54
13           1108            A320-200             39,341,085.29                  40,521,317.85
14           23376           B737-300             15,516,610.78                  15,982,109.10
15           29338           B737-300             31,183,659.31                  32,119,169.08
16           24512           B737-400             20,345,978.95                  20,956,358.32
17           28602           B737-300             31,444,622.97                  32,387,961.65
18           28606           B737-300             31,588,921.00                  32,536,588.63
19           879             A320-200             37,289,295.09                  38,407,973.94
20           49419           MD82                 14,954,770.71                  15,403,413.83
21           48523           MD11F                69,078,697.20                  71,151,058.12
22           28609           B737-700             33,538,474.72                  34,544,628.97
23           28427           B747-400             130,666,193.75                134,586,179.58
24           53147           MD82                 20,975,362.33                  21,604,623.20
25           28591           B737-800             39,077,051.77                  40,249,363.32
26           28628           B737-800             41,508,314.28                  42,753,563.71
27           28565           B737-500             24,386,315.50                  25,117,904.97
28           28592           B737-800             39,092,401.98                  40,265,174.04
29           28570           B737-300             29,083,666.91                  29,956,176.92
30           49501           MD82                 16,112,222.04                  16,595,588.71
31           49509           MD82                 17,552,129.72                  18,078,693.62
32           49519           MD82                 18,712,651.84                  19,274,031.39
33           49578           MD83                 17,294,235.92                  17,813,063.00
34           49507           MD82                 15,780,644.30                  16,254,063.63
35           26208           B767-300ER           60,298,027.55                  62,106,968.38
36           28671           B737-300             27,800,337.61                  28,634,347.74
37           28584           B737-700             31,613,481.70                  32,561,886.15
38           1152            A320-200             40,825,510.04                  42,050,275.35
39           30110           B767-300ER           78,384,364.95                  80,735,895.89
                                                                              ----------------
Total                                             1,429,000,000.00            1,471,870,000.04
                                                                              ================

                                                        SCHEDULE 1(b) TO ANNEX 1
                                                      TO THE SERVICING AGREEMENT



                                APPRAISED VALUES


                                                   SERIAL
                        TYPE                       NUMBER        APPRAISED VALUE
                        ----                       ------        ---------------

 1           B767-300ER                            29618           88,898,333.00
 2           B767-300ER                            30108           86,253,333.00
 3           B767-300ER                            30112           85,323,333.00
 4           B737-300                              28672           31,696,667.00
 5           B737-300                              28673           31,346,667.00
 6           B737-300                              28569           31,598,000.00
 7           B737-300                              23384           16,823,333.00
 8           B737-400                              24469           22,603,333.00
 9           MD82                                  49513           19,040,000.00
10           MD82                                  49515           19,278,000.00
11           MD82                                  49511           19,170,000.00
12           A320-200                              1093            42,573,333.00
13           A320-200                              1108            42,713,333.00
14           B737-300                              23376           16,846,667.00
15           B737-300                              29338           33,856,667.00
16           B737-400                              24512           22,090,000.00
17           B737-300                              28602           34,140,000.00
18           B737-300                              28606           34,296,667.00
19           A320-200                              879             40,485,667.00
20           MD82                                  49419           16,236,667.00
21           MD11F                                 48523           75,000,000.00
22           B737-700                              28609           36,413,333.00
23           B747-400                              28427          141,866,667.00
24           MD82                                  53147           22,773,333.00
25           B737-800                              28591           42,426,667.00
26           B737-800                              28628           45,066,333.00
27           B737-500                              28565           26,476,667.00
28           B737-800                              28592           42,443,333.00
29           B737-300                              28570           31,576,667.00
30           MD82                                  49501           17,493,333.00
31           MD82                                  49509           19,056,667.00
32           MD82                                  49519           20,316,667.00
33           MD83                                  49578           18,776,667.00
34           MD82                                  49507           17,133,333.00
35           B767-300ER                            26208           65,466,667.00
36           B737-300                              28671           30,183,333.00
37           B737-700                              28584           34,323,333.00
38           A320-200                              1152            44,325,000.00
39           B767-300ER                            30110           85,103,333.00
                                                                   -------------

             Total                                              1,551,491,333.00
                                                                ================

                                                        SCHEDULE 1(C) TO ANNEX 1
                                                      TO THE SERVICING AGREEMENT

                                 NET BOOK VALUE


                                    SERIAL                           NET BOOK                  110% OF NET
              TYPE                  NUMBER                            VALUE                     BOOK VALUE
              ----                  ------                            -----                     ----------

 1         B767-300ER               29618                          75,118,705.53               82,630,576.08
 2         B767-300ER               30108                          72,883,692.01               80,172,061.21
 3         B767-300ER               30112                          72,097,846.05               79,307,630.66
 4         B737-300                 28672                          26,783,546.04               29,461,900.64
 5         B737-300                 28673                          26,487,797.56               29,136,577.32
 6         B737-300                 28569                          26,700,172.85               29,370,190.14
 7         B737-300                 23384                          14,215,643.37               15,637,207.71
 8         B737-400                 24469                          19,099,718.28               21,009,690.11
 9         MD82                     49513                          16,088,717.36               17,697,589.10
10         MD82                     49515                          16,289,826.33               17,918,808.96
11         MD82                     49511                          16,198,566.79               17,818,423.47
12         A320-200                 1093                           35,974,281.60               39,571,709.76
13         A320-200                 1108                           36,092,580.99               39,701,839.09
14         B737-300                 23376                          14,235,360.49               15,658,896.54
15         B737-300                 29338                          28,608,736.66               31,469,610.33
16         B737-400                 24512                          18,665,954.12               20,532,549.53
17         B737-300                 28602                          28,848,151.82               31,732,967.00
18         B737-300                 28606                          28,980,534.75               31,878,588.23
19         A320-200                 879                            34,210,212.89               37,631,234.18
20         MD82                     49419                          13,719,913.14               15,091,904.45
21         MD11F                    48523                          63,374,674.47               69,712,141.92
22         B737-700                 28609                          30,769,108.34               33,846,019.17
23         B747-400                 28427                         119,876,717.86              131,864,389.65
24         MD82                     53147                          19,243,367.54               21,167,704.29
25         B737-800                 28591                          35,850,349.47               39,435,384.42
26         B737-800                 28628                          38,080,855.78               41,888,941.36
27         B737-500                 28565                          22,372,668.70               24,609,935.57
28         B737-800                 28592                          35,864,432.16               39,450,875.38
29         B737-300                 28570                          26,682,146.56               29,350,361.22
30         MD82                     49501                          14,781,790.46               16,259,969.51
31         MD82                     49509                          16,102,800.90               17,713,080.99
32         MD82                     49519                          17,167,495.43               18,884,244.97
33         MD83                     49578                          15,866,202.12               17,452,822.33
34         MD82                     49507                          14,477,592.02               15,925,351.22
35         B767-300ER               26208                          55,319,049.46               60,850,954.41
36         B737-300                 28671                          25,504,785.38               28,055,263.92
37         B737-700                 28584                          29,003,067.41               31,903,374.15
38         A320-200                 1152                           37,454,432.61               41,199,875.87
39         B767-300ER               30110                          71,911,947.00               79,103,141.70
                                                                   -------------               -------------

           Total                                                1,311,003,442.30            1,442,103,786.56
                                                                ================            ================

                                                                   SCHEDULE 2 TO
                                                                  ANNEX 1 TO THE
                                                             SERVICING AGREEMENT



                               LIABILITY INSURANCE


         Model                                                Minimum Limit
         -----                                                -------------

ATP/ATR/Dash-8/RJ/F50/F70                                     US $250 million
HS146/AVRO/F28/F100                                           US $300 million
B727/B737/A320/MD80/DC9                                       US $500 million
DC8/A310                                                      US $650 million
B757/B767/A300                                                US $800 million
L1011/DC10/A330/A340/MD11/B777                                US $600 million
B747                                                          US $750 million

Notwithstanding the foregoing, with respect to any liability insurance maintained by any Person within the LIFT Group for the benefit of the Persons listed in clause 2(h) of Schedule 6 to Annex 1, such amount of insurance shall be not less than US$750 million for wide-body Aircraft and US$600 million for any other type of Aircraft.

                                                           SCHEDULE 4 TO ANNEX 1
                                                      TO THE SERVICING AGREEMENT


                                          REPOSSESSION INSURANCE

COUNTRY

Angola
Armenia
Azerbaijan
Belarus
Benin
Bhutan
Cameroon
Cape Verde Islands
Chad
Comoros
Congo
Equatorial Guinea
Eritrea
Ethiopia
Grenada
Kazakhstan
Kirbati
Kyrgistan
Liberia
Moldova
Mongolia
Niger
Sao Tome & Principe
Somalia
Turkmenistan
Uzbekistan

                                                           SCHEDULE 6 TO ANNEX 1
                                                      TO THE SERVICING AGREEMENT


NAMED INSUREDS

1.       HULL AND REPOSSESSION INSURANCE

                  with respect to each Aircraft Asset, owner (and head lessor, if applicable) and intermediate lessor(s), if any, of Aircraft

2.       LIABILITY INSURANCE

                  (a) with respect to each Aircraft Asset other than an Original Aircraft, owner (and head lessor, if applicable) of Aircraft (Person within LIFT Group)

                  (b) with respect to each Aircraft Asset other than an Original Aircraft, intermediate lessor(s), if any, of Aircraft (Person(s) within LIFT Group)

                  (c) GECAS, the Servicer

                  (d) the Administrative Agent

                  (e) the Trustee

                  (f) with respect to each Original Aircraft, the LIFT Group

                  (g) following the later of (i) the Effective Time (as defined in the Indenture) and (ii) with respect to each Aircraft Asset, Delivery of such Aircraft Asset, any holder of the Beneficial Interest Certificates in LIFT from time to time(1)

                  (h) with respect to each Aircraft Asset acquired pursuant to the Asset Purchase Agreement, the relevant Seller Indemnitees (as defined in the Asset Purchase Agreement) during the period commencing on the date of Delivery of such Aircraft Asset and ending on the earlier of (i) the second anniversary of such date of Delivery and (ii) the date of completion of the next major check in respect of such Aircraft Asset.



--------
   1 This requirement shall be deemed to be satisfied in the event that "Named Insured" for liability insurance includes Parent Parties (in each case, as substantially defined in Annex A, in pertinent part).

                                                                 ANNEX 2 TO THE
                                                            SERVICING AGREEMENT



                              CONCENTRATION LIMITS



                                                                    PERCENTAGE OF MOST RECENT
                                                                         APPRAISED VALUE OF
 LESSEE CONCENTRATION LIMITS                                                 PORTFOLIO(1)
 ---------------------------                                         -------------------------
Single lessee rated the equivalent of BBB/Baa2 or better...........               15

Other single lessees...............................................               12

Five largest lessees...............................................               40(2)




                                                                     PERCENTAGE OF MOST RECENT
                                                                          APPRAISED VALUE OF
 COUNTRY CONCENTRATION LIMITS                                                  PORTFOLIO(1)
 -----------------------------                                       --------------------------
Countries rated the equivalent of AAA/Aaa(3).......................               30

Countries rated the equivalent of BBB/Baa2 or better(3)............               20

Other..............................................................               15




     ---------------------
         (1) This percentage is obtained by dividing the most recent appraised value of all aircraft leased or to be leased to lessee habitually based in the applicable country by the most recent appraised value of all aircraft then owned by LIFT and its subsidiaries.

         (2) On and after June 26, 2006, the initial Lessee Concentration Limit of 40% of the aggregate appraised value of the aircraft applicable to the five largest lessees will reduce to 35%, unless the rating agencies rating the notes cofirm to LIFT that they will not lower, qualify or withdraw their ratings as a result of retaining the 40% limit.

         (3) The applicable rating is the sovereign foreign currency debt rating assigned by the rating agencies rating the notes to the country in which a lessee is habitually based at the time the relevant lease is executed.

                                                                             2
                         ANNEX 1 TO SERVICING AGREEMENT


                                                                             PERCENTAGE OF MOST
                                                                        RECENT APPRAISED VALUE OF
REGION CONCENTRATION LIMITS                                                     PORTFOLIO(1)
---------------------------                                             -------------------------
Developed Market region(4)............................................             60

Emerging Market region(4).............................................             30

Asia and Pacific regions together(4)..................................             45

Undesginated(4).......................................................             20(5)




Region                                                            Countries
------                                                            ---------
Developed Markets:

         Europe......................................    European Union (Excluding
                                                         Greece and Luxembourg. If Greece is admitted to
                                                         the Euro zone then Greece will be included as a
                                                         member of the Europe Developed Market Region),
                                                         Norway and Switzerland


         North America...............................    Canada and the United States

         Pacific.....................................    Australia, Hong Kong, Japan, New Zealand and
                                                         Singapore


        --------------------

            4 The designation of regions is set out below.

            5 In addition, no more than 10% of the most recent appraised value of the aircraft may be leased to lessees habitually based in "Undesignated" countries rated below the equivalent of BBB/Baa2 and no more than 5% of the most recent appraised value of the aircraft may be leased to lessees habitually based in "Undesignated" countries in Africa.

                                                                             3
                         ANNEX 1 TO SERVICING AGREEMENT

Emerging Markets:

         Asia........................................    China, India, Indonesia, Korea, Malaysia, Pakistan,
                                                         Philippines, Sri Lanka, Taiwan and Thailand

         Europe and Middle
         East........................................    Czech Republic, Greece (If Greece is admitted to
                                                         the Euro zone then Greece will be included as a
                                                         member of the Europe Developed Market Region),
                                                         Hungary, Israel, Jordan, Poland, Russia and Turkey

         Latin America...............................    Argentina, Brazil, Chile, Columbia, Mexico, Peru
                                                         and Venezuela

         Undesignated................................    All other countries


                                                            APPENDIX A TO THE
                                                          SERVICING AGREEMENT

                       CONSTRUCTION AND USAGE; DEFINITIONS


                             CONSTRUCTION AND USAGE

                  The terms defined below have the meanings set forth below for all purposes. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, lithography or other means of reproducing words in a visible form. Any agreement or instrument or any law, rule or regulation of any Governmental Authority defined or referred to below means such agreement or instrument or such law, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of such law, rule or regulation) by succession of any comparable successor law, rule or regulation and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Any term defined below by reference to any agreement or instrument or any law, rule or regulation of any Governmental Authority has such meaning whether or not such agreement, instrument or law, rule or regulation is in effect. "Agreement", "hereof", "herein", "hereunder" and comparable terms refer to the agreement in which such term appears (including all exhibits and schedules hereto) and not to any particular article, section, clause or other subdivision thereof or attachment thereto. References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural and vice versa. "Shall" and "will" have equal force and effect. References to "Article", "Section", "Clause" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section, clause or subdivision of or attachment to such agreement.

                                                                     2
                      APPENDIX A TO THE SERVICING AGREEMENT

                                   DEFINITIONS

                  "ACCELERATION DEFAULT" means any Event of Default of the type described in Section 4.01(e) or 4.01(f) of the Indenture.

                  "ACCOUNTING CLAIMS" has the meaning assigned to such term in
Section 11.05 of the Servicing Agreement.

                  "ACQUISITION" has the meaning assigned to such term in the Final Prospectus.

                  "ADDITIONAL CERTIFICATES" means any Beneficial Interest Certificates issued pursuant to the Trust Agreement (or pursuant to supplements thereto) at any time after the Closing Date, the proceeds of which are used, in substantial part, to acquire Aircraft.

                  "ADDITIONAL DISPOSITION FEE" has the meaning assigned to such term in Section 9.05(a)(ii) of the Servicing Agreement.

                  "ADDITIONAL FEE PERIOD" has the meaning assigned to such term in Section 9.05(a)(iii) of the Servicing Agreement.

                  "ADDITIONAL NOTES" means any class or subclass of Notes issued pursuant to the Indenture (or pursuant to supplements thereto) at any time after the Closing Date, the proceeds of which are used, in substantial part, to acquire Aircraft.

                  "ADDITIONAL RENT COLLECTED FEE" has the meaning assigned to such term in Section 9.05(a)(iii) of the Servicing Agreement.

                  "ADDITIONAL SALES FEE" has the meaning assigned to such term in Section 9.05(a)(i) of the Servicing Agreement.

                  "ADDITIONAL SERVICING FEES" has the meaning assigned to such term in Section 9.01(a) of the Servicing Agreement.

                  "ADJUSTED BASE VALUE" has the meaning assigned to such term in
Section 1.01 of the Indenture.

                  "ADJUSTED GROSS PROCEEDS" has the meaning assigned to such term in Section 9.05(a)(ii) of the Servicing Agreement.

                     APPENDIX A TO THE SERVICING AGREEMENT

                  "ADJUSTED PORTFOLIO VALUE" has the meaning assigned to such term in Section 1.01 of the Indenture.

                  "ADMINISTRATIVE AGENCY AGREEMENT" means the Administrative Agency Agreement dated as of June 26, 2001, between Phoenix American Financial Services, Inc., as Administrative Agent, LIFT, the issuer subsidiaries defined therein and Bankers Trust Company, as Trustee and the Security Trustee.

                  "ADMINISTRATIVE AGENCY FEES" means the fees paid to the Administrative Agent in consideration of the services rendered by the Administrative Agent pursuant to Section 6.01(a) of the Administrative Agency Agreement.

                  "ADMINISTRATIVE AGENT" means Phoenix American Financial Services, Inc., as administrative agent under the Administrative Agency Agreement.

                  "ADVISER" means an insurance adviser engaged by the Servicer in accordance with Section 1.3(b) of Schedule 2.02(a) to the Servicing Agreement.

                  "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; PROVIDED, HOWEVER, that (i) LIFT and its respective Subsidiaries, on the one part, and GE and its Subsidiaries, on the other part, shall not be considered to be Affiliates of each other and (ii) no holder of any Beneficial Interest Certificates shall be considered to be an Affiliate of LIFT and its Subsidiaries.

                  "AFTER-TAX BASIS" means on a basis such that any payment received, deemed to have been received or receivable by any Person shall, if necessary, be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all Federal, state, local and Irish or other foreign Taxes, penalties, fines, interest, additions to Tax and other charges resulting from the receipt (actual or constructive) or accrual of such payments imposed by or under any Federal, state, local or Irish or other foreign law or Governmental Authority (after taking into account any current deduction to which such Person shall be entitled with respect to the amount that gave rise to the underlying payment), be equal to the payment received, deemed to have been received or receivable.

                     APPENDIX A TO THE SERVICING AGREEMENT


                  "AGGREGATE GROSS PROCEEDS" has the meaning assigned to such term in Section 9.04(b) of the Servicing Agreement.

                  "AIRCRAFT" means any airframe together with (i) any Engine installed on such airframe (or any Engine substituted therefor), (ii) parts or components thereof, (iii) spare parts or ancillary equipment or devices furnished therewith and (iv) the Aircraft Documents with respect thereto.

                  "AIRCRAFT ASSET EXPENSES" has the meaning assigned to such term in Section 9.06(b)(i) of the Servicing Agreement.

                  "AIRCRAFT ASSET EXPENSES BUDGET" has the meaning assigned to such term in Section 7.03(a) of the Servicing Agreement.

                  "AIRCRAFT ASSETS" means (a) all Aircraft owned or leased-in by any Person within the LIFT Group as of the Closing Date or at any time or from time to time thereafter (taking into account any acquisitions or dispositions made in accordance with this Agreement); PROVIDED, HOWEVER, that Aircraft Assets shall not include (x) any Aircraft Asset that shall have ceased to be an Aircraft Asset in accordance with the provisions of Sections 2.04(b) or 3.02(d) of the Servicing Agreement, but shall include any Former Aircraft Asset that shall have become an Aircraft Asset pursuant to Section 6.07 of the Servicing Agreement or (y) any Aircraft Asset in respect of which the obligation of the Servicer to provide Services shall have been terminated in accordance with
Article X of the Servicing Agreement and (b) all Original Aircraft.

                  "AIRCRAFT ASSETS RELATED DOCUMENTS" means all Leases and other contracts and agreements of Persons within the LIFT Group the terms of which relate to or affect any of the Aircraft Assets.

                  "AIRCRAFT DOCUMENTS" means, in relation to an Aircraft, all records, logs, technical data, manuals and other documents relating to the maintenance and operation of such Aircraft.

                  "AMENDED AND RESTATED SERVICING AGREEMENT" means the Amended and Restated Servicing Agreement dated as of March 28, 1996, between GECAS and debis.

                     APPENDIX A TO THE SERVICING AGREEMENT

                  "ANNEX 1" means Annex 1 to the Servicing Agreement, which annex sets forth the Insurance Guidelines.

                  "ANNEX 2" means Annex 2 to the Servicing Agreement, which annex sets forth the Concentration Limits contained in Section 5.03(a) of the Indenture.

                  "ANNUAL REVIEW" has the meaning assigned to such term in
Section 3(c)(i) of Schedule 2.02(a) to the Servicing Agreement.

                  "APPLICABLE LAW" with respect to any Person means any law, statute, ordinance, rule or regulation or code of conduct or practice of any U.S. Federal, state or local Governmental Authority, the EU or any Irish or other foreign or international Governmental Authority that applies to such Person or any of its properties or assets.

                  "APPRAISED VALUE" means with respect to any Aircraft, the average of the most recent appraisals by each of the Appraisers of the Base Value of such Aircraft.

                  "APPRAISER" means at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization.

                  "APPROVED BUDGET" has the meaning assigned to such term in
Section 7.03(d) of the Servicing Agreement.

                  "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of June 26, 2001, among GE Capital, LIFT Trust-Sub 1 and the other parties thereto.

                  "ASSIGNED LEASES" has the meaning assigned to such term in
Section 1.01 of the Security Trust Agreement.

                  "AUTOMATIC" means Automatic LLC.

                  "BANK ACCOUNTS" has the meaning assigned to such term in
Section 7.1(b) of Schedule 2.02(a) to the Servicing Agreement.

                  "BASE VALUE" has the meaning assigned to such term in Section
1.01 of the Indenture.

                     APPENDIX A TO THE SERVICING AGREEMENT

                  "BENEFICIAL INTEREST CERTIFICATES" means any Beneficial Interest Certificates issued pursuant to the Trust Agreement (or pursuant to any supplements thereto).

                  "BEST EFFORTS" has the meaning assigned to such term in
Section 2.03(a)(i) of the Servicing Agreement.

                  "BROKER" means an insurance broker engaged by Servicer in accordance with Section 1.3(b) of Schedule 2.02(a) to the Servicing Agreement.

                  "BUSINESS DAY" means a day on which U.S. dollar deposits may be traded on the London inter-bank market and commercial banks and foreign exchange markets are open in New York, New York and London, England.

                  "CALCULATION DATE" means the fourth Business Day immediately preceding each Payment Date.

                  "CHANGED CIRCUMSTANCE" means the occurrence of any material event, circumstance or condition shall have occurred or arisen and be continuing that is reasonably likely to result in the current cash flow projections in any Year being materially less favorable than the forecast which is the most current at the time that the Approved Budget is finalized for that Year in accordance with Section 7.03 of the Servicing Agreement.

                  "CLOSING" means the closing of the offering and sale of the Notes by LIFT and the consummation of the Acquisition and the other transactions described in the Final Prospectus.

                  "CLOSING DATE" means June 26, 2001.

                  "CODE" has the meaning assigned to such term in Section 9.07(c) of the Servicing Agreement.

                  "COLLECTION ACCOUNT" has the meaning assigned to such term in
Section 3.01(a) of the Indenture.

                  "COMPETITOR" means any of the following Persons:

                  (i) any Person (other than GE Capital and its Affiliates) engaged in, or which has an Affiliate engaged in, the business of manufacturing aircraft or aircraft engines, which business had consolidated revenues attributable to such business for such Person's and/or its Affiliates', as the case may be,

                                                                          7
                     APPENDIX A TO THE SERVICING AGREEMENT

         most recently completed fiscal year in excess of $200 million; or

                  (ii) any of the following Persons (or any of their respective Affiliates) and their respective successors and assigns:

                  (a)      International Lease Finance Corporation;
                  (b)      Ansett Worldwide Aviation Services;
                  (c)      GATX Corporation;
                  (d)      ORIX;
                  (e)      Pembroke Capital Limited;
                  (f)      Babcock & Brown Limited;
                  (g)      debis; and
                  (h)      IAMG; or

                  (iii) any other Person (or any Affiliate thereof) (other than GE and its Affiliates) which engages in a business as an operating lessor of Aircraft Assets in competition with any Person within the LIFT Group either (x) in succession to any of the Persons specified in clause (ii) above or (y) which has consolidated aircraft leasing-related revenues (excluding revenues from sales of aircraft) attributable to such business for its most recently completed fiscal year in excess of $200 million.

                  "COMPLIANCE OBLIGATIONS" has the meaning assigned to such term in Section 11.05 of the Servicing Agreement.

                  "CONCENTRATION LIMITS" has the meaning assigned to such term in Section 2.2(a) of Schedule 2.02(a) to the Servicing Agreement.

                  "CONFLICTS STANDARD" has the meaning assigned to such term in
Section 3.02(b) of the Servicing Agreement.

                  "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "CONTROLLING TRUSTEES" means the controlling trustees of LIFT.

                                                                           8
                     APPENDIX A TO THE SERVICING AGREEMENT

                  "CORE LEASE PROVISIONS" means the core lease provisions included as Exhibit K to the Indenture, as the same may be amended from time to time.

                  "DEBIS" means debis AirFinance Ireland plc, a company incorporated under the laws of Ireland (formerly known as AerFi Group plc).

                  "DEFAULT NOTICE" has the meaning assigned to such term in
Section 1.01 of the Indenture.

                  "DELIVERY" has the meaning assigned to such term in Section
1.1 of the Asset Purchase Agreement.

                  "DEPOSITS" means the deposits required under a Lease.

                  "DISPOSITION" has the meaning assigned to such term in Section 9.04(b) of the Servicing Agreement.

                  "DOCUMENTARY CONVENTIONS" with respect to any agreement, instrument or other document that states it is governed thereby, means that, except as otherwise expressly provided therein:

                  (a) NO PARTNERSHIP. The parties thereto expressly recognize and acknowledge that such agreement, instrument or other document is not intended to create a partnership, joint venture or other similar arrangement between or among any of the parties thereto or their respective Affiliates.

                  (b) NOTICES. Subject to paragraph (d) below, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by such agreement, instrument or other document to be given to any Person shall be in writing, and any such notice shall become effective five Business Days after being deposited in the mails, certified or registered, return receipt requested, with appropriate postage prepaid for first class mail or, if delivered by hand or courier service or in the form of a facsimile, when received (and, in the case of a facsimile, receipt of such facsimile is confirmed to the sender), and shall be directed to the address or facsimile number of such Person set forth in Appendix C to the Servicing Agreement. From time to time any party to such agreement, instrument or other document may designate a new address or number for purposes of

                                                                         9
                     APPENDIX A TO THE SERVICING AGREEMENT


         notice thereunder by notice to each of the other parties thereto.

                  (c) GOVERNING LAW. SUCH AGREEMENT, INSTRUMENT OR OTHER DOCUMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  (d) JURISDICTION; COURT PROCEEDINGS; WAIVER OF JURY TRIAL. Any suit, action or proceeding against any party to such agreement, instrument or other document arising out of or relating to such agreement, instrument or other document, any transaction contemplated thereby or any judgment entered by any court in respect of any thereof may be brought in any New York State court located in the County of New York or Federal court sitting in the Second Circuit, and each such party hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. To the extent that service of process by mail is permitted by applicable law, each party thereto irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for above. Each party to such agreement, instrument or other document irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any New York State court located in the County of New York or Federal court sitting in the Second Circuit, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the fullest extent permitted by Applicable Law, each party to such agreement, instrument or other document waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with such agreement, instrument or other document. LIFT agrees, and it shall cause each other Person within the LIFT Group not to bring any action, suit or proceeding against GE Capital, the Servicer or any of their respective Affiliates or any of GE Capital's, the Servicer's or their respective Affiliates' Representatives arising out of, in connection with or related to any such agreement, instrument or other document or any transaction contemplated thereby except in a New

                                                                          10
                     APPENDIX A TO THE SERVICING AGREEMENT

         York State court located in the County of New York or Federal court sitting in the Second Circuit.

                  (e) AGENT. LIFT and each other Person within the LIFT Group hereby appoints CT Corporation System (the "AGENT"), 111 Eighth Avenue, New York, New York, U.S.A. 10011, as its nonexclusive agent for service of process in connection with each Operative Agreement. The parties may use any other legally available means of service of process. LIFT will promptly notify the Servicer and GE Capital of any change in the address of the Agent; PROVIDED, HOWEVER, that LIFT will at all times maintain an agent located within New York State for service of process in connection with each Operative Agreement, the identity of any successor Agent to be reasonably satisfactory to the Servicer and GE Capital.

                  The Servicer hereby appoints GE Capital (the "SERVICER'S AGENT"), 335 Madison Ave., 12th Floor, New York, N.Y. 10017, U.S.A., as its nonexclusive agent for service of process in connection with each Operative Agreement. The parties may use any other legally available means of service of process. The Servicer will promptly notify LIFT of any change in the address of the Servicer's Agent; PROVIDED, HOWEVER, that the Servicer will at all times maintain an agent located within New York State for service of process in connection with each Operative Agreement, the identity of any successor Servicer's Agent to be reasonably satisfactory to LIFT.

                  (f) CONSEQUENTIAL DAMAGES. In no event will any party to such agreement, instrument or other document be liable to any other for lost profits, income tax consequences, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, or for punitive damages, resulting from the breach of any obligation under such agreement, instrument or other document.

                  (g) COUNTERPARTS. Each such agreement, instrument or other document may be executed by the parties thereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, instrument or other document. All signatures need not be on the same counterpart.

                                                                             11
                     APPENDIX A TO THE SERVICING AGREEMENT

                  (h) ENTIRE AGREEMENT; AMENDMENT AND WAIVER. Such agreement, instrument or other document, together with the other Operative Agreements, shall constitute the entire agreement of the parties thereto with respect to the subject matter thereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter. Neither any such agreement, instrument or other document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. No failure or delay of any party to any such agreement, instrument or other document, in exercising any power or right thereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

                  (i) TABLE OF CONTENTS; HEADINGS. The table of contents and headings of the various articles, sections and other subdivisions of such agreement, instrument or other document are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of such agreement, instrument or other document.

                  (j) PARTIES IN INTEREST; LIMITATION ON RIGHTS OF OTHERS. The terms of such agreement, instrument or other document shall be binding upon, and inure to the benefit of, the parties thereto and their permitted successors and assigns and, to the extent applicable, their respective Affiliates and Representatives. Except as expressly set forth in any such agreement, instrument or other document with respect to Affiliates and Representatives of the parties thereto, nothing in such agreement, instrument or other document, whether express or implied, shall be construed to give any Person (including any past, present or future employee of any Person within the LIFT Group) (other than the parties thereto and their permitted successors and assigns and, with respect to Sections 2.01(a) and 2.03(m) of the Servicing Agreement and Section 9.3 of Schedule 2.02 to the Servicing Agreement, any holders of the Beneficial Interest Certificates) any

                                                                             12
                     APPENDIX A TO THE SERVICING AGREEMENT


         legal or equitable right, remedy or claim under or in respect of such agreement, instrument or other document or any covenants, conditions or provisions contained therein.

                  (k) METHOD OF PAYMENT. Except as otherwise agreed, all amounts required to be paid by any party to such agreement, instrument or other document to any other party thereunder (including in respect of any judgment or settlement entered in respect of such agreement, instrument or other document) shall be paid in dollars, by wire transfer, or other acceptable method of payment, of same day funds to a dollar account located in the United States as such party may specify by notice to the other party.

                  (l) PAYMENT ON BUSINESS DAYS. If any payment under such agreement, instrument or other document is required to be made on a day other than a Business Day, the date of payment shall be extended to the next Business Day.

                  (m) PAST DUE PAYMENTS. Any amount payable to any party or any of its Representatives under any such agreement, instrument or other document shall be paid on the date therein specified for payment of such amounts. To the extent that all or a portion of such amount is not paid on such date, such amount (or the unpaid portion thereof) shall bear interest at the Stipulated Interest Rate from such date until and through the date that such amount has been paid in full.

                  (n) SEVERABILITY. Any provision of such agreement, instrument or other document that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, each of LIFT and the Servicer waives any provision of law that renders any provision of any agreement, instrument or other document prohibited or unenforceable in any respect.

                  "DOLLAR" or "$" means the lawful money of the United States of America.

                                                                             13
                     APPENDIX A TO THE SERVICING AGREEMENT

                  "DUE DATE" has the meaning assigned to such term in Section 9.07(a) of the Servicing Agreement.

                  "EFFECTIVENESS DATE" has the meaning assigned to such term in
Section 10.02(c)(ii) of the Servicing Agreement.

                  "ENGINE" means owned or leased-in aircraft engines or, with respect to any Original Aircraft, any aircraft engine required to be delivered together with such Original Aircraft pursuant to the terms of the Asset Purchase Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EU" means the European Union.

                  "EVENT OF DEFAULT" has the meaning assigned to such term in
Section 1.01 of the Indenture.

                  "EXCHANGE NOTES" means any notes of LIFT containing terms identical to the Notes issued on the Closing Date, any Additional Notes or any Refinancing Notes (except that such Exchange Note shall be registered under the Securities Act of 1933) that are issued and exchanged for the Notes issued on the Closing Date, such Additional Notes or such Refinancing Notes, as the case may be, pursuant to a Registration Rights Agreement and the Indenture.

                  "EXCHANGE OFFER" means any exchange offer pursuant to which any of the Notes will be exchanged for Exchange Notes issued pursuant to an effective registration statement under the Securities Act of 1933.

                  "EXISTING ACCOUNTS" has the meaning assigned to such term in
Section 7.1(a) of Schedule 2.02(a) to the Servicing Agreement.

                  "EXPENSE ACCOUNT" has the meaning assigned to such term in
Section 3.01(a) of the Indenture.

                  "FEE PERIOD" has the meaning assigned to such term in Section 9.03(a)(i) of the Servicing Agreement.

                  "FINAL PROSPECTUS" has the meaning assigned to such term in
Section 2.03(a)(ii) of the Servicing Agreement.

                                                                            14
                     APPENDIX A TO THE SERVICING AGREEMENT

                  "FORMER AIRCRAFT ASSET" has the meaning assigned to such term in Section 2.04(b) of the Servicing Agreement.

                  "GE" means General Electric Company, a New York corporation.

                  "GE CAPITAL" means General Electric Capital Corporation, a New York corporation.

                  "GECAS" means GE Capital Aviation Services, Limited, a company incorporated under the laws of Ireland.

                  "GE POLICY" has the meaning assigned to such term in Section 2.04(a) of the Servicing Agreement.

                  "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other governmental agency or instrumentality (or any officer or representative thereof) domestic, foreign or international, of competent jurisdiction including the EU.

                  "GROSS PROCEEDS" has the meaning assigned to such term in
Section 9.04(b) of the Servicing Agreement.

                  "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term Guarantee shall not include (x) endorsements for collection or deposit, in either case in the ordinary course of business, (y) any guarantee by any Person within the LIFT Group of the obligations of another Person within the LIFT Group in respect of such Person's obligations in connection with any Aircraft Assets, whether as lessor, seller or otherwise, or
(z) the delivery of a bond or similar instrument by or on behalf of any Person within the LIFT Group in connection with the detention or repossession of any Aircraft Assets.

                                                                            15
                     APPENDIX A TO THE SERVICING AGREEMENT

                  "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (e) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP, (f) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and
(g) all Indebtedness of other Persons Guaranteed by such Person.

                  "INDEMNIFIED PARTIES" means GE Capital, the Servicer and their respective Affiliates and each of GE Capital's, the Servicer's and their respective Affiliates' Representatives.

                  "INDENTURE" means the Trust Indenture dated as of June 26, 2001, among LIFT, LIFT Trust-Sub 1, the Administrative Agent and Bankers Trust Company, as trustee.

                  "INDEPENDENT REPRESENTATIVE" has the meaning assigned to such term in Section 3.02(c) of the Servicing Agreement.

                  "INDEPENDENT TRUSTEES" means the independent trustees of LIFT.

                  "INITIAL EXCHANGE OFFER" means the Exchange Offer with respect to the Notes issued on the Closing Date.

                  "LEASE" means any lease or other agreement or arrangement pursuant to which any Person (other than a Person within the LIFT Group) has the right to possession and use of any Aircraft Asset.

                                                                            16
                     APPENDIX A TO THE SERVICING AGREEMENT

                  "LEASE OPERATING BUDGET" has the meaning assigned to such term in Section 7.03(a) of the Servicing Agreement.

                  "LESSEE" means the lessee (or equivalent Person) in respect of a Lease.

                  "LESSEE CONTACT" has the meaning assigned to such term in
Section 2.01(a) of the Servicing Agreement.

                  "LESSEE FUNDED ACCOUNT" has the meaning assigned to such term in Section 3.01(a) of the Indenture.

                  "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LIFT" means Lease Investment Flight Trust, a Delaware statutory business trust.

                  "LIFT GROUP" has the meaning assigned to such term in Section 2.01(a) of the Servicing Agreement.

                  "LIFT GROUP GUARANTEES" means each Guarantee, in the form set forth as Appendix B to the Servicing Agreement, issued by each Person within the LIFT Group (other than LIFT) pursuant to Section 6.13 of the Servicing Agreement.

                  "LIFT GROUP LIABILITIES" means any obligations or liabilities of any Person within the LIFT Group (whether accrued, absolute, contingent, unasserted, known or unknown or otherwise).

                  "LOSSES" means any and all liabilities (including liabilities arising out of the doctrine of strict liability), obligations, losses, damages, penalties, Taxes, actions, suits, judgments, costs, fees, expenses (including reasonable legal fees, expenses and related charges and costs of investigation) and disbursements, of whatsoever kind and nature; PROVIDED, HOWEVER, the term "Losses" shall not include any Indemnified Party's management time or overhead expenses.

                                                                           17
                     APPENDIX A TO THE SERVICING AGREEMENT

                  "MAINTENANCE RESERVES" means the maintenance reserves under each of the Leases.

                  "MATERIAL ADVERSE EFFECT" with respect to any Person means an event, condition, matter, change or effect that impacts or, insofar as reasonably can be foreseen, in the future is likely to impact, in a material adverse manner, the condition (financial or otherwise), properties, assets, liabilities, earnings, capitalization, shareholders' equity, licenses or franchises, businesses, operation or prospects of such Person or the ability of such Person to perform fully any of its obligations under any of the Operative Agreements.

                  "MONTHLY BASE FEE" has the meaning assigned to such term in
Section 9.01(a) of the Servicing Agreement.

                  "MONTHLY PAYMENT PERIOD" has the meaning assigned to such term in Section 7.3(a) of Schedule 2.02(a) to the Servicing Agreement.

                  "NET PROCEEDS" has the meaning assigned to such term in
Section 2.03(g) of the Servicing Agreement.

                  "NEW ACCOUNTS" has the meaning assigned to such term in
Section 7.1(b) of Schedule 2.02(a) to the Servicing Agreement.

                  "NONTERMINATING PARTY" has the meaning assigned to such term in Section 10.02(c)(i) the Servicing Agreement.

                  "NOTES" means any class or subclass of Notes issued pursuant to the Indenture on the Closing Date, any Exchange Notes, any Additional Notes and any Refinancing Notes, in each case issued pursuant to the Indenture (or pursuant to any supplements thereto).

                  "NOTE TARGET PRICE" has the meaning assigned to such term in
Section 5.02(g) of the Indenture.

                  "NOTES OFFERING" has the meaning assigned to such term in
Section 2.03(a)(i) of the Servicing Agreement.

                  "NOTICE OF TERMINATION" means a Termination Notice.

                     APPENDIX A TO THE SERVICING AGREEMENT

                  "OFFICER'S CERTIFICATE" means, as to any Person, a certificate of the President, any Vice President or Assistant Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, or any Director.

                  "OPERATIVE AGREEMENTS" means the Servicing Agreement, the LIFT Group Guarantees and all other agreements, instruments or other documents which are required by the terms of any thereof to be delivered in connection with any of the foregoing documents.

                  "ORIGINAL AIRCRAFT" means any "Aircraft" (as defined in the Asset Purchase Agreement); PROVIDED, HOWEVER, that Original Aircraft shall not include any "Aircraft" (x) which shall have suffered an "Event of Loss" (as defined in the Asset Purchase Agreement) and in respect of which the loss proceeds shall have become payable to the appropriate Person within the LIFT Group, (y) with respect to which a payment has been made pursuant to Section 4.2 of the Asset Purchase Agreement or (z) with respect to which a Delivery has been effected.

                  "OTHER ASSETS" has the meaning assigned to such term in
Section 3.02(a) of the Servicing Agreement.

                  "OUTSTANDING PRINCIPAL BALANCE" has the meaning assigned to such term in Section 1.01 of the Indenture.

                  "OVERHEAD EXPENSES" has the meaning assigned to such term in
Section 9.06(a) of the Servicing Agreement.

                  "PARENT PARTIES" means, initially, General
Electric Capital Corporation, or upon Delivery of the relevant Aircraft Asset, LIFT Trust-Sub 1, Lease Investment Flight Trust, Automatic LIFT I, LP, and/or each other Person which from time to time is the legal or beneficial owner, directly or indirectly, of more than 50% of the capital stock, membership interests, beneficial interest, partnership interests or other interests of or in Lessor or Owner, and their successors and assigns.

                  "PARTIAL TERMINATION" has the meaning assigned to such term in
Section 10.02(a)(ii) of the Servicing Agreement.

                  "PAYMENT DATE" means the 15th day of each month, commencing on June 26, 2001; PROVIDED, HOWEVER, that, if

                     APPENDIX A TO THE SERVICING AGREEMENT

any Payment Date would otherwise fall on a day that is not a Business Day, the relevant Payment Date shall be the first following day which is a Business Day.

                  "PERMITTED ACCOUNT INVESTMENTS" has the meaning assigned to such term in Section 1.01 of the Indenture.

                  "PERSON" means any individual, firm, corporation, limited liability company, partnership, trust, body of persons, joint venture, governmental authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "PRECEDENT LEASE" has the meaning assigned to such term in
Section 3(b) of Schedule 2.02(a) to the Servicing Agreement.

                  "PRIME RATE" means the rate of interest per annum publicly announced from time to time by Bankers Trust Company as its prime rate in effect at its principal office in New York City; each change in the "Prime Rate" shall be effective on the date such change is announced.

                  "PRO FORMA LEASE" has the meaning assigned to such term in
Section 3(b) of Schedule 2.02(a) to the Servicing Agreement.

                  "PROSPECTUS" has the meaning assigned to such term in Section 2.03(a)(i) of the Servicing Agreement.

                  "PURCHASE AGREEMENT" means the Purchase Agreement dated as of June 13, 2001, among LIFT, Automatic Aircraft, LP and Credit Suisse First Boston Corporation.

                  "QUARTER" means each fiscal quarter.

                  "RATING AGENCIES" means each of Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc. and Moody's
Investors Service, Inc. and any successors to either of the foregoing.

                  "RATINGS" means the then current rating assigned by a Rating Agency in respect of the Notes.

                  "REFINANCING NOTES" means any class or subclass of Notes issued pursuant to the Indenture (or pursuant to supplements thereto) at any time after the Closing Date,

                                                                          20
                     APPENDIX A TO THE SERVICING AGREEMENT

the proceeds of which are used to repay all or any part of the then outstanding Notes.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Closing Date, between LIFT and Credit Suisse First Boston Corporation, Lehman Brothers Inc. and Salomon Smith Barney Inc., and any other agreement entered into between LIFT and a purchaser of Notes providing for the registration of such Notes under the Securities Act of 1933.

                  "RENT COLLECTED FEE" has the meaning assigned to such term in
Section 9.03(a)(ii) of the Servicing Agreement.

                  "RENT FEES" has the meaning assigned to such term in Section
9.01 of the Servicing Agreement.

                  "RENT PAYABLE FEE" has the meaning assigned to such term in
Section 9.03(a)(i) of the Servicing Agreement.

                  "RENTS" means the basic rent payable pursuant to a Lease and in the event that the agreement or arrangement pursuant to which possession of any Aircraft Asset is given is other than as a lease, amounts equivalent to any basic rent.

                  "REPLACEMENT SERVICER" means a replacement servicer to perform some or all of the Services under the Servicing Agreement formerly performed by the Servicer, appointed in accordance with Section 10.04(c) of the Servicing Agreement.

                  "REPORTING PERIOD" has the meaning assigned to such term in
Section 9.1(a) of Schedule 2.02(a) to the Servicing Agreement.

                  "REPRESENTATIVES" with respect to any Person means the officers, directors, employees, advisors and agents of such Person.

                  "REQUIRED EXPENSES AMOUNT" has the meaning assigned to such term in Section 1.01 of the Indenture.

                  "RESTRICTED LESSEE CONTACT" has the meaning assigned to such term in Section 2.01 of the Servicing Agreement.

                                                                           21
                     APPENDIX A TO THE SERVICING AGREEMENT

                  "SALES FEE" has the meaning assigned to such term in Section
9.01 of the Servicing Agreement.

                  "SECURITY TRUST AGREEMENT" means the Security Trust Agreement dated as of the Closing Date among LIFT, LIFT Trust-Sub 1, Bankers Trust Company, as Security Trustee and the operating bank, and the other parties thereto.

                  "SECURITY TRUSTEE" means Bankers Trust Company, a New York banking corporation, in its capacity as security trustee pursuant to the Security Trust Agreement.

                  "SERVICER" means GECAS.

                  "SERVICER DELEGATE" has the meaning assigned to such term in
Section 12.01 of the Servicing Agreement.

                  "SERVICER DISCLOSURE" has the meaning assigned to such term in
Section 2.03(a)(i) of the Servicing Agreement.

                  "SERVICER INFORMATION" has the meaning assigned to such term in Section 2.03(m) of the Servicing Agreement.

                  "SERVICES" has the meaning assigned to such term in Section 2.02(a) of the Servicing Agreement.

                  "SERVICING AGREEMENT" or "AGREEMENT" means the Servicing Agreement dated as of June 26, 2001, between LIFT and the Servicer.

                  "SERVICING FEES" means the Monthly Base Fee, the Sales Fee, the Rent Fees and the Additional Servicing Fees.

                  "SHADOW DIRECTOR/RELATED COMPANY CLAIMS" has the meaning assigned to such term in Section 11.04 of the Servicing Agreement.

                  "SIGNIFICANT SUBSIDIARY" means any Person within the LIFT Group that has title to, or any other indicia of ownership in, any Aircraft Assets.

                  "STANDARD OF CARE" has the meaning assigned to such term in
Section 3.01 of the Servicing Agreement.

                     APPENDIX A TO THE SERVICING AGREEMENT

                  "STANDARD OF LIABILITY" has the meaning assigned to such term in Section 3.03 of the Servicing Agreement.

                  "STATED SERVICES OBLIGATION" has the meaning assigned to such term in Section 7.3(a) of Schedule 2.02(a) to the Servicing Agreement.

                  "STIPULATED INTEREST RATE" means, for any period, a rate per annum equal to the Prime Rate in effect during such period plus 2 percent per annum.

                  "SUBSIDIARY" of any Person means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

                  "SWAP PROVIDER" has the meaning assigned to such term in
Section 1.01 of the Indenture.

                  "TAX" or "TAXES" means all fees (including documentation, license and registration fees), taxes, assessments, levies, impositions, duties, withholdings and other governmental charges of any nature whatsoever (including taxes based upon or measured by gross receipts, income, profits, sales, use or occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, social security, employment, excise, documentary, stamp, corporation, corporation profits, advance corporation, capital duty, capital gains, capital acquisitions, wealth, vehicle registration, social insurance, and property taxes), together with all interest, fines, penalties and additions imposed with respect to such amounts.

                  "TAXPAYER" means any Person within the LIFT Group or any predecessor of any Person within the LIFT Group, or any successor to any Person within the LIFT Group (but not including GE Capital, the Servicer or any of their Affiliates).

                                                                         23
                     APPENDIX A TO THE SERVICING AGREEMENT

                  "TERMINATING PARTY" has the meaning assigned to such term in
Section 10.02(c)(i) of the Servicing Agreement.

                  "TERMINATION NOTICE" has the meaning assigned to such term in
Section 10.02(c)(i) of the Servicing Agreement.

                  "THIRD PARTY CLAIM" means a claim by a third party arising out of a matter for which an Indemnified Party is entitled to be indemnified pursuant to the indemnity provisions of the Servicing Agreement.

                  "TRANSACTION APPROVAL REQUIREMENTS" has the meaning assigned to such term in Section 7.04(c) of the Servicing Agreement.

                  "TRANSACTION COSTS" means all out-of-pocket expenses incident to any Notes Offering (specifically excluding, except to the extent otherwise expressly included herein, any direct or indirect commissions, discounts, fees or other remuneration allowed or paid to any underwriters in connection with any such Notes Offering), including the cost of printing any offering documents (including the Prospectus) and any expenses (including fees and disbursements of counsel) incurred by any underwriters in connection with qualification of the Notes for sale under the laws of such jurisdictions as the underwriters designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for any filing fees of the National Association of Securities Dealers, Inc. relating to the Notes and for expenses incurred in distributing any Prospectuses.

                  "TRUST AGREEMENT" means the Trust Agreement dated as of June 12, 2001, between Automatic LIFT I LP, as depositor and Wilmington Trust Company, as Owner Trustee.

                  "TRUSTEE" has the meaning assigned to such term in the Indenture.

                  "TRUSTEE FEES" means the fees paid to the Trustee in consideration of the services rendered by the Trustee pursuant to Article VI of the Indenture.

                  "U.S. GAAP" means generally accepted accounting principles in the United States.

                     APPENDIX A TO THE SERVICING AGREEMENT

                  "U.S. TAX CODE" means the United States Internal Revenue Code of 1986, as amended.

                  "YEAR" means each fiscal year ended December 31.

                                                           APPENDIX B TO THE
                                                          SERVICING AGREEMENT

                          GUARANTEE dated as of [insert date], made by
                      [insert name] ("Guarantor") in favor of GE CAPITAL AVIATION SERVICES, LIMITED (the "Servicer") and its Affiliates relating to the Servicing Agreement dated as of June 26, 2001 (the "Agreement"), between the Servicer and LEASE INVESTMENT FLIGHT TRUST ("LIFT").

                  WHEREAS pursuant to the Agreement, the Servicer has agreed to provide Services to each Person within the LIFT Group in accordance with and to the extent set forth in the Agreement;

                  WHEREAS the Obligor is a party to the Agreement and is liable for any and all amounts due and owing to the Servicer and any of its Affiliates under the Agreement; and

                  WHEREAS each Person within the LIFT Group is a direct or indirect beneficiary of the Services performed by the Servicer pursuant to the Agreement.

                  NOW, THEREFORE, in consideration of the premises and to induce the Servicer to enter in the Agreement and to perform the Services thereunder, Guarantor hereby agrees, for the benefit of the Servicer and its Affiliates, as follows:
                  1. Guarantor unconditionally and irrevocably guarantees to the Servicer and its Affiliates (a) the due and punctual payment of all amounts due to the Servicer and its Affiliates from the Obligor under the Agreement, whether now existing or hereafter incurred, and (b) the due and punctual performance of all other obligations of the Obligor to the Servicer and its Affiliates under the Agreement (all the foregoing being hereinafter collectively called the "Obligations") and any and all fees and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Servicer and its Affiliates in enforcing any rights under this Guarantee, all without regard to any counterclaim, set-off, deduction or defense of any kind which the Obligor or Guarantor may have or assert, and without abatement, suspension, deferment or diminution on account of any event or condition whatsoever. In case of failure of the Obligor punctually to pay any of the amounts referred to in clause (a) above, Guarantor hereby agrees to cause such amounts to be paid punctually when and as

                      APPENDIX B TO THE SERVICING AGREEMENT

the same shall become due and payable as if such payment were made by the Obligor. Guarantor further agrees that this Guarantee constitutes a guarantee of payment when due and not of collection.

                  2. The liability of the undersigned under this Guarantee shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) any lack of enforceability against the Obligor of any Obligation, (ii) any change of the time, manner or place of payment, or any other term, of any Obligation, (iii) any exchange, release or nonperfection of any collateral securing payment of any Obligation or any other guarantee in respect thereof, (iv) any law, regulation or order of any jurisdiction affecting any term of any Obligation or the Servicer's or any of its Affiliates' rights with respect thereto and (v) any other circumstance which might vary the risk of or otherwise constitute a defense available to, or a discharge of, the Obligor, Guarantor or any surety. The Guarantor waives, to the fullest extent permitted by Applicable Law, promptness, diligence and notices with respect to any Obligation and this Guarantee and any requirement that the Servicer or any of its Affiliates exhaust any right or take any action against the Obligor, any collateral security or any other guarantor.

                  3. In the event that the Guarantor is required by any applicable law to make any deduction or withholding for or on account of Taxes from any payment to be made by it hereunder, then it shall (i) pay over to the government or taxing authority imposing such Tax the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from the additional amounts required to be paid pursuant to clause (ii) below), (ii) pay to the Servicer or its Affiliates, as the case may be, together with such payment such additional amounts as may be necessary in order that the net amount received by the Servicer or its Affiliates, as the case may be, will be not less than the full amount of such payment which would otherwise have been receivable had no such deduction or withholding been required and (iii) forward to the Servicer as soon as possible such tax receipts or other official documentation with respect to the payment of the Taxes so deducted or withheld as may be issued from time to time by such government or taxing authority.

                  4. Guarantor further agrees that this Guarantee shall continue to be effective or be reinstated, as the

                                                                            3
                      APPENDIX B TO THE SERVICING AGREEMENT


case may be, if at any time payment, or any part thereof, of any Obligation or interest thereon is rescinded or must otherwise be restored by the Servicer upon the bankruptcy or reorganization of the Obligor, Guarantor or otherwise.

                  5. Upon payment by Guarantor of any sums to the Servicer or its Affiliates under this Guarantee, all rights of Guarantor against the Obligor arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the obligations of the Obligor under the Agreement.

                  6. The Guarantor represents and warrants as of the date hereof to the Servicer and its Affiliates that:

                  (a) the Guarantor is a corporation or business trust duly organized and validly existing and, if relevant, in good standing under the laws of the jurisdiction in which it is legally organized, and has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guarantee;

                  (b) the Guarantor has taken all necessary corporate and legal action to authorize the guarantee hereunder on the terms and conditions of this Guarantee and to authorize its execution, delivery and performance;

                  (c) this Guarantee has been duly executed and delivered by a duly authorized officer or Representative of the Guarantor, and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms;

                  (d) the execution, delivery and performance of this Guarantee will not constitute a default under or violate any provision of any law or regulation, or any judgment or order of any court, arbitrator or governmental authority, in each case applicable to the Guarantor, constituent documents of the Guarantor, or any agreement to which the Guarantor is a party; and

                  (e) no consent of any other Person, and no consent, license, permit, approval or authorization

                      APPENDIX B TO THE SERVICING AGREEMENT



         of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority, is required in connection with the execution delivery, performance, validity or enforceability with respect to the Guarantor of this Guarantee.

                  7. This Guarantee shall remain in full force and effect and be binding in accordance with its terms upon the Guarantor and shall inure to the benefit of the Servicer and its Affiliates until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by indefeasible payment in full.

                  8. The obligations of Guarantor under this Guarantee may not be assigned or delegated without the prior written consent of the Servicer.

                  9. The liability of the Guarantor under this Guarantee is limited to the maximum amount that will result in the obligations of the Guarantor not constituting a fraudulent conveyance or fraudulent transfer under Applicable Law.

                  10. This Guarantee shall be governed by the Documentary Conventions, and all capitalized terms used but not defined herein have the meanings assigned to such terms in Appendix A to the Agreement. The construction and usage set forth in such Appendix A are incorporated herein by reference.


                  IN WITNESS WHEREOF, Guarantor has executed this Guarantee as of the date first above written.


                                                   [Insert Name of Guarantor]
                                                       by

                                                         ----------------------
                                                       Name:
                                                       Title:

                                                            APPENDIX C TO THE
                                                          SERVICING AGREEMENT

                                     NOTICES


GE CAPITAL AVIATION SERVICES, LIMITED
Aviation House
Shannon, County Clare
Ireland
Attention: Company Secretary

Fax: (353) 61-360888
Telephone: (353) 61-706500

with a copy to:

GE Capital Aviation Services, Inc.
201 High Ridge Road (Ground Floor)
Stamford, Connecticut 06927
Attention:  General Counsel

Fax: (203) 921-0029
Telephone: (203) 961-2985

Lease Investment Flight Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

Fax: (302) 651-8882
Telephone: (302) 651-1000

with a copy to:

Phoenix American Financial Services, Inc.
2401 Kerner Boulevard
San Rafael, California 94901

Attention: Financial Services Division

Fax: (415) 485-4522
Telephone: (415) 485-4500